Filed Pursuant to Rule 424(b)(3)
Registration No. 333-257743

PROSPECTUS

Offers to Exchange

Any and All Outstanding Capital Securities Specified Below

For an Equivalent Principal Amount of Subordinated Notes

and

Solicitation of Consents to Amend the Related Capital Securities Indentures

Lincoln National Corporation, an Indiana corporation (“LNC,” the “Company,” “we,” “us,” and “our”), is offering to exchange any and all validly tendered and accepted junior subordinated debentures (which we refer to collectively as “capital securities”) of the following two series for an equivalent principal amount of subordinated notes to be issued by LNC as described in, and for the consideration summarized in, the table below and as set forth herein, which we collectively refer to as the “exchange offers.” We refer to each series of subordinated notes to be issued by LNC listed in the table below as the “subordinated notes.”

Capital Securities to be Exchanged	Aggregate Principal Amount Outstanding	Subordinated Notes to be Issued	Minimum Exchange Condition	Principal Amount of Subordinated Notes for each $1,000 of Capital Securities
7.00%(1) Capital Securities due 2066 (CUSIP 534187 AS8) (the “2066 capital securities”)	$722,527,000	Floating Rate(2) Subordinated Notes due 2066 (CUSIP 534187 BN8) (the “subordinated notes due 2066”)	Majority	$1,000 (exchange ratio 1:1)
6.05%(1) Capital Securities due 2067 (CUSIP 534187 AU3) (the “2067 capital securities”)	$490,710,000	Floating Rate(2) Subordinated Notes due 2067 (CUSIP 534187 BP3) (the “subordinated notes due 2067”)	Majority

(1)

Interest on the capital securities is currently payable in arrears until maturity on a quarterly basis at an annual rate based on 3-month LIBOR plus the applicable margin, as set forth under “Comparison of Rights of Securityholders.” The capital securities do not contain provisions to transition to a new reference rate in the event that LIBOR is unavailable. See “Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations—The capital securities do not contain provisions providing for an alternative reference rate for determining the interest rate payable on the capital securities in the event that LIBOR is discontinued.”

(2)

Interest on the subordinated notes is initially payable in arrears until maturity on a quarterly basis at an annual rate based on 3-month LIBOR plus the applicable margin associated with the comparable series of capital securities, as set forth under “Description of the Subordinated Notes—Interest.” The interest rate will be determined by reference to a different reference rate than 3-month LIBOR if we or our designee determine that a benchmark transition event and its related benchmark replacement date (each as defined in “Description of the Subordinated Notes—Certain Defined Terms”) have occurred with respect to 3-month LIBOR. If a benchmark transition event and its related benchmark replacement date occur, interest shall thereafter be based on the benchmark replacement (as defined in “Description of the Subordinated Notes—Certain Defined Terms”), which will initially be the rate that would apply for derivatives transactions referencing the ISDA Definitions (as defined in “Description of the Subordinated Notes—Certain Defined Terms”) effective upon the occurrence of an index cessation effective date with respect to 3-month LIBOR plus the applicable benchmark replacement adjustment, as set forth under “Description of the Subordinated Notes—Interest,” in each case plus the applicable margin.

Each exchange offer will expire at 5:00 p.m., New York City time, on August 9, 2021, which we refer to as the “expiration date,” unless LNC, in its sole discretion, elects to extend the period of time during which an exchange offer is open, in which event the expiration date for such exchange offer shall be the latest time and date at which such exchange offer, as extended, expires. You may withdraw capital securities tendered in an exchange offer at any time on or prior to the expiration date.

In exchange for each $1,000 principal amount of capital securities that is validly tendered on or prior to the expiration date and not validly withdrawn, holders will be eligible to receive $1,000 principal amount of the corresponding series of subordinated notes. Holders will not be eligible to receive cash consideration in respect of either exchange offer.

The subordinated notes issued in exchange for the capital securities will be the unsecured subordinated obligations of LNC, will rank senior to all of the capital securities, will rank pari passu, or equally, with all of LNC’s future unsecured subordinated debt the terms of which provide that such indebtedness ranks equally with the subordinated notes and certain other obligations and will rank junior to all of our existing and future senior indebtedness (as such term is defined in and subject to the provisions described in this prospectus under “Description of the Subordinated Notes—Subordination”). The subordinated notes will be structurally subordinated to all existing and future liabilities of LNC’s subsidiaries and will be effectively subordinated to LNC’s secured indebtedness to the extent of the value of the collateral securing such indebtedness. There will be no sinking fund for the subordinated notes. The subordinated notes will be obligations of LNC only and will not be obligations of, and will not be guaranteed by, any of its subsidiaries.

Each subordinated note will have a maturity date that is identical to the maturity date of the tendered capital security and will bear interest at an annual rate equal to the interest rate of the corresponding capital security, except that the interest rate will be determined by reference to a different reference rate than 3-month LIBOR if we or our designee determine that a benchmark transition event and its related benchmark replacement date (each as defined in “Description of the Subordinated Notes—Certain Defined Terms”) have occurred with respect to 3-month LIBOR, as set forth under “Description of the Subordinated Notes—Interest.” Upon the occurrence of a benchmark transition event and its related benchmark replacement date, interest will be based on the benchmark replacement (as defined in “Description of the Subordinated Notes—Certain Defined Terms”), which will initially be the ISDA fallback rate (as defined in “Description of the Subordinated Notes—Certain Defined Terms”), which is the rate that would apply for derivatives transactions referencing the ISDA Definitions (as defined under “Description of the Subordinated Notes—Certain Defined Terms”) effective upon the occurrence of an index cessation effective date with respect to 3-month LIBOR, excluding the ISDA fallback adjustment (as defined in “Description of the Subordinated Notes—Certain Defined Terms”), plus the applicable benchmark replacement adjustment, as set forth under “Description of the Subordinated Notes—Interest”, in each case plus the margin currently applicable to each capital security (2.3575% in the case of the 2066 capital securities and 2.0400% in the case of the 2067 capital securities). The ISDA fallback rate and ISDA fallback adjustment are described in more detail under “ISDA Fallback Provisions.” Each subordinated note will have identical quarterly interest payment dates to the corresponding tendered capital security (which will be the first interest payment date falling after the settlement date in the case of any tendered capital security for which the corresponding record date falls before the expiration date), and will accrue interest from (and including) the most recent interest payment date of the tendered capital security. No accrued but unpaid interest will be paid in connection with the exchange offers.

In addition, so long as no event of default with respect to the applicable series of subordinated notes has occurred and is continuing, LNC will have the right, on one or more occasions, to defer the interest on the subordinated notes as described under “Description of the Subordinated Notes—Optional Deferral of Interest” in this prospectus for one or more consecutive interest periods that do not exceed five years for a single deferral period. Deferred interest will accrue additional interest at the interest rate then applicable to the relevant series of subordinated notes. See “Description of the Subordinated Notes—Optional Deferral of Interest.”

We may redeem a series of subordinated notes in whole at any time or in part from time to time on or after the date that is five years after the settlement date at a redemption price equal to the principal amount to be redeemed plus accrued and unpaid interest to but excluding the date of redemption. We may also redeem a series of subordinated notes in whole, but not in part, at any time within 90 days after the occurrence of a “tax event”, a “rating agency event” or a “regulatory capital event” (in each case as defined under Description of the Subordinated Notes—Redemption”) at a redemption price equal to (i) in the case of a “tax event” or a “regulatory capital event”, the principal amount to be redeemed plus accrued and unpaid interest to but excluding the date of redemption or (ii) in the case of a “rating agency event”, 102% of their principal amount plus accrued and unpaid interest to but excluding the date of redemption.

The terms of the subordinated notes will also materially differ from the outstanding capital securities in other respects as set forth in “Comparison of Rights of Securityholders.”

Concurrently with the exchange offers, LNC is also soliciting consents from each holder of the capital securities, upon the terms and conditions set forth in this prospectus, to certain amendments to each series of capital securities and the capital securities indentures (as defined below) governing it, which we refer to as the “proposed amendments.” Consents may be revoked at any time on or prior to the expiration date. Consents may be revoked only by withdrawing the related capital securities in the applicable exchange offer and the withdrawal of any capital securities will automatically constitute a revocation of the related consents.

You may not consent to the proposed amendments to the applicable capital securities indenture without tendering your capital securities in the applicable exchange offer, and you may not tender your capital securities into the applicable exchange offer without consenting to the applicable proposed amendments. By tendering your capital securities for exchange, you will be deemed to have validly delivered your consent with respect to such tendered capital securities to the proposed amendments to the applicable capital securities indenture under which such tendered capital securities were issued, as described in “The Proposed Amendments.” You may revoke your consent at any time on or before the expiration date but you will not be able to revoke your consent after the expiration date as described in this prospectus.

LNC issued the 2066 capital securities pursuant to the Third Supplemental Junior Subordinated Indenture, dated as of May 17, 2006, between LNC, as issuer, and the capital securities trustee (as defined below and as successor in interest to J.P. Morgan Trust Company, National Association, Bank One Trust Company, National Association and The First National Bank of Chicago), as trustee, which we refer to as the “2066 capital securities supplemental indenture”, supplementing the Junior Subordinated Indenture, dated as of May 1, 1996, between LNC and the capital securities trustee, which we refer to as the “capital securities base indenture.” We refer to the capital securities base indenture, as amended and supplemented by the 2066 capital securities supplemental indenture as the “2066 capital securities indenture.”

LNC issued the 2067 capital securities pursuant to the Fifth Supplemental Junior Subordinated Indenture, dated as of March 13, 2007, between LNC, as issuer, and the capital securities trustee, which we refer to as the “2067 capital securities supplemental indenture”, supplementing the capital securities base indenture and the Fourth Supplemental Junior Subordinated Indenture, dated as of November 1, 2006, between LNC and the capital securities trustee (together with the 2066 capital securities indenture, the “capital securities indentures”). The Bank of New York Mellon Trust Company, N.A. serves as trustee with respect to the capital securities indentures. We refer to The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee under each of the capital securities indentures, as the “capital securities trustee.”

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed in “The Exchange Offers and Consent Solicitations” and “Certain Conditions to the Exchange Offers and Consent Solicitations,” including the condition that at least a majority of the outstanding aggregate principal amount of the relevant series of the capital securities outstanding are validly tendered and not properly withdrawn (the “minimum exchange condition”). LNC may, at its option and in its sole discretion, waive any such conditions, including the minimum exchange condition (except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Securities and Exchange Commission (the “SEC”)).

If any exchange offer is consummated, we have agreed to pay a fee (the “soliciting broker fee”) equal to $2.50 for each $1,000 principal amount of capital securities that are validly tendered and accepted for exchange pursuant to such exchange offer to soliciting retail brokers that are appropriately designated by their clients to receive this fee; provided that such fee will only be paid with respect to tenders by holders whose aggregate principal amount of capital securities is $500,000 or less. See “The Exchange Offers and Consent Solicitations—Soliciting Broker Fees.”

LNC intends to issue the subordinated notes and execute a supplemental indenture with respect to each affected series of capital securities with respect to the proposed amendments on or about the second business day following the expiration date. We refer to the date on which LNC issues such subordinated notes as the “settlement date.” The capital securities are not listed on any securities exchange. LNC does not intend to list the subordinated notes on any securities exchange.

This investment involves risks. Prior to participating in any of the exchange offers and consenting to the proposed amendments, please see “Risk Factors” beginning on page 22 of this prospectus for a discussion of risks that you should consider in connection with your investment in the subordinated notes.

This prospectus and any other offering or marketing material relating to the exchange offers is not a prospectus for the purposes of the Prospectus Regulation. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended, and includes any relevant implementing measure in any member state of the European Economic Area (the “EEA”) which has implemented the Prospectus Regulation and, in relation to the United Kingdom (“United Kingdom”), means the Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”).

PROHIBITION OF OFFERS TO EEA RETAIL INVESTORS. The subordinated notes are not intended to be offered or otherwise made available to and should not be offered or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering the subordinated notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering the subordinated notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS. The subordinated notes are not intended to be offered or otherwise made available to and should not be offered or otherwise made available to any retail investor in the United Kingdom. For these purposes: the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “United Kingdom PRIIPs Regulation”) for offering the subordinated notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering the subordinated notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the United Kingdom PRIIPs Regulation.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of LNC, its Board of Directors, the exchange agent, the information agent, the capital securities trustee, the subordinated notes trustee (as defined below) or the dealer managers makes any recommendation as to whether any holder of capital securities should tender its capital securities into the exchange offers and deliver consents to the proposed amendments to the applicable capital securities indenture.

The dealer managers for the exchange offers and the consent solicitations are:

Joint Lead Dealer Managers

Credit Suisse Structuring Advisor	HSBC

Co-Dealer Managers

J.P. Morgan	US Bancorp
Siebert Williams Shank

The date of this prospectus is August 5, 2021.

-i-

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed.

As used in this prospectus, the terms “LNC,” the “Company,” “we,” “us,” and “our” refer to LNC and its consolidated subsidiaries, unless the context requires otherwise. References to “LNC” as the issuer of the capital securities and the subordinated notes are to LNC (and not its subsidiaries).

LNC has not, and the dealer managers have not, authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus. LNC and the dealer managers take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus is dated August 5, 2021, and you should not assume that the information contained in this prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this prospectus is accurate as of any date other than the date of the incorporated document.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a consent, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

This prospectus is part of a registration statement that LNC has filed with the SEC. You should read this registration statement, any documents incorporated by reference herein, the exhibits hereto and the additional information described in “Where You Can Find More Information” carefully and in its entirety prior to making any investment decision with respect to the subordinated notes.

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FORWARD-LOOKING STATEMENTS—CAUTIONARY LANGUAGE

This prospectus may contain or incorporate by reference information that includes or is based upon “forward-looking statements.” A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in LNC’s businesses, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including:

•

The continuation of the COVID-19 pandemic, or future outbreaks of COVID-19, and uncertainty surrounding the length and severity of future impacts on the global economy and on our business, results of operations and financial condition;

•	Further deterioration in general economic and business conditions that may affect account values, investment results, guaranteed benefit liabilities, premium levels and claims experience;

•

Adverse global capital and credit market conditions that may affect our ability to raise capital, if necessary, and may cause us to realize impairments on investments and certain intangible assets, including goodwill and the valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•	The inability of our subsidiaries to pay dividends to the holding company in sufficient amounts, which could harm the holding company’s ability to meet its obligations;

•

Legislative, regulatory or tax changes, both domestic and foreign, that affect: the cost of, or demand for, our subsidiaries’ products; the required amount of reserves and/or surplus; our ability to conduct business and our captive reinsurance arrangements as well as restrictions on the payment of revenue sharing and 12b-1 distribution fees;

•	The impact of U.S. federal tax reform legislation on our business, earnings and capital;

•

The impact of Regulation Best Interest or other regulations adopted by the SEC, the Department of Labor or other federal or state regulators or self-regulatory organizations relating to the standard of care owed by investment advisers and/or broker-dealers that could affect our distribution model;

•	Actions taken by reinsurers to raise rates on in-force business;

•	Further declines in or sustained low interest rates causing a reduction in investment income, the interest margins of our businesses, estimated gross profits and demand for our products;

•

Rapidly increasing interest rates causing contract holders to surrender life insurance and annuity policies, thereby causing realized investment losses, and reduced hedge performance related to variable annuities;

•	The impact of the implementation of the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the regulation of derivatives transactions;

•

The initiation of legal or regulatory proceedings against us, and the outcome of any legal or regulatory proceedings, such as: adverse actions related to present or past business practices common in businesses in which we compete; adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and class action cases; new decisions that result in changes in law; and unexpected trial court rulings;

•	A decline or continued volatility in the equity markets causing a reduction in the sales of our subsidiaries’ products; a reduction of asset-based fees that our subsidiaries charge on various

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investment and insurance products; an acceleration of the net amortization of deferred acquisition costs (“DAC”), value of business acquired (“VOBA”), deferred sales inducements (“DSI”) and deferred front-end loads (“DFEL”); and an increase in liabilities related to guaranteed benefit features of our subsidiaries’ variable annuity products;

•

Ineffectiveness of our risk management policies and procedures, including various hedging strategies used to offset the effect of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;

•

A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from the assumptions used in pricing our subsidiaries’ products, in establishing related insurance reserves and in the net amortization of DAC, VOBA, DSI and DFEL, which may reduce future earnings;

•	Changes in accounting principles that may affect our business, results of operations and financial condition;

•

Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse effect such action may have on our ability to raise capital and on our liquidity and financial condition;

•

Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse effect such action may have on the premium writings, policy retention, profitability of our insurance subsidiaries and liquidity;

•

Significant credit, accounting, fraud, corporate governance or other issues that may adversely affect the value of certain financial assets, as well as counterparties to which we are exposed to credit risk, requiring that we realize losses on financial assets;

•

Interruption in telecommunication, information technology or other operational systems or failure to safeguard the confidentiality or privacy of sensitive data on such systems, including from cyberattacks or other breaches of our data security systems;

•	The effect of acquisitions and divestitures, restructurings, product withdrawals and other unusual items;

•	The adequacy and collectability of reinsurance that we have purchased;

•	Future pandemics, acts of terrorism, war or other man-made and natural catastrophes that may adversely affect our businesses and the cost and availability of reinsurance;

•

Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that our subsidiaries can charge for their products;

•	The unknown effect on our subsidiaries’ businesses resulting from evolving market preferences and the changing demographics of our client base; and

•	The unanticipated loss of key management, financial planners or wholesalers.

The risks and uncertainties included here are not exhaustive. Other sections of this prospectus, including “Risk Factors” on page 22, and our most recent Annual Report on Form 10-K, as well as other reports that we file with the SEC, include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

LNC files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC filings of LNC also are available to the public at the SEC website at www.sec.gov. In addition, you may obtain free copies of the documents LNC files with the SEC, including the registration statement on Form S-4 (File No. 333-257743), of which this prospectus forms a part and any of the documents filed with the SEC and incorporated herein by reference, by going to LNC’s website at https://www.lfg.com/public/aboutus/investorrelations or by contacting Nancy A. Smith, Senior Vice President & Secretary, 150 N. Radnor-Chester Road, Radnor, PA 19087, 484-583-1400. To obtain timely delivery of any of our filings, agreements or other documents prior to the expiration date, you must make your request to us no later than August 2, 2021, unless the exchange offers are extended. In the event that we extend the exchange offers, you must submit your request at least five business days before the expiration date of the exchange offers, as extended. The website address of LNC is provided as an inactive textual reference only. The information provided on the Internet website of LNC, other than copies of the documents listed below that have been filed with the SEC, is not part of this prospectus and, therefore, is not incorporated herein by reference.

Statements contained in this prospectus, or in any document incorporated by reference into this prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows LNC to “incorporate by reference” into this prospectus documents that LNC files with the SEC including certain information required to be included in the registration statement on Form S-4, of which this prospectus forms a part. This means that LNC can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is considered to be a part of this prospectus, and later information that LNC files with the SEC will automatically update and supersede that information. LNC incorporates by reference the documents and information filed with the SEC listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”);

•	Those portions of our Proxy Statement for our 2021 Annual Meeting of Shareholders which were also incorporated by reference into Part III of the 2020 Form 10-K;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021; and

•	Our Current Reports on Form 8-K filed with the SEC on March 10, 2021, June 7, 2021, June 22, 2021 and July 7, 2021.

Notwithstanding the foregoing, information furnished by LNC on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will not be deemed to be incorporated by reference into this prospectus, unless a specific statement to the contrary is made with respect to such information.

LNC also incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of this prospectus and before LNC has terminated the offering. LNC’s subsequent filings with the SEC will automatically update and supersede information in this prospectus.

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QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

The following questions and answers are intended to briefly address some commonly asked questions regarding the exchange offers and consent solicitations. These questions and answers may not address all questions that may be important to you as a holder of capital securities. Please refer to “Summary” and the more detailed information contained elsewhere in this prospectus and the documents referred to within or incorporated by reference into this prospectus, all of which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in “Where You Can Find More Information.”

Q:	Who is making the exchange offers and soliciting my consent to amend the capital securities indentures? (Page 10)

A:

Lincoln National Corporation, an Indiana corporation and the issuer of the capital securities, is a holding company that operates multiple insurance and retirement businesses through subsidiary companies. See “Summary—Parties to the Exchange Offers and Consent Solicitations.”

Q:	What are the exchange offers and consent solicitations? (Page 36)

A:

LNC is offering to exchange, upon the terms and conditions set forth in this prospectus, any and all of each series of outstanding capital securities listed on the front cover of this prospectus for series of subordinated notes to be issued by LNC. The capital securities do not contain provisions to transition to a new reference rate in the event that LIBOR is unavailable. See “Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations—The capital securities do not contain provisions providing for an alternative reference rate for determining the interest rate payable on the capital securities in the event that LIBOR is discontinued.” The subordinated notes will include the benchmark transition provisions set forth in “Description of the Subordinated Notes—Interest” in the event that 3-month LIBOR, the reference rate used to determine the interest rate on the capital securities and the subordinated notes, is unavailable. If we or our designee determines that a benchmark transition event and its related benchmark replacement date (each as defined under “Description of the Subordinated Notes—Certain Defined Terms”) have occurred with respect to determining 3-month LIBOR, then the benchmark replacement provisions will thereafter apply to determinations of the rate of interest payable on the subordinated notes. Under the benchmark transition provisions, the rate of interest for the subordinated notes would be determined using the ISDA fallback rate (unless a benchmark transition event and its related benchmark replacement date also occur with respect to benchmark replacements that relate to the ISDA fallback rate, in which case the rate of interest will be based on the next-available benchmark replacement). The ISDA fallback rate is the rate that would apply for derivatives transactions referencing the ISDA Definitions (as defined under “Description of the Subordinated Notes—Certain Defined Terms”) to be effective upon the occurrence of an index cessation effective date with respect to 3-month LIBOR, excluding the ISDA fallback adjustment (as defined under “Description of the Subordinated Notes—Certain Defined Terms”). For more details on the ISDA fallback rate and ISDA fallback adjustment, see “ISDA Fallback Provisions.” The subordinated notes will have identical interest payment dates and maturity dates as the corresponding series of capital securities for which they are being exchanged. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations—Subject Securities of the Exchange Offers.”

LNC is also soliciting consents to the proposed amendments of the capital securities indentures from holders of the capital securities and upon the terms and conditions set forth in this prospectus. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations—Subject Securities of the Consent Solicitations.”

Q:	Why is LNC offering to exchange subordinated notes for capital securities? (Page 36)

A:

LNC is conducting the exchange offers to give existing holders of capital securities the option to obtain higher ranking securities (the subordinated notes) issued by LNC. The subordinated notes also contain benchmark transition provisions to transition to a new reference rate for purposes of determining the interest payable on the subordinated notes in the event that LIBOR is unavailable.

Q:	Why is LNC conducting the consent solicitations with respect to the capital securities? (Page 36)

A:

LNC is conducting the consent solicitations to eliminate various terms and conditions and other provisions under the capital securities indentures. Completion of the consent solicitations is intended to remove certain terms and conditions and other restrictions from the capital securities that have not been included in other recent public offerings of subordinated debt securities by issuers in similar industries as LNC. See “The Exchange Offers and Consent Solicitations—Purpose of the Exchange Offers and Consent Solicitation.”

Q:	How do the capital securities differ from the subordinated notes to be issued in the exchange offers? (Page 36)

A:

While the subordinated notes include several terms that are similar to those in the capital securities, there are numerous ways in which the terms of the subordinated notes materially differ from the capital securities, which you should carefully evaluate before deciding whether to participate in the exchange offers and consent solicitations. Each subordinated note will have a maturity date that is identical to the maturity date of the tendered capital security and will bear interest at an annual rate equal to the interest rate of the corresponding capital security, except that the interest rate will be determined by reference to a different reference rate than 3-month LIBOR if we or our designee determine that a benchmark transition event and its related benchmark replacement date have occurred with respect to 3-month LIBOR, as set forth under “Description of the Subordinated Notes—Interest”. Upon the occurrence of a benchmark transition event and its related benchmark replacement date, interest will be based on the benchmark replacement (as defined in “Description of the Subordinated Notes—Certain Defined Terms”), which will initially be the ISDA fallback rate, which is the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation effective date with respect to 3-month LIBOR excluding the ISDA fallback adjustment, plus the applicable benchmark replacement adjustment, in each case plus the margin currently applicable to each capital security (2.3575% in the case of the 2066 capital securities and 2.0400% in the case of the 2067 capital securities). Under the ISDA 2020 Fallback Protocol and the IBOR Fallback Supplements (collectively, the “ISDA fallback provisions”), upon the occurrence of an index cessation event and its related index cessation effective date with respect to U.S. dollar LIBOR, the alternative reference rate to LIBOR will initially be a Secured Overnight Financing Rate (“SOFR”)-based rate (unless a fallback index cessation event and its related fallback index cessation effective date have occurred with respect to the SOFR). See “ISDA Fallback Provisions” for further information on these fallback rates. ISDA issued a statement on March 5, 2021, which provides that the fallback spread adjustment for all U.S. dollar LIBOR settings published by Bloomberg is fixed as of March 5, 2021, meaning that the spread adjustment under the ISDA fallback provisions for U.S. dollar LIBOR with a tenor of three months is equal to 0.26161%. The capital securities do not contain provisions to transition to a new reference rate in the event that LIBOR is unavailable. See “Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations—The capital securities do not contain provisions providing for an alternative reference rate for determining the interest rate payable on the capital securities in the event that LIBOR is discontinued.”

Each subordinated note will have identical quarterly interest payment dates to the corresponding tendered capital security (which will be the first interest payment date falling after the settlement date in the case of any tendered capital security for which the corresponding record date falls before the expiration date), and will accrue interest from (and including) the most recent interest payment date of the tendered capital security.

We may redeem either series of capital securities at our option, in whole or in part, at any time at a redemption price equal to their principal amount plus accrued and unpaid interest to but excluding the date of redemption. In contrast, we may redeem either series of subordinated notes:

(i)

in whole at any time or in part from time to time on or after the date that is five years after the settlement date at a redemption price equal to the principal amount of that series to be redeemed plus accrued and unpaid interest to but excluding the date of redemption; or

(ii)

in whole but not in part, at any time within 90 days after the occurrence of certain events as described under “Description of the Subordinated Notes—Redemption” at the redemption prices set forth under “Description of the Subordinated Notes—Redemption”.

The terms of the subordinated notes will also materially differ from the capital securities in other respects, including with respect to ranking (as set forth immediately below), deferral of interest payments, certain terms and conditions and events of default. See “Comparison of Rights of Securityholders.”

Q:	What is the ranking of the subordinated notes? (Page 108)

The subordinated notes issued in exchange for the capital securities will be the unsecured subordinated obligations of LNC, will rank senior to all of the capital securities, will rank pari passu, or equally, with all of LNC’s future unsecured subordinated debt the terms of which provide that such indebtedness ranks equally with the subordinated notes and certain other obligations, and will rank junior to all of our existing and future senior indebtedness (as such term is defined in and subject to the provisions described under “Description of the Subordinated Notes—Subordination”). The subordinated notes will be structurally subordinated to all existing and future liabilities of LNC’s subsidiaries and will be effectively subordinated to LNC’s secured indebtedness to the extent of the value of the collateral securing such indebtedness. There will be no sinking fund for the subordinated notes. The subordinated notes will be obligations of LNC only and will not be obligations of, and will not be guaranteed by, any of its subsidiaries.

As of March 31, 2021, LNC had outstanding, on a consolidated basis, approximately $6.6 billion of short- and long-term debt, all of which, other than the capital securities, would be senior to the subordinated notes. The aggregate principal amount of subordinated notes that will be issued in the exchange offers, which may equal up to approximately $1.2 billion, will rank senior to the capital securities and on a parity with future subordinated indebtedness of LNC (including the subordinated notes). As of March 31, 2021, LNC’s subsidiaries had approximately $146.6 billion of outstanding liabilities that effectively rank senior to our current and future senior and subordinated debt securities, including the subordinated notes. See “Risk Factors—Risks Related to the Subordinated Notes—LNC operates through its subsidiaries and, as a result, the subordinated notes will effectively be subordinated to the liabilities of LNC’s subsidiaries” and “Risk Factors—Risks Related to the Subordinated Notes—The subordinated notes are effectively subordinated to almost all of our other indebtedness, other than the capital securities.”

Q:	If I exchange my capital securities, will I receive a cash payment? (Page 36)

A:

Holders will not be eligible to receive cash consideration in respect of either exchange offer. Holders who exchange their capital securities will receive subordinated notes that rank senior to the capital securities and will contain provisions to transition to an alternative reference rate from LIBOR in the event that LIBOR is unavailable, which transition provisions are not included in the capital securities.

You will not receive a cash payment in respect of accrued interest on capital securities. Instead, the subordinated notes you receive in exchange for exchanged capital securities will accrue interest from (and including) the most recent interest payment date of the exchanged capital securities (which will be the first interest payment date falling after the settlement date in the case of any tendered capital security for which the corresponding record date falls before the expiration date).

Subordinated notes will be issued only in denominations of $2,000 and whole multiples of $1,000 in excess thereof. In order to be eligible to receive subordinated notes pursuant to any exchange offer, a holder must validly offer to exchange a nominal amount of capital securities at least equal to such minimum denomination. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations—Subject Securities of the Exchange Offers.”

Q:	Will the subordinated notes be listed on a securities exchange? (Page 30)

A:	LNC does not presently intend to apply to list the subordinated notes on any securities exchange. See “Risk Factors—Risks Related to the Subordinated Notes.”

Q:	What are the proposed amendments that are the subject of the consent solicitations? (Page 126)

A:	The proposed amendments will eliminate various terms and conditions and other provisions under the capital securities indentures.

If we receive valid consents from the holders of the outstanding capital securities sufficient to effect the applicable proposed amendments, assuming all other conditions of the exchange offers and consent solicitations are satisfied or, if permitted, waived, all of the following sections of the capital securities indentures listed below will be deleted or modified, as applicable, with respect to each series of capital securities for which the valid consents from the holders of the majority of the outstanding principal amount of the relevant series of capital securities are received:

•	Section 4.3 (“Trigger Events”) of each of the 2066 capital securities supplemental indenture and the 2067 capital securities supplemental indenture to delete the section in its entirety.

•

Section 6.3 (“Obligation to Effect Certain Sales of Qualifying Securities; Alternative Coupon Satisfaction Mechanism”) of each of the 2066 capital securities supplemental indenture and the 2067 capital securities supplemental indenture to delete the section in its entirety.

•	Article XI (“Limitation on Claims”) of each of the 2066 capital securities supplemental indenture and the 2067 capital securities supplemental indenture to delete this article in its entirety.

•

Sections 4.1 (“Optional Deferral of Interest”), 4.2 (“Notices of Deferral and Trigger Period”), 5.1 (“Events of Default”) and 6.2 (“Certain Restrictions During Optional Deferral Periods or Following a Trigger Event”) of each of the 2066 capital securities supplemental indenture and the 2067 capital securities supplemental indenture to delete references to “Trigger Event” and “Trigger Period” and provisions related to the “Alternative Coupon Satisfaction Mechanism.”

The proposed amendments constitute a single proposal with respect to the applicable series of capital securities, and a consenting holder must consent to the proposed amendments with respect to such series of capital securities in their entirety and may not consent selectively with respect to certain of the proposed amendments. In addition, the proposed amendments would make certain conforming and other changes to the capital securities indentures and the capital securities, including the modification of certain definitions and cross references relating to the above amendments. You may not consent to the proposed amendments to the applicable capital securities indenture and capital securities without tendering your capital securities in the appropriate exchange offer and you may not tender your capital securities for exchange without consenting to the applicable proposed amendments. See “The Proposed Amendments.”

Q:	What consents are required to effect the proposed amendments to the capital securities indentures? (Page 126)

A:

Each capital securities indenture may be amended so that such amendments affect only a particular series of capital securities or so that such amendments affect all securities issued under that capital securities indenture. For the proposed amendments to be adopted with respect to a series of capital securities, valid consents must be received on behalf of holders of at least a majority of the aggregate principal amount of the outstanding capital securities of such series affected by the proposed amendments, and those consents must be received on or prior to the expiration date for the exchange offer applicable to such series. See “The Proposed Amendments.”

Q:	When will the proposed amendments to the capital securities indentures become effective? (Page 127)

A:

If the requisite consents with respect to any series of capital securities are received at or before the expiration date, we will execute a supplemental indenture with respect to the affected series of capital securities on the settlement date. This assumes that all other conditions of the exchange offers and consent solicitations are satisfied, or, in LNC’s sole discretion, waived. See “The Proposed Amendments.”

Q:	What are the consequences of not participating in the exchange offers and consent solicitations at all? (Pages 31, 45)

A:

If the proposed amendments to a given capital securities indenture with respect to any series of capital securities have been adopted, the amendments will apply to all capital securities of such series issued under such capital securities indenture that are not validly tendered and accepted in the applicable exchange offer, even though the holders of those capital securities did not consent to the proposed amendments. As a result, if the proposed amendments are adopted and you continue to hold capital securities following the consummation of the exchange offer, your capital securities will be governed by the relevant capital securities indenture as amended by the proposed amendments, which will have materially less restrictive terms and afford significantly reduced protections to the holders of those capital securities compared to those currently in the capital securities indentures. For example, holders of the capital securities under the amended capital securities indentures will no longer be entitled to the benefits of various terms and conditions and other provisions.

The trading market for any remaining capital securities may also be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the capital securities that are not tendered and accepted more volatile. Consequently, the liquidity, market value and price volatility of capital securities that remain outstanding after the completion of the exchange offers may be materially and adversely affected. Therefore, if your capital securities are not validly tendered and accepted in the applicable exchange offer, it may become more difficult for you to sell or transfer your unexchanged capital securities after the exchange offers. See “Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations.”

Additionally, while the interest rates payable on both the capital securities and the subordinated notes will each be based upon the 3-month LIBOR reference rate, the subordinated notes include provisions that provide for a replacement reference rate in the event of a benchmark transition event and its related benchmark replacement date, while the capital securities do not contain such replacement reference rate provisions. On March 5, 2021, the United Kingdom’s Financial Conduct Authority (“FCA”), which regulates LIBOR, announced that all LIBOR settings will either cease to be provided by any benchmark administrator, or no longer be representative (a) immediately after December 31, 2021, in the case of the 1-week and 2-month U.S. dollar settings; and (b) immediately after June 30, 2023, in the case of the remaining U.S. dollar settings. As a result, the FCA expects that, immediately after June 30, 2023, 3-month U.S. dollar LIBOR settings will no longer be representative of the underlying market and economic reality that such setting is intended to measure and that representativeness will not be restored. As a result, the reference rate determining interest payments for the capital securities may substantially differ from the reference rates for other U.S. dollar denominated floating rate notes with a similar tenor and the interest rate for the capital securities could become fixed. Changes to LIBOR could have a material adverse effect on the value of and returns on the capital securities and, to the extent market acceptance of LIBOR-based notes declines, the liquidity and price at which the capital securities may be sold in the secondary market may be adversely affected. For a summary of the LIBOR fallback provisions in the capital securities, which do not contain provisions for the transition to a new reference rate, see “Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations—The capital securities do not contain provisions providing for an alternative reference rate for determining the interest rate payable on the capital securities in the event that LIBOR is discontinued.”

The subordinated notes will also rank senior to any outstanding capital securities following their issuance. See “—What is the ranking of the subordinated notes?” above. Accordingly, following the completion of the exchange offers, if any subordinated notes are issued, the capital securities will be subordinated and junior to the subordinated notes in right of payment. Due to the subordination provisions in the capital securities, in the event of an insolvency, funds will first be paid to holders of the subordinated notes, then to holders of capital securities. As a result, holders of the capital securities may recover less, ratably, than holders of the subordinated notes. We may also issue additional notes that rank pari passu with the subordinated notes, or that are otherwise senior to the capital securities. The capital securities will be subordinated and junior to any such notes.

Additionally, the terms of the capital securities permit us to continue to make payments on indebtedness that is senior to the capital securities even if interest has not been paid in full on the capital securities. As a result, we may continue to pay interest on the subordinated notes even while we defer interest payments on the capital securities.

Q:	May I tender my capital securities in the exchange offers without delivering a consent in the consent solicitation? (Page 38)

A:

No. By tendering your capital securities of a series for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the capital securities indenture with respect to that specific series, as further described under “The Proposed Amendments.” You may not consent to the proposed amendments to the applicable capital securities indenture and capital securities without tendering your capital securities in the appropriate exchange offer and you may not tender your capital securities for exchange without consenting to the applicable proposed amendments.

Q:	May I deliver a consent in the consent solicitation without tendering my capital securities in the exchange offers (Page 38)

A:

No. As a holder of capital securities, you may deliver your consent to the proposed amendments to a capital securities indenture only by tendering your capital securities governed by such capital securities indenture in the exchange offer.

Q:	Can I revoke my consent without withdrawing my capital securities? (Page 38)

A:

No. You may revoke your consent only by withdrawing the capital securities you have tendered. If the valid withdrawal of your tender occurs before the expiration date, your consent will also be revoked and you will not be eligible to receive subordinated notes unless you validly re-tender capital securities before the expiration date.

Q:	Can I withdraw my previously tendered capital securities and previously delivered consents? Until what time? (Page 44)

A:

Tenders of capital securities and associated consents may be validly withdrawn at any time on or prior to the expiration date. You may revoke your consent only by withdrawing the capital securities you have tendered. Following the expiration date, tenders of capital securities may not be validly withdrawn unless LNC is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the capital securities tendered pursuant to such exchange offer will be promptly returned to the tendering holder. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations—Withdrawal Rights; Revocation of Consents.”

Q:	How do I withdraw my previously tendered capital securities and previously delivered consents? (Page 44)

A:

The procedures by which you may withdraw previously tendered capital securities or cause previously tendered capital securities to be withdrawn will depend upon the manner in which you hold your capital securities.

Tenders of capital securities (and consents to the proposed amendments) in connection with any of the exchange offers may be withdrawn at any time on or prior to the expiration date of the particular exchange offer.

If you previously caused your capital securities to be tendered by giving instructions to a broker, bank or other nominee, you must instruct such broker, bank or other nominee to arrange for the withdrawal of your capital securities. You should contact the institution that holds your capital securities for more details. You should allow sufficient time to ensure timely delivery of the necessary documents. None of LNC, its Board of Directors, the exchange agent, the information agent, the dealer managers or any other person is under any duty to give notification of defects or irregularities with respect to the tenders of capital securities for exchange. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations—Withdrawal Rights; Revocation of Consents.”

Q:	Does LNC have a recommendation with respect to the offers and consent solicitations? (Page 34)

A:

None of LNC, its Board of Directors, the dealer managers, the information agent, the exchange agent, the capital securities trustee or the subordinated note trustee makes any recommendation in connection with the exchange offers or consent solicitations as to whether any holder of capital securities should tender or refrain from tendering all or any portion of the principal amount of that holder’s capital securities (and in so doing, consent to the adoption of the proposed amendments to the capital securities indentures), and no one has been authorized by any of them to make such a recommendation. See “Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations.”

Q:	When will the exchange offers expire? (Page 39)

A:

Each exchange offer will expire immediately following 5:00 p.m., New York City time, on August 9, 2021, unless LNC, in its sole discretion, extends the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations—Expiration Date of the Exchange Offers and Consent Solicitations.”

Q:	How will I be notified if the expiration date is extended? (Page 39)

A:

If LNC extends the exchange offers and consent solicitations or any of them, LNC will inform Global Bondholder Services Corporation, the exchange agent for the exchange offers, which we refer to as the “exchange agent,” of that fact and LNC will make a public announcement of the extension, by no later than 9:00 a.m., New York City time, on the next business day after the applicable exchange offer or consent solicitation were previously scheduled to expire. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations—Extension of and Amendments to the Exchange Offers and Consent Solicitations; Material Changes and Announcements.”

Q:	What are the conditions to the exchange offers or the consent solicitations? (Page 47)

A:

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed in “Certain Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the condition that the principal amount of the relevant series of subordinated notes offered for exchange (and subordinated notes issued) be at least a majority of the outstanding aggregate principal amount of the relevant series of the capital securities outstanding (the “minimum exchange condition”). LNC may, at its option and in its sole discretion, waive any such conditions, including the minimum exchange condition (except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC). For information about other conditions to LNC’s obligations to complete the exchange offers, see “Certain Conditions to the Exchange Offers and Consent Solicitations.”

Q:	Will LNC accept all tenders of capital securities? (Page 40)

A:

Subject to the satisfaction or waiver of the conditions to the exchange offers, LNC will accept for exchange any and all capital securities that (i) have been validly tendered in the exchange offers before the expiration date and (ii) have not been validly withdrawn before the expiration date; provided that the tender of capital securities (and corresponding consents thereto) will only be accepted in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations—Procedures for Tendering and Consenting.”

Q:	What will LNC do with the capital securities accepted for exchange in the exchange offers? (Page 35)

A:	The capital securities surrendered in connection with the exchange offers and accepted for exchange will be retired and cancelled.

Q:	When will LNC issue the subordinated notes? (Page 40)

A:

Assuming the conditions to the exchange offers are satisfied or waived, LNC will issue the subordinated notes in book-entry form through the facilities of The Depository Trust Company, which we refer to as “DTC,” on or about the second business day following the expiration date, which we refer to as the “settlement date.” See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations—Procedures for Tendering and Consenting.”

Q:	How do I exchange my capital securities and consent to the proposed amendments? (Page 40)

A:

If you hold capital securities and wish to exchange such capital securities for the subordinated notes, you must validly tender (or cause the valid tender of) your capital securities using the procedures described in “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations—Procedures for Tendering and Consenting.” The proper tender of capital securities will constitute an automatic consent to the proposed amendments to the relevant capital securities indenture.

The procedures by which you may tender or cause to be tendered capital securities will depend upon the manner in which you hold your capital securities. Beneficial owners of capital securities that hold their capital securities in street name through a broker, dealer, commercial bank, trust company or other nominee, must contact the institution that holds their capital securities and follow such broker, dealer, commercial bank, trust company or other nominee’s procedures for instructing the tender of your capital securities. You should contact the institution that holds your capital securities for more details. No alternative, conditional or contingent tenders will be accepted.

Currently, all of the capital securities are held in book-entry form and can only be tendered through the applicable procedures of DTC.

No guaranteed delivery procedures are being offered in connection with the exchange offers and consent solicitations. You must tender your capital securities and deliver your consent by the expiration date in order to participate in the exchange offers.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of capital securities in connection with the exchange offers will be determined by LNC, in its sole discretion, and its determination will be final and binding.

See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations—Procedures for Tendering and Consenting.”

Q:	Will I have to pay any fees or commissions if I tender my capital securities for exchange in the exchange offers? (Page 50)

A:

You will not be required to pay any fees or commissions to LNC, the dealer managers, the exchange agent or the information agent in connection with the exchange offers. If your capital securities are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your capital securities on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Q:	Who can I talk to if I have any questions about the exchange offers or the consent solicitations?

A:	Questions concerning the terms of the exchange offers or the consent solicitations should be directed to the joint lead dealer managers:

Credit Suisse Securities (USA) LLC

Structuring Advisor

11 Madison Avenue

New York, New York 10010

Attn: Liability Management Group

Toll Free: (800) 820-1653

Collect: (212) 538-2147

E-mail: americas.lm@credit-suisse.com

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Attn: Global Liability Management Group

Toll Free: (866) 811-8049

Collect: (212) 525-5552

E-mail: lmamericas@us.hsbc.com

Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the information agent:

Global Bondholder Services Corporation

65 Broadway, Suite 404

New York, New York 10006

Attn: Corporate Actions

Bank and Brokers Call Collect: (212) 430-3774

All Others, Please Call Toll-Free: (866) 924-2200

Email: contact@gbsc-usa.com

SUMMARY

The following summary highlights selected information in this prospectus and may not contain all the information that may be important to you as a holder of capital securities. Accordingly, we encourage you to read carefully this entire prospectus and the documents referred to in or incorporated by reference into this prospectus. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in “Where You Can Find More Information.”

Parties to the Exchange Offers and Consent Solicitations (Page 36)

Lincoln National Corporation

Lincoln National Corporation (“LNC,” the “Company,” “we,” “us” and “our”) is a holding company that operates multiple insurance and retirement businesses through subsidiary companies. We sell a wide range of wealth protection, accumulation, retirement income and group protection products and solutions through our four business segments: Annuities, Retirement Plan Services, Life Insurance and Group Protection. We also have Other Operations, which includes the financial data for operations that are not directly related to the business segments.

LNC was organized under the laws of the state of Indiana in 1968. We currently maintain our principal executive offices at 150 N. Radnor-Chester Road, Radnor, PA 19087, and our telephone number is (484) 583-1400. “Lincoln Financial Group” is the marketing name for LNC and its subsidiary companies.

Amendments and Supplements (Page v)

LNC may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and the additional information described in “Where You Can Find More Information.”

Risk Factors (Page 22)

Participating in the exchange offers and consent solicitations by tendering capital securities in exchange for subordinated notes or electing not to tender capital securities in each case involves risks that a potential investor should carefully evaluate prior to making such an investment decision. See “Risk Factors.”

Use of Proceeds (Page 35)

LNC will not receive any cash proceeds from the issuance of the subordinated notes in connection with the exchange offers. See “Use of Proceeds.”

Certain Information About the Exchange Offers and Consent Solicitations (Page 36)

Effect of Tendering (Page 44)

Any valid tender by a holder of a capital security prior to the applicable expiration date that is not validly withdrawn will constitute a binding agreement between that holder and LNC and a consent to the proposed amendments, upon the terms and subject to the conditions of the relevant exchange offer. The acceptance of an exchange offer by a tendering holder of capital securities will constitute the agreement by that holder to deliver good and marketable title to the tendered capital securities, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind. If the proposed amendments to the applicable capital securities indenture have been adopted with respect to any series of capital securities, the amendments will apply to all capital securities of such series that are not acquired in the exchange offers, even though the holders of those capital securities of such series did not consent to the proposed amendments.

Financing of the Exchange Offers and Consent Solicitations (Page 45)

LNC does not currently expect to pay any cash consideration as part of the exchange offers.

Absence of Dissenters’ Rights (Page 45)

Holders of the capital securities do not have any appraisal or dissenters’ rights under New York law, the law governing the capital securities indentures and the capital securities, Indiana law, the law of the jurisdiction under which LNC is incorporated, or under the terms of the capital securities indentures in connection with the exchange offers and consent solicitations.

Transfer Taxes (Page 45)

LNC will pay all transfer taxes, if any, applicable to the tender by holders of their capital securities for exchange in the exchange offers and consent solicitations, except that tendering holders who instruct LNC to register subordinated notes in the name of, or request that capital securities not tendered or not accepted in the exchange offers and consent solicitations be returned to, a person other than the registered tendering holders of capital securities, will be responsible for paying any applicable transfer taxes.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted to the exchange agent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the capital securities tendered by such holder.

Costs of the Exchange Offers and Consent Solicitations (Page 49)

The expenses of soliciting tenders and consents with respect to the capital securities will be borne by LNC. Solicitations are being made by mail. Additional solicitations may be made by electronic communications or by telephone or in person by the dealer managers and the information agent, as well as by officers and other employees of LNC and its affiliates. Tendering holders of capital securities will not be required to pay any fee or commission to the dealer managers. If a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

In the aggregate, LNC expects to incur approximately $6.5 million in fees and expenses in connection with the exchange offers and consent solicitations. See “Additional Information About the Exchange Offers and Consent Solicitations—Costs of the Exchange Offers and Consent Solicitations.”

Soliciting Broker Fee (Page 46)

If any exchange offer is consummated, we have agreed to pay a soliciting broker fee equal to $2.50 for each $1,000 principal amount of capital securities that are validly tendered and accepted for exchange pursuant to such exchange offer to soliciting retail brokers that are appropriately designated by their clients to receive this fee; provided that such fee will only be paid with respect to tenders by holders whose aggregate principal amount of capital securities is $500,000 or less. See the section entitled “The Exchange Offers and Consent Solicitations—Soliciting Broker Fees.”

The Proposed Amendments (Page 126)

The proposed amendments will eliminate various terms and conditions and other provisions under the capital securities indentures. If we receive valid consents sufficient to effect the applicable proposed amendments, assuming all other conditions of the exchange offers and consent solicitations are satisfied or, if permitted, waived, all of the following sections of the capital securities indentures listed below will be deleted or modified, as applicable, with respect to each series of capital securities for which valid consents are received:

•	Section 4.3 (“Trigger Events”) of each of the 2066 capital securities supplemental indenture and the 2067 capital securities supplemental indenture to delete the section in its entirety.

•

Section 6.3 (“Obligation to Effect Certain Sales of Qualifying Securities; Alternative Coupon Satisfaction Mechanism”) of each of the 2066 capital securities supplemental indenture and the 2067 capital securities supplemental indenture to delete the section in its entirety.

•	Article XI (“Limitation on Claims”) of each of the 2066 capital securities supplemental indenture and the 2067 capital securities supplemental indenture to delete this article in its entirety.

•

Sections 4.1 (“Optional Deferral of Interest”), 4.2 (“Notices of Deferral and Trigger Period”), 5.1 (“Events of Default”) and 6.2 (“Certain Restrictions During Optional Deferral Periods or Following a Trigger Event”) of each of the 2066 capital securities supplemental indenture and the 2067 capital securities supplemental indenture to delete references to “Trigger Event” and “Trigger Period” and provisions related to the “Alternative Coupon Satisfaction Mechanism.”

The proposed amendments constitute a single proposal with respect to the applicable series of capital securities, and a consenting holder must consent to the proposed amendments with respect to such series of capital securities in their entirety and may not consent selectively with respect to certain of the proposed amendments. In addition, the proposed amendments would make certain conforming and other changes to the capital securities indentures and the capital securities, including the modification of certain definitions and cross references relating to the above amendments. See “The Proposed Amendments.”

Material U.S. Federal Income Tax Consequences (Page 128)

For a discussion of certain anticipated U.S. federal income tax consequences associated with the exchange of (and the failure to exchange) capital securities for subordinated notes in the exchange offers and consent solicitations and holding subordinated notes received in the exchange, see “Material U.S. Federal Income Tax Consequences.” Holders of capital securities should consult their own tax advisors as to the consequences to them of the exchange offers and consent solicitations or failure to participate in the exchange offers and consent solicitations.

The Subordinated Notes (Page 100)

The following summary contains basic information about the subordinated notes and is not intended to be complete. For a more complete understanding of the subordinated notes, please refer to “Description of the Subordinated Notes.” As used in this section, the terms “LNC,” the “Company,” “we,” “us,” and “our” refer to LNC and not its consolidated subsidiaries.

Issuer	Lincoln National Corporation, an Indiana corporation

Securities	Up to $722,527,000 aggregate principal amount of floating rate subordinated notes due 2066 (with a minimum aggregate principal amount of $361,264,000)

Up to $490,710,000 aggregate principal amount of floating rate subordinated notes due 2067 (with a minimum aggregate principal amount of $245,356,000)

We may, without the consent of any then-existing holders of any subordinated notes, “reopen” a series of subordinated notes and issue an unlimited principal amount of additional subordinated notes in the future. Provided that such additional subordinated notes are fungible for U.S. federal income tax purposes with any then-existing subordinated notes, these additional subordinated notes will be deemed part of the same series as the subordinated notes offered hereby.

Denominations	The subordinated notes will be issued in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

Maturity Dates	Each series of subordinated notes will have the same maturity dates as the corresponding series of capital securities for which they are being offered in exchange:

The floating rate subordinated notes due 2066 will mature on May 17, 2066.

The floating rate subordinated notes due 2067 will mature on April 20, 2067.

Ranking; Subordination	The subordinated notes issued in exchange for the capital securities will be the unsecured subordinated obligations of LNC.

The subordinated notes will rank:

•	senior to the capital securities;

•

pari passu, or equally, with all of LNC’s future unsecured subordinated debt the terms of which provide that such indebtedness ranks equally with the subordinated notes and certain other obligations; and

•	junior to all of LNC’s existing and future senior indebtedness (as such term is defined in and subject to the provisions described under “Description of the Subordinated Notes—Subordination”).

The subordinated notes will be structurally subordinated to all existing and future liabilities of LNC’s subsidiaries and will be effectively subordinated to LNC’s secured indebtedness to the extent of the value of the collateral securing such indebtedness. There will be no sinking fund for the subordinated notes. The subordinated notes will be obligations of LNC only and will not be obligations of, and will not be guaranteed by, any of its subsidiaries.

The subordinated notes indentures place no limitation on the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

Interest Rates and Interest Payment Dates	Subject to certain requirements during any optional deferral period, as described below and as set forth under “Description of the Subordinated Notes,” each series of subordinated notes will have the same interest payment dates as the corresponding series of capital securities for which they are being offered in exchange:

•

Interest on the floating rate subordinated notes due 2066 will be payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year to and including the maturity date. Interest will initially accrue at an annual rate of 3-month LIBOR plus a margin equal to 2.3575%. The first interest payment date on the floating rate subordinated notes due 2066 is expected to be on August 17, 2021.

•

Interest on the floating rate subordinated notes due 2067 will be payable quarterly in arrears on January 20, April 20, July 20 and October 20 of each year to and including the maturity date. Interest will initially accrue at an annual rate of 3-month LIBOR plus a margin equal to 2.0400%. The first interest payment date on the floating rate subordinated notes due 2067 is expected to be on October 20, 2021.

In each case, as set forth in “Description of the Subordinated Notes,” in the event that 3-month LIBOR is unavailable (which is expected to occur by June 30, 2023), an alternate replacement shall be selected. The interest rate will be determined by reference to a different base rate than 3-month LIBOR if we or our designee determine that a benchmark transition event and its related benchmark replacement date (each as defined herein) have occurred with respect to determining 3-month LIBOR. See “Description of the Subordinated Notes—Interest” and “Description of the Subordinated Notes—Effect of Benchmark Transition Event” in this prospectus. In such case, the benchmark replacement transition provisions (as defined herein) will thereafter apply to determinations of the rate of interest payable on the subordinated notes. Under the benchmark transition provisions, the rate of interest for the subordinated notes would be determined using the ISDA fallback rate (unless a benchmark transition event and its related benchmark replacement date also occur with respect to benchmark replacements that relate to the ISDA fallback rate, in which case the rate of interest will be based on the next-available benchmark replacement). See “Description of the Subordinated Notes—Interest” and “Description of the Subordinated Notes—Effect of Benchmark Transition Event” in this prospectus. For more information regarding the ISDA fallback rate, see “ISDA Fallback Provisions.”

Each subordinated note will bear interest from (and including) the most recent interest payment date on which interest has been paid on the corresponding capital security (which will be the first interest payment date falling after the settlement date in the case of any tendered capital security note for which the corresponding record date falls before the expiration date). Holders of capital securities that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date of the last interest payment date in respect of their capital securities until the date of the issuance of the subordinated notes. Consequently, holders of subordinated notes who tendered their capital securities before the expiration date will receive the same interest payments that they would have received had they not exchanged their capital securities in the applicable exchange offer. Holders of capital securities will not receive a payment for accrued and unpaid interest on capital securities exchanged at the time of the exchange.

Optional Deferral of Interest	So long as no event of default with respect to the subordinated notes has occurred and is continuing, we have the right to defer one or more interest payments on a series of the subordinated notes for one or more consecutive interest periods that do not exceed five years for any single deferral period as described in “Description of the Subordinated Notes—Optional Deferral of Interest” in this prospectus. During that five-year period, we may pay deferred interest out of any source of funds. We may not defer interest beyond the maturity date, any earlier accelerated maturity date arising from an event of default or any other earlier redemption date of the applicable series of subordinated notes. During a deferral period, interest will continue to accrue on the applicable series of subordinated notes at the then-applicable rate described above and deferred interest on such subordinated notes will bear additional interest at the then-applicable interest rate, compounded on each interest payment date, subject to applicable law. If we have paid all deferred interest (including compounded interest thereon) on the subordinated notes, we can again defer interest payments on the subordinated notes as described above.

Payment Restrictions	At any time when we have given notice of our election to defer interest payments on a series of the subordinated notes but the related deferral period has not yet commenced or a deferral period is continuing, we and our subsidiaries generally may not make payments on or redeem or purchase any shares of our capital stock or any of our debt securities or guarantees that rank upon our liquidation on a parity with or junior to the subordinated notes, subject to certain limited exceptions.

The terms of the subordinated notes permit us to make any payment of current or deferred interest on our indebtedness that ranks on a parity with the subordinated notes upon our liquidation (“parity securities”) that is made pro rata to the amounts due on such parity securities (including the subordinated notes), and any payments of principal or current or deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

For more information, see “Description of the Subordinated Notes—Certain Restrictions during Optional Deferral Periods.”

Events of Default	An “event of default” with respect to the subordinated notes shall occur only upon certain events of bankruptcy, insolvency or receivership involving us.

If an event of default occurs and continues, the principal amount of the subordinated notes will automatically become due and payable without any declaration or other action on the part of the subordinated notes trustee or any holder of the subordinated notes.

There is no right of acceleration in the case of any payment default or other breaches of covenants under the subordinated notes indentures or the subordinated notes. Notwithstanding the foregoing, in the case of a default in the payment of principal of or interest on a series of subordinated notes, including any compounded interest (and, in the case of payment of deferred interest, such failure to pay shall have continued for 30 calendar days after the conclusion of any deferral period), the holder of a subordinated note of such series may, or if directed by the holders of a majority in principal amount of the subordinated notes of such series the subordinated notes trustee shall, subject to the conditions set forth in the subordinated notes indentures, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

Optional Redemption	LNC may elect to redeem each series of the subordinated notes:

•

in whole at any time or in part, from time to time on or after the date that is five years from the settlement date at a redemption price equal to the principal amount of that series to be redeemed plus accrued and unpaid interest to but excluding the date of redemption; provided that if the subordinated notes are not redeemed in whole, at least $25 million aggregate principal amount of the applicable series of subordinated notes, excluding any subordinated notes held by us or any of our affiliates, must remain outstanding after giving effect to such redemption and all accrued and unpaid interest, including deferred interest, must be paid in full on all outstanding subordinated notes for all interest periods ending on or before the date of redemption; or

•

in whole, but not in part, at any time, within 90 days after the occurrence of a “tax event”, a “rating agency event” or a “regulatory capital event”, at a redemption price equal to (i) in the case of a “tax event” or a “regulatory capital event”, their principal amount or (ii) in the case of a “rating agency event”, at a redemption price equal to 102% of their principal amount, in the case of clause (i) and (ii), plus accrued and unpaid interest to but excluding the date of redemption.

In the event the subordinated notes are treated as “Tier 2 Capital” (or a substantially similar concept) under the capital rules of any “capital regulator” of LNC, any redemption of subordinated notes will be subject to our receipt of any required prior approval from such capital regulator and to the satisfaction of any conditions set forth in those capital rules and any other regulations of any other capital regulator that are or will be applicable to our redemption of the subordinated notes. “Capital regulator” means the governmental agency or instrumentality, if any, that has group-wide oversight of LNC’s regulatory capital.

For more information and the definitions of “tax event”, “rating agency event” and “regulatory capital event”, see “Description of the Subordinated Notes—Redemption.”

Capital Replacement	We intend that, to the extent that the subordinated notes provide us with equity credit at the time of repayment at maturity or earlier redemption, we will repay the principal amount of the subordinated notes at maturity or upon such redemption with amounts that include net proceeds received by us from the sale or issuance, during the 180-day period prior to the date of maturity or redemption, as the case may be, by us or our subsidiaries to third-party purchasers, other than a subsidiary, of securities, for which we will receive equity credit, at the time of sale or issuance, that is equal to or greater than the equity credit attributed to the subordinated notes at the time of such repayment or redemption.

No Trading Market	Each series of subordinated notes constitutes a new issue of securities, for which there is no existing trading market. LNC does not intend to list the subordinated notes on any securities exchange. There can be no assurance as to the development or liquidity of any market for the subordinated notes.

Form	The subordinated notes will be represented by global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company, referred to as “DTC.” Beneficial interests in the subordinated notes will be evidenced by, and transfers thereof will be effected only through, records maintained by participants in DTC.

Governing Law	The State of New York

Trustee and Paying Agent	The Bank of New York Mellon

Summary Comparison of Outstanding Capital Securities Versus the Subordinated Notes (Page 51)

The following summary contains basic information about the capital securities and the subordinated notes and is not intended to be complete. For a more complete understanding of the capital securities and subordinated notes, please refer to “Comparison of Rights of Securityholders.” As used in this section, the terms “LNC,” the “Company,” “we,” “us,” and “our” refer to LNC and not its consolidated subsidiaries.

The following summary does not account for the proposed amendments to the capital securities that are the subject of the consent solicitations: such amendments, if approved, will eliminate various terms and conditions (including the trigger events and the alternative coupon satisfaction mechanism) and other provisions under the capital securities indentures. See “The Proposed Amendments.”

	Outstanding Capital Securities	Subordinated Notes
Issuer	Lincoln National Corporation	Lincoln National Corporation

Securities	Capital Securities due 2066 Capital Securities due 2067	Subordinated Notes due 2066 Subordinated Notes due 2067

Maturity Dates	Capital Securities due 2066: May 17, 2066. Capital Securities due 2067: April 20, 2067.	Subordinated Notes due 2066: May 17, 2066. Subordinated Notes due 2067: April 20, 2067.

Ranking

The capital securities will not be guaranteed and will rank:

•  junior to the subordinated notes;

•  pari passu, or equally, with all of LNC’s future unsecured subordinated debt the terms of which provide that such indebtedness ranks equally with the capital securities and certain other obligations; and

•  junior to all of LNC’s existing and future senior indebtedness (as such term is defined in the capital securities indenture).

The subordinated notes will not be guaranteed and will rank:

•  senior to the capital securities;

•  pari passu, or equally, with all of LNC’s future unsecured subordinated debt the terms of which provide that such indebtedness ranks equally with the subordinated notes and certain other obligations; and

•  junior to all of LNC’s existing and future senior indebtedness (as defined in “Description of the Subordinated Notes—Subordination”).

Interest Rates

Capital Securities due 2066: 3-month LIBOR plus a margin equal to 2.3575%.

Capital Securities due 2067: 3-month LIBOR plus a margin equal to 2.0400%.

The capital securities do not contain provisions to transition to a new reference rate in the event that LIBOR is unavailable.

Subordinated Notes due 2066: 3-month LIBOR plus a margin equal to 2.3575%.

Subordinated Notes due 2067: 3-month LIBOR plus a margin equal to 2.0400%.

In each case, in the event that 3-month LIBOR is unavailable (which is expected to occur by June 30, 2023), an alternate replacement shall be selected. Under the benchmark transition

	Outstanding Capital Securities	Subordinated Notes
provisions, the rate of interest for the subordinated notes would be determined using the ISDA fallback rate (unless a benchmark transition event and its related benchmark replacement date also occur with respect to benchmark replacements that relate to the ISDA fallback rate, in which case the rate of interest will be based on the next-available benchmark replacement).

Optional Redemption	LNC may redeem each series of the capital securities, at any time at its option, in whole or in part, in cash at a redemption price equal to 100% of the principal amount of the capital securities to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.[1]

LNC may redeem each series of the subordinated notes, at any time on or after the date that is five years after the settlement at its option, in whole or in part, in cash at a redemption price equal to 100% of the principal amount of the subordinated notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.

LNC may redeem each series of the subordinated notes in whole, but not in part, within 90 days after the occurrence of a “tax event”, a “rating agency event” or a “regulatory capital event”, in each case as defined under “Description of the Subordinated Notes—Redemption” at the redemption prices set forth under “Description of the Subordinated Notes—Redemption.”

Optional Deferral of Interest	Yes, for up to five years, out of any source of funds, and after five years, from the proceeds from the sales of certain qualifying securities (the alternative coupon satisfaction mechanism).[2]	Yes, for up to five years.

Payment Restrictions	On any date on which accrued interest through the most recent interest payment date has not been paid in full, LNC and its subsidiaries may not make	Similar restrictions with respect to capital stock or debt securities that rank equal to or junior to the subordinated notes.

[1]

Prior to May 17, 2016, LNC had the option to redeem the 2066 capital securities, in whole and not in part at a cash redemption price equal to the greater of (a) the par redemption amount and (b) the applicable make-whole redemption amount, at any time, including upon the occurrence of a “tax event”. Prior to April 20, 2017, LNC had the option to redeem the 2067 capital securities, in whole and not in part at a cash redemption price equal to the greater of (a) the par redemption amount and (b) the applicable make-whole redemption amount, at any time including upon the occurrence of a “tax event” or “rating agency event”.

[2]	Alternative coupon satisfaction mechanism and mandatory deferral trigger events would be eliminated from each series of the capital securities if the proposed amendments are adopted.

	Outstanding Capital Securities	Subordinated Notes
payments on, redeem, or acquire capital stock or debt securities that rank equal or junior to the capital securities, other than pro rata payments on debt securities that rank equally with the capital securities and except for certain exceptions.

Mandatory Deferral Trigger Events	Failure to meet certain capital adequacy or net income and shareholders’ equity levels are “Trigger Events” causing the alternative coupon satisfaction mechanism to apply.[3]	Not applicable.

Acceleration Rights	Right of acceleration in the case of (i) default in the payment of interest that continues for 10 consecutive years, (ii) default in the payment of principal, (iii) the occurrence of certain events of bankruptcy, insolvency or receivership and (iv) solely with respect to the capital securities due 2066, default for 30 days in payment of interest (unless properly deferred or the alternative coupon satisfaction mechanism applies).	Right of acceleration only upon the occurrence of certain events of bankruptcy, insolvency or receivership.

[3]	Alternative coupon satisfaction mechanism and mandatory deferral trigger events would be eliminated from each series of the capital securities if the proposed amendments are adopted.

RISK FACTORS

Holders of capital securities should carefully consider the risks described below as well as other information contained or incorporated by reference in this prospectus, including our financial statements and the notes thereto, before making an investment decision. For a discussion of the risks related to our business, see “Forward-Looking Statements—Cautionary Language,” and “Item 1A. Risk Factors” in the 2020 Form 10-K, which is incorporated by reference in this prospectus. The risks and uncertainties described below and incorporated by reference into this prospectus are not the only ones facing our company or relevant to a holder of capital securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of the subordinated notes could decline substantially.

Risks Related to the Subordinated Notes

We have the right to defer interest on the subordinated notes for up to five consecutive years.

We have the right at one or more times to defer interest on any series of the subordinated notes for one or more consecutive interest periods that do not exceed five years for any single deferral period. During any such deferral period, holders of the applicable series of subordinated notes will receive limited or no current payments on the subordinated notes. Holders will have no remedies against us for nonpayment unless we fail to pay all deferred interest (including compounded interest) at the end of the five-year deferral period, at the maturity date or, if applicable, at the earlier accelerated maturity date or redemption date of the applicable series of subordinated notes.

Deferral of interest payments and other characteristics of the subordinated notes could adversely affect the market price of the subordinated notes.

To the extent a secondary market develops for the subordinated notes, the market price of the subordinated notes is likely to be adversely affected if we defer payments of interest on the subordinated notes. As a result of our deferral right or if investors perceive that there is a likelihood that we will exercise our deferral right, the market for the subordinated notes may become less active or be discontinued during such a deferral period, and the market price of the subordinated notes may decline or be more volatile than the market prices of other securities that are not subject to deferral. If we do defer interest on the subordinated notes and you sell your subordinated notes during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its subordinated notes until we pay the deferred interest at the end of the applicable deferral period.

Interest payments on the subordinated notes may be deferred and, in such case, holders of the subordinated notes will be required to recognize income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income.

If interest payments on the subordinated notes are deferred, each holder will thereafter be required to accrue interest income in respect of the subordinated notes for U.S. federal income tax purposes using a constant yield method, regardless of such holder’s method of accounting for such purposes, before such holder receives any cash payment attributable to such income.

The subordinated notes are effectively subordinated to almost all of our other indebtedness, other than the capital securities.

Our obligations under the subordinated notes are subordinate and junior in right of payment to all of our senior indebtedness (which does not include the capital securities), except any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated notes and certain other indebtedness, including indebtedness incurred in the ordinary course of business. This means that we cannot make any payments on the subordinated notes (a) if we default on a payment of principal, premium, if any, or interest on any senior indebtedness beyond the applicable grace period, (b) if an event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b).

As of March 31, 2021, LNC had outstanding, on a consolidated basis, approximately $6.6 billion of short- and long-term debt, all of which, other than the capital securities, would be senior to the subordinated notes. As of March 31, 2021, LNC’s subsidiaries had approximately $146.6 billion of outstanding liabilities that effectively rank and would effectively rank senior to our current and future senior and subordinated debt securities, including the subordinated notes. The aggregate principal amount of subordinated notes that will be issued in the exchange offers, which may equal up to approximately $1.2 billion, will rank senior to the capital securities and on a parity with future subordinated indebtedness of LNC (including the subordinated notes). See “Risk Factors—Risks Related to the Subordinated Notes—The subordinated notes are effectively subordinated to almost all of our other indebtedness, other than the capital securities.” For more information, see “—Liquidity and Capital Position—Because we are a holding company with no direct operations, the inability of our subsidiaries to pay dividends to us in sufficient amounts would harm our ability to meet our obligations” in Item 1A. “Risk Factors” of the 2020 Form 10-K.

Due to the subordination provisions described in “Description of the Subordinated Notes—Subordination,” in the event of our insolvency, funds which we would otherwise use to pay the holders of the subordinated notes will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. As a result of those payments, our general creditors may recover less, ratably, than the holders of our senior indebtedness and these general creditors may recover more, ratably, than the holders of the subordinated notes. In addition, the holders of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the subordinated notes.

We may make certain payments on parity securities during a deferral period.

The terms of the subordinated notes permit us to make (i) any payment of current or deferred interest on “parity securities” (as defined in “Description of the Subordinated Note—Certain Restrictions during Optional Deferral Periods”) that is made pro rata to the amounts due on such parity securities (including the subordinated notes) and (ii) any payment of principal or current or deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

LNC operates through its subsidiaries and, as a result, the subordinated notes will effectively be subordinated to the liabilities of LNC’s subsidiaries.

LNC is a holding company operating primarily through its insurance subsidiaries, and its primary assets are its equity interests in those subsidiaries. As a result, LNC’s right to receive assets upon the liquidation or recapitalization of any of LNC’s subsidiaries and the consequent right of holders of the subordinated notes to participate in those assets, is subject to the claims of such subsidiary’s creditors. Accordingly, LNC’s obligations, including the subordinated notes, are effectively subordinated to all existing and future indebtedness and other liabilities, including insurance policy-related liabilities, of LNC’s subsidiaries, other than any such obligations guaranteed on a senior basis by LNC’s subsidiaries. As of March 31, 2021, LNC’s subsidiaries had approximately $146.6 billion of outstanding liabilities that effectively rank and would effectively rank senior to LNC’s current and future subordinated debt securities, including the subordinated notes.

We and our subsidiaries may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the subordinated notes.

The terms of the subordinated notes indentures and the subordinated notes do not limit the incurrence by us or our subsidiaries of indebtedness. We and our subsidiaries may incur additional indebtedness in the future, which could have important consequences to holders of the subordinated notes. For example, we may have insufficient cash to meet our financial obligations, including our obligations under the subordinated notes. Furthermore, our ability to obtain additional financing for the repayment of the subordinated notes, working capital, capital expenditures or general corporate purposes could be impaired. Additional debt could make us more vulnerable to changes in general economic conditions and also could affect the financial strength ratings of our insurance subsidiaries and the ratings of our subordinated notes.

LNC may be unable to repay the subordinated notes if its subsidiaries are unable to pay dividends or make advances to LNC.

If LNC issues subordinated notes, at maturity, the entire outstanding principal amount of the subordinated notes will become due and payable by LNC. LNC may not have sufficient funds to pay the principal amount due. If LNC does not have sufficient funds on hand or available through existing borrowing facilities or through the declaration and payment of dividends by its subsidiaries, LNC will need to seek additional financing. Additional financing may not be available to LNC in the amounts necessary. LNC, as a holding company, is dependent upon dividends from its subsidiaries to enable LNC to service its outstanding debt, including the subordinated notes if any are outstanding. For more information, see “—Liquidity and Capital Position—Because we are a holding company with no direct operations, the inability of our subsidiaries to pay dividends to us in sufficient amounts would harm our ability to meet our obligations” in Item 1A. “Risk Factors” of the 2020 Form 10-K.

LNC has made only limited covenants in the subordinated notes indentures, which may not protect an investment in the subordinated notes if LNC experiences significant adverse changes in its financial condition or results of operations.

The subordinated notes indentures under which the subordinated notes will be issued do not:

•

require LNC to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and therefore, does not protect holders of the subordinated notes in the event that LNC experiences significant adverse changes in its financial condition, results of operations or liquidity;

•

limit LNC’s ability or the ability of any of its subsidiaries to incur additional indebtedness, including indebtedness that is equal in right of payment to the subordinated notes or indebtedness that is secured by liens on capital stock of LNC’s subsidiaries; or

•	limit the aggregate principal amount of senior or subordinated debt securities that may be issued.

LNC’s ability to incur additional debt and take a number of other actions that are not limited by the terms of the subordinated notes indentures or the subordinated notes could negatively affect the value of the subordinated notes.

The interest rate of the subordinated notes will fluctuate.

The subordinated notes accrue interest at a floating rate. The floating rate may be volatile over time, which could reduce the value of the subordinated notes in any available after-market, apart from the reduction in current interest income. See “Risk Factors—Risks Related to the Subordinated Notes—Uncertainty relating to the calculation of LIBOR and other reference rates and their potential discontinuance may materially adversely affect the amount of interest payable on, or the liquidity and value of, the subordinated notes.”

Holders of the subordinated notes have limited rights to accelerate payments of the amounts due under the subordinated notes.

A holder of the subordinated notes may accelerate payment of the subordinated notes only upon the occurrence of specific events of bankruptcy, insolvency or receivership relating to us.

There is no right of acceleration in the case of payment defaults or other breaches of covenants (an “other default”) under the subordinated notes indentures or the subordinated notes. Although an “other default” will not constitute an event of default, it will otherwise constitute a default under the subordinated notes indentures and could give rise to a claim against us relating to the specific breach; however, the remedy of holders of the subordinated notes may be limited to direct monetary damages (if any).

We may redeem a series of the subordinated notes on or after the date that is five years after the settlement date, or at any time in the event of a tax event, rating agency event or regulatory capital event, and holders of subordinated notes that are redeemed may not be able to reinvest in a comparable security.

We may redeem a series of subordinated notes in whole at any time or in part from time to time on or after the date that is five years after the settlement date at a redemption price equal to the principal amount of the subordinated notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption. We may also redeem a series of subordinated notes in whole, but not in part, at any time within 90 days after the occurrence of a “tax event”, a “rating agency event” or a “regulatory capital event” at a redemption price equal to (i) in the case of a “tax event” or a “regulatory capital event”, the principal amount of the subordinated notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption or (ii) in the case of a “rating agency event”, 102% of the principal amount of the subordinated notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption. In the event the subordinated notes are treated as “Tier 2 Capital” (or a substantially similar concept) under the capital rules of any capital regulator of LNC, any redemption of subordinated notes will be subject to our receipt of any required prior approval from such capital regulator and to the satisfaction of any conditions set forth in those capital rules and any other regulations of any other capital regulator that are be applicable to our redemption of the subordinated notes.

Events that would constitute a “tax event”, a “rating agency event” or a “regulatory capital event” could occur at any time and could result in the subordinated notes being redeemed earlier than would otherwise be the case. In the event we choose to redeem a series of the subordinated notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the subordinated notes.

As described under “Description of the Subordinated Notes—Capital Replacement,” to the extent that the subordinated notes provide us with equity credit at the time of repayment at maturity or earlier redemption, we intend that we will repay the principal amount of the subordinated notes with proceeds received from the sale of securities for which we will receive equity credit that is equal to or greater than the equity credit then attributable to the subordinated notes. However, we assume no legal obligation with respect to the repayment or redemption of the subordinated notes and the related issuance of other securities and we cannot provide any assurances that our intentions regarding the repayment or redemption of the subordinated securities will not change over time.

Uncertainty relating to the calculation of LIBOR and other reference rates and their potential discontinuance may materially adversely affect the amount of interest payable on, or the liquidity and value of, the subordinated notes.

On July 27, 2017, the Chief Executive of the U.K. Financial Conduct Authority (the “FCA”), which regulates the London Interbank Offered Rate (“LIBOR”), announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR after 2021. On March 5, 2021, the FCA announced that all LIBOR settings will either cease to be provided by any benchmark administrator, or no longer be representative (a) immediately after December 31, 2021, in the case of the 1-week and 2-month U.S. dollar settings; and (b) immediately after June 30, 2023, in the case of the remaining U.S. dollar settings. As a result, the FCA expects that, immediately after June 30, 2023, 3-month U.S. dollar LIBOR settings will no longer be representative of the underlying market and economic reality that such setting is intended to measure and that representativeness will not be restored. As a result, it appears highly likely that LIBOR will be discontinued or modified by June 30, 2023, which is prior to the maturity date of the subordinated notes.

If it is determined that LIBOR has been discontinued and an alternative reference rate for 3-month LIBOR is used as described in “Description of the Subordinated Notes—Interest,” we or our designee may make certain adjustments to this rate, including applying a spread thereon or with respect to the business day convention, interest determination dates and related provisions and definitions, to make such alternative reference rate comparable to 3-month LIBOR, in a manner that is consistent with industry-accepted practices or applicable regulatory or legislative actions or guidance for such alternative reference rate. Any of the specified methods of determining floating rate alternative reference rates or the permitted adjustments to these rates may result in interest payments on the subordinated notes that are lower than or that do not otherwise correlate over time with the payments that would have been made on the subordinated notes if published LIBOR continued to be available. Other floating rate debt securities issued by other issuers, by comparison, may be subject in similar circumstances to different procedures for the establishment of alternative reference rates. Any of the foregoing may have a material adverse effect on the amount of interest payable on the subordinated notes, or the market liquidity and market value of the subordinated notes.

If a benchmark transition event and its related benchmark replacement date occur, interest on the subordinated notes will be calculated using a benchmark replacement selected by us or our designee; the benchmark replacement for the subordinated notes may differ from the corresponding alternative reference rate used for other U.S. dollar-denominated floating rate notes.

As described in detail in the section “Description of the Subordinated Notes—Interest—Effect of Benchmark Transition Event” (the “benchmark transition provisions”), if during the term of the subordinated notes, we or our designee determine that a benchmark transition event and its related benchmark replacement date (as defined herein) have occurred with respect to 3-month LIBOR, we or our designee in our sole discretion will select a benchmark replacement (as defined herein) as the base rate in accordance with the benchmark transition provisions. The benchmark replacement will include a spread adjustment, and technical, administrative or operational changes described in the benchmark transition provisions may be made to the interest rate determination if we or our designee determine in our sole discretion they are required.

On March 8, 2021, the Federal Reserve Bank of New York’s Alternative Reference Rate Committee (“ARRC”) announced that based on the FCA’s announcement of March 5, 2021, in its opinion a “benchmark transition event” has occurred with respect to all LIBOR settings and that the “benchmark replacement date” is expected to be on or immediately after June 30, 2023 for 3-month LIBOR. On March 5, 2021, the International Swaps and Derivatives Association, Inc. (“ISDA”) published a statement that the FCA’s announcement of March 5, 2021 constitutes an index cessation event for all LIBOR settings under the ISDA 2020 IBOR Fallback Protocol and the IBOR Fallbacks Supplement. As a result of the foregoing events, we expect that following the issuance of the subordinated notes, we or our designee will determine that a benchmark transition event has occurred with respect to 3-month LIBOR and it is highly likely that the related benchmark replacement date will have occurred by June 30, 2023.

Our interests or those of our designee in making the determinations described above may be adverse to your interests as a holder of subordinated notes. In so acting, our designee would be acting solely as agent of the Company and our designee would not assume any obligations or relationship of agency or trust, including, but not limited to, any fiduciary duties or obligations, for, with or to any of the holders of the subordinated notes. The selection of a benchmark replacement, and any decisions made by us or our designee in connection with implementing a benchmark replacement with respect to the subordinated notes, could result in adverse consequences to the applicable interest rate on the subordinated notes, which could adversely affect the return on, value of and market for those securities. Further, there is no assurance that the characteristics of any benchmark replacement will be similar to 3-month LIBOR or that any benchmark replacement will produce the economic equivalent of 3-month LIBOR.

The benchmark transition provisions set forth herein provide that, in the event that we or our designee determine that a benchmark transition event and its related benchmark replacement date have occurred with respect to 3-month LIBOR, the benchmark replacement will be the ISDA fallback rate (unless we or our designee determine that a benchmark transition event and its related benchmark replacement date have occurred with respect to the ISDA fallback rate). Under the ISDA fallback rate, the first replacement reference rate is term adjusted secured overnight financing rate (“SOFR”), which is determined based on a compounded setting in arrears for SOFR for the relevant term, based on a daily compounding of publicly available SOFR (unless a fallback index cessation event and its related fallback index cessation effective date have occurred with respect to SOFR). See “ISDA Fallback Provisions.” The recommendations of ARRC with respect to fallback provisions for 3-month LIBOR for floating rate notes similarly provide that the initial benchmark replacement reference rates will be based upon SOFR, and the interest rates payable for many recent U.S. dollar-denominated floating rate notes issuances are based upon a SOFR reference rate. However, in certain circumstances, the ARRC-recommended fallback provisions may result in differences in the reference rate compared to what would be provided under the ISDA fallback rate. The ARRC-recommended fallback provisions set forth the following waterfall of “benchmark replacement” alternative reference rates in the event that LIBOR is unavailable:

Step 1: Term SOFR plus the applicable adjustment;

Step 2: Compounded average of daily SOFRs based on SOFR values for an observation period corresponding to the relevant tenor occurring prior to the applicable interest payment date (“compounded SOFR”) plus the applicable adjustment;

Step 3: Relevant governmental body selected rate plus the applicable adjustment;

Step 4: ISDA fallback rate plus the applicable adjustment; and

Step 5: Issuer or its designee selected rate plus the applicable adjustment

Although the ARRC recommended fallback provisions initially provide for SOFR-based reference rates and include the ISDA fallback rate in the waterfall of replacements, due to the differences between the ARRC-recommended fallback provisions and the ISDA fallback rate (as described under “ISDA Fallback Provisions”), there can be no assurances that the ISDA fallback rate will perform similarly to, or include the same adjustments as, the reference rates based upon SOFR and other reference rates under the ARRC-recommended fallback provisions or compounded SOFR. If the ISDA fallback rate differs or diverges from the reference rate provided under the ARRC-recommended fallback provisions, compounded SOFR, or other reference rates that become widely accepted as the reference rate for U.S. dollar denominated floating rate debt securities, the value and liquidity of the subordinated notes may be materially adversely affected in comparison to such other floating rate debt securities, and the return on the subordinated notes may fluctuate more than such other floating rate debt securities.

As of the date of this prospectus, draft federal legislation, the “Adjustable Interest Rate (LIBOR) Act of 2021,” has been proposed that would, if enacted, provide a statutory fallback mechanism to replace LIBOR with a benchmark rate selected by the Federal Reserve Board based on SOFR for certain contracts that reference LIBOR and do not have a fallback provision or have fallback provisions based on LIBOR. The proposed federal legislation, if enacted and as currently drafted, may have the effect of providing a SOFR-based fallback rate for the capital securities in the event that LIBOR is unavailable. We can provide no assurances that such proposed federal legislation, if enacted, will provide an effective mechanism to transition the reference rate for the capital securities or that the new reference rate provided under such proposed federal legislation will function similarly to other reference rates for U.S. dollar denominated floating rate debt instruments. Furthermore the SOFR-based alternative reference rate is a relatively new market index and is subject to the risks set forth in risk factor “SOFR is a relatively new market index and as the related market continues to develop, there may be an adverse effect on the return on or value of the subordinated notes.” In addition, on April 6, 2021, New York adopted legislation (the “NY LIBOR legislation”) that provides a statutory fallback mechanism to replace LIBOR with a benchmark rate based on SOFR for New York-law governed contracts (such as the capital securities) that reference LIBOR and either have no fallback provisions or fallback provisions that are based on LIBOR. There remains significant uncertainty about how the NY LIBOR legislation, or any other legislation related to the discontinuance of

LIBOR, including the proposed federal legislation, will be applied, interpreted or challenged (including any challenge as to constitutionality). For example, there is uncertainty as to whether and how market practices may develop to address whether the NY LIBOR legislation, or any similar state legislation, applies to securities subject to the Trust Indenture Act of 1939, such as the capital securities. As a result, the discontinuance of LIBOR may have a material adverse effect on the amount of interest payable on the capital securities and the market liquidity and market value of the capital securities, whether due to the transition to an alternative reference rate or the lack of any effective statutory mechanisms to transition the capital securities to alternative reference rates.

We do not expect the NY LIBOR legislation (as in effect as of the date of this prospectus) or the proposed federal legislation (as drafted as of the date of this prospectus), if passed, to alter the amount of interest payable on the subordinated notes, as the terms for the subordinated notes provide for an alternative reference rate based on the ISDA fallback rate in the event that we or our designee have determined that a benchmark transition event and its related benchmark replacement date have occurred. See “ISDA Fallback Provisions.”

SOFR is a relatively new market index and as the related market continues to develop, there may be an adverse effect on the return on or value of the subordinated notes.

If a benchmark transition event and its related benchmark replacement date occur, then the rate of interest on the subordinated notes will be determined using the ISDA fallback rate (as defined herein). Under the ISDA 2020 Fallback Protocol and the IBOR Fallback Supplements, upon the occurrence of an index cessation event and its related index cessation effective date with respect to U.S. dollar LIBOR, the alternative reference rate to LIBOR will initially be a SOFR-based rate (unless a fallback index cessation event and its related fallback index cessation effective date have occurred with respect to SOFR), see “ISDA Fallback Provisions”. In the following discussion of SOFR, when we refer to SOFR-linked notes or debt securities, we mean the subordinated notes at any time when the rate of interest on those notes or debt securities is or will be determined using a SOFR-based reference rate as provided under the ISDA fallback rate. If a fallback index cessation event and the related fallback index cessation effective date occur under the ISDA fallback provisions with respect to SOFR, then the next available fallback reference rate under the ISDA fallback provisions will be used to determine the amount of interest payable on the subordinated notes for the next applicable interest period and all subsequent interest periods (unless a benchmark transition event and its related benchmark replacement date occur with respect to the ISDA fallback rate, in which case the next-available benchmark replacement will be used).

These replacement rates and adjustments will be selected or formulated by (i) ISDA, or (ii) in certain circumstances, us or our designee. In addition, the benchmark transition provisions expressly authorize us or our designee to make benchmark replacement conforming changes with respect to, among other things, the determination of interest periods and the timing and frequency of determining rates and making payments of interest. The application of a benchmark replacement and benchmark replacement adjustment, and any implementation of benchmark replacement conforming changes, could result in materially adverse consequences to the amount of interest payable on the subordinated notes, which could materially adversely affect the return on, value of and market for the subordinated notes. Further, there is no assurance that the characteristics of any benchmark replacement will be similar to the then-current benchmark that it is replacing, or that any benchmark replacement will produce the economic equivalent of the then-current benchmark that it is replacing.

The Federal Reserve Bank of New York began to publish SOFR in April 2018. Although the Federal Reserve Bank of New York has also begun publishing historical indicative SOFR going back to 2014, such prepublication historical data inherently involves assumptions, estimates and approximations. You should not rely on any historical changes or trends in SOFR as an indicator of the future performance of SOFR. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates. For example, volatility in the U.S. Treasury repurchase (“repo”) market caused SOFR to increase temporarily to 5.25% in September 2019. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain. Accordingly, the return on and value of SOFR-linked debt securities may fluctuate more than floating rate debt securities that are linked to less volatile rates.

According to the ARRC, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repo agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of the subordinated notes and the price at which investors can sell the subordinated notes in the secondary market.

SOFR may be modified or discontinued and the subordinated notes may bear interest by reference to a rate other than a SOFR-based rate, which could adversely affect the value of the subordinated notes.

SOFR is a relatively new rate, and the Federal Reserve Bank of New York notes on its publication page for SOFR that the use of SOFR is subject to important limitations and disclaimers, including that the Federal Reserve Bank of New York (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR. Such changes could include, but are not limited to, changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. If the manner in which SOFR is calculated is changed and the interest rate for the subordinated notes is based upon SOFR, that may result in a reduction of the amount of interest payable on the subordinated notes, which may adversely affect the trading prices of the subordinated notes. The administrator of SOFR may withdraw, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice (in which case a fallback method of determining the interest rate under the ISDA fallback provisions will likely apply, see “ISDA Fallback Provisions”) and has no obligation to consider the interests of holders of the subordinated notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR.

At such times that the interest rate for the subordinated notes is determined based on 3-month LIBOR, the amount of interest payable on the subordinated notes is set only once per period based on the 3-month LIBOR on the interest determination date, which may fluctuate significantly.

In the past, the level of 3-month LIBOR has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of 3-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in 3-month LIBOR is not an indication that 3-month LIBOR is more or less likely to increase or decrease at any time during an interest period, and you should not take the historical levels of 3-month LIBOR as an indication of its future performance. You should further note that although actual 3-month LIBOR on an interest payment date or at other times during an interest period may be higher than 3-month LIBOR on the applicable interest determination date, you will not benefit from 3-month LIBOR at any time other than on the interest determination date for such interest period. As a result, changes in 3-month LIBOR may not result in a comparable change in the market value of the subordinated notes.

Additionally, if a benchmark transition event and its related benchmark replacement date occur, then the rate of interest on the subordinated notes will be determined using the ISDA fallback rate, except in certain circumstances, which will initially be determined based on a SOFR-based rate. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates. SOFR, over the term of the subordinated notes, may bear little or no relation to the historical actual or historical indicative data. Additionally, the level of SOFR applicable to a particular interest period and, therefore, the amount of interest payable with respect to such interest period may be determined under the provisions related to the ISDA fallback rate at the end of the applicable interest period and, accordingly, you would not know the amount of interest payable with respect to a particular interest period until shortly prior to the related interest payment date, making it difficult for holders to reliably estimate the amount of interest that will be payable on each such interest payment date.

A modification of the subordinated notes could occur for tax purposes in the event that a benchmark replacement is not a “qualified rate” under applicable Treasury Regulations.

Recent proposed Treasury Regulations and Revenue Procedure 2020-44 provide guidance to facilitate the market’s transition from LIBOR rates. This guidance clarifies the treatment of certain debt instruments modified to replace LIBOR-based terms. Pursuant to the proposed Treasury Regulations, an alteration of the terms of the subordinated notes to replace the then-current benchmark with a “qualified rate” would not be treated as a modification and therefore would not result in a taxable exchange for holders of the subordinated notes. Based on IRS guidance and the proposed Treasury Regulations, it is anticipated that the replacement of the relevant 3-month LIBOR interest rate in each subordinated note with the benchmark replacement (as defined in “Description of the Subordinated Notes—Certain Defined Terms”), plus the margin applicable to each subordinated note, will not result in a “modification” of the terms of the subordinated notes within the meaning of applicable Treasury Regulations and therefore will not be a taxable event for holders of the subordinated notes. However, we cannot provide any assurances that any benchmark replacement will be a qualified rate under the proposed Treasury Regulations or that the IRS will not treat the replacement of the benchmark as a taxable event.

A public trading market for the subordinated notes may not develop. We cannot assure you that you will be able to sell your notes at favorable prices or at all.

The subordinated notes are a new issue of securities for which there is currently no public market. Any trading of any of the subordinated notes may be at a discount from the prices at which they initially trade, depending on prevailing interest rates, the market for similar securities, our performance and other factors, and such trading may be volatile. In addition, we do not know whether an active or liquid trading market will develop for the subordinated notes. To the extent that an active trading market does not develop for the subordinated notes, the liquidity and trading prices for the subordinated notes may be harmed.

We do not intend to apply for the subordinated notes to be listed on any securities exchange or to arrange for the subordinated notes to be quoted on any quotation system. The dealer managers have advised us that they currently intend to make a market in the subordinated notes. However, they are not obligated to do so, and may discontinue any market making with respect to the subordinated notes at any time, for any reason or for no reason, without notice. If the dealer managers cease to act as a market maker for the subordinated notes, we cannot assure you another firm or person will make a market in the subordinated notes.

The liquidity of any market for the subordinated notes will depend upon the number of holders of the subordinated notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the subordinated notes and other factors.

Downgrade, suspension or withdrawal of the rating assigned by a rating agency to the subordinated notes could cause the liquidity or market value of the subordinated notes to decline significantly.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the subordinated notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the subordinated notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any dealer manager undertakes any obligation to maintain the ratings or to advise holders of notes of any changes in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the subordinated notes.

The subordinated notes are expected to be rated by S&P Global Ratings, Moody’s Investors Service, Inc., Fitch Ratings and/or A.M. Best Company, Inc. There can be no assurance that these ratings will remain for any given period of time or that these ratings will not be lowered or withdrawn entirely by a rating agency if in that rating agency’s judgment future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant. For more information, see “—Liquidity and Capital Position—A decrease in the capital and surplus of our insurance subsidiaries may result in a downgrade to our credit and insurer financial strength ratings” in Item 1A. “Risk Factors” of our 2020 Form 10-K.

Risks Related to the Exchange Offers and the Consent Solicitations

The proposed amendments to the capital securities indentures will afford reduced protection to remaining holders of capital securities.

If the proposed amendments to the capital securities indentures with respect to a series of capital securities are adopted, certain terms and conditions of that series of capital securities will be materially less restrictive and will afford significantly reduced protection to remaining holders of that series of capital securities as compared to the terms and conditions currently contained in the applicable capital securities indenture governing that series of capital securities.

If the proposed amendments are adopted with respect to a series of capital securities, each non-exchanging holder of that series will be bound by the proposed amendments even if that holder did not consent to the proposed amendments. These amendments will permit LNC to take certain actions previously prohibited that could increase the credit risk with respect to, and might adversely affect the liquidity, market price and price volatility of, the capital securities, or otherwise be materially adverse to the interests of the holders of the capital securities. See “The Proposed Amendments.”

The capital securities that are not exchanged will be unsecured junior subordinated obligations that will rank junior in right of payment to the subordinated notes.

The capital securities are our unsecured junior subordinated obligations. As such, they will generally be subordinate and junior in right of payment to all of our indebtedness (including the subordinated notes), except any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the capital securities and certain other indebtedness. This means that holders of capital securities who tender their capital securities will receive subordinated notes that will be senior in ranking to the remaining outstanding capital securities, and the amount of indebtedness that is senior to the capital securities will increase by the amount of subordinated notes issued in the exchange offers. In the event that the exchange offer is completed with respect to only one series of capital securities, the subordinated notes issued in exchange for capital securities of that series will rank senior to both (i) the remaining capital securities of that series that have not been tendered and (ii) all of the outstanding capital securities of the other series for which the exchange offer was not completed.

Due to the subordination provisions in the capital securities, in the event of our insolvency, funds which we would otherwise use to pay the holders of the capital securities will be used to pay the holders of indebtedness which is senior to the capital securities, including the subordinated notes, to the extent necessary to pay such senior indebtedness in full. In addition, the holders of indebtedness that is senior to the capital securities, including the subordinated notes, may, under certain circumstances, restrict or prohibit us from making payment on the capital securities. Accordingly, the value, trading price and the amount that holders of the capital securities who do not tender their capital securities may be entitled to receive, may substantially decrease as a result of the exchange offers. The terms of the capital securities permit us to continue to make payments on indebtedness that is senior to the capital securities even if interest has not been paid in full on the capital securities. As a result, we may continue to pay interest on the subordinated notes even while we defer interest payments on the capital securities.

The liquidity of the capital securities that are not exchanged will be reduced.

The trading market for unexchanged capital securities will become more limited and could cease to exist due to the reduction in the amount of the capital securities outstanding upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of these securities. If a market for unexchanged capital securities exists or develops, those securities may trade at a discount to the price at which the securities would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities and other factors. However, there can be no assurance that an active market in the unexchanged capital securities will exist, develop or be maintained or as to the prices at which the unexchanged capital securities may be traded.

The capital securities do not contain provisions providing for an alternative reference rate for determining the interest rate payable on the capital securities in the event that LIBOR is discontinued.

The interest rates payable on both the capital securities and the subordinated notes will each initially be based upon the 3-month LIBOR reference rate. On March 5, 2021, the FCA, which regulates LIBOR, announced that all LIBOR settings will either cease to be provided by any benchmark administrator, or no longer be representative (a) immediately after December 31, 2021, in the case of the 1-week and 2-month U.S. dollar settings; and (b) immediately after June 30, 2023, in the case of the remaining U.S. dollar settings. As a result, the FCA expects that, immediately after June 30, 2023, 3-month U.S. dollar LIBOR settings will no longer be representative of the underlying market and economic reality that such setting is intended to measure and that representativeness will not be restored. Accordingly, it is likely that by June 30, 2023, 3-month LIBOR will be unavailable.

The capital securities indentures provide that if 3-month LIBOR cannot be determined, we will select four major banks in the London interbank market and we will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at 11:00 a.m. London time on the relevant interest determination date for an interest payment period. If two or more quotations are provided, 3-month LIBOR for the relevant interest payment period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, we will select three offered rates quoted by three major banks in New York City. If fewer than three New York City banks selected by us are quoting rates, 3-month LIBOR for the applicable interest payment period will be the same as for the immediately preceding interest payment period.

While the subordinated notes contain similar provisions as provided in the above, the subordinated notes also include benchmark transition provisions that provide for a replacement reference rate in the event of a benchmark transition event and its related benchmark replacement date. Other recently issued floating rate notes by other issuers that determine the interest rate based on LIBOR include reference rate provisions based on the ARRC-recommended fallback provisions. As a result of the absence of LIBOR fallback provisions in the capital securities, the reference rate determining interest payments for the capital securities may substantially differ from the reference rates for other U.S. dollar denominated floating rate notes with a similar tenor, and the interest rate for the capital securities could become fixed. While certain legislation has been adopted or proposed to provide transition mechanisms from LIBOR, we can provide no assurances that such legislation will provide an effective mechanism to transition the reference rate for the capital securities or that any new reference rate provided under such legislation will function similarly to other reference rates for U.S. dollar denominated floating rate debt instruments, see “—If a benchmark transition event and its related benchmark replacement date occur, interest on the subordinated notes will be calculated using a benchmark replacement selected by us or our designee; the benchmark replacement for the subordinated notes may differ from the corresponding alternative reference rate used for other U.S. dollar-denominated floating rate notes.” Changes to LIBOR could have a material adverse effect on the value of and returns on the capital securities and, to the extent market acceptance of LIBOR-based notes declines, the liquidity and price at which the capital securities may be sold in the secondary market may be adversely affected.

There are differences between the capital securities and the subordinated notes for which such capital securities are exchanged.

The subordinated notes will have the same currency, maturity dates and interest payment dates as the capital securities for which they are exchanged. Certain other terms of the subordinated notes, including those described under the caption “Comparison of Rights of Securityholders” (which includes the circumstances upon which the subordinated notes may be redeemed and the applicable redemption prices) will be different from those of the capital securities, and these differences may be significant. Holders of capital securities should review the terms of the subordinated notes and the capital securities and consider the differences carefully.

Certain credit ratings for the capital securities may be withdrawn following the exchange offers.

Certain credit ratings on the unexchanged capital securities may be withdrawn after the completion of the exchange offers, which could materially adversely affect the market price for each series of unexchanged capital securities.

The exchange offers and consent solicitations may be cancelled or delayed.

The consummation of each exchange offer is subject to, and conditional upon, among other things, the receipt of the requisite consents with respect to the applicable series of capital securities subject to such exchange offer. If you validly tender capital securities before the expiration date, you may validly withdraw your tender any time on or before the expiration date (which will cause your consent to be revoked if validly done before the expiration date). Even if each of the exchange offers and consent solicitations is completed, the exchange offers and consent solicitations may not be completed on the schedule described in this prospectus. Holders participating in the exchange offers and consent solicitations may therefore have to wait longer than expected to receive their subordinated notes. During that time those holders of capital securities will not be able to effect transfers of their capital securities tendered for exchange.

We may acquire capital securities in future transactions.

We may in the future seek to acquire capital securities in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of these exchange offers and such other terms may be more or less favorable to holders of capital securities. In addition, repurchases by us of capital securities in the future could further reduce the liquidity of the applicable series of capital securities.

You may not receive subordinated notes in the exchange offers if the procedures for the exchange offers are not followed.

LNC will issue the subordinated notes in exchange for your capital securities only if you tender your capital securities and deliver a properly completed electronic transmittal through DTC’s Automated Tender Offer

Program and other required documents before expiration of the exchange offers. There will not be a letter of transmittal for the offers. You should allow sufficient time to ensure timely delivery of the necessary documents. None of LNC, its Board of Directors, the exchange agent, the information agent, the dealer managers or any other person is under any duty to give notification of defects or irregularities with respect to the tenders of capital securities for exchange.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.

The subordinated notes to be received in the exchange offers do not reflect any valuation of the capital securities or the subordinated notes and are subject to market volatility.

LNC has made no determination that the subordinated notes to be received in the exchange offers represent a fair valuation of either the capital securities or the subordinated notes. LNC has not obtained a fairness opinion from any financial advisor about the fairness to it or to you of the subordinated notes to be received by holders of capital securities. Accordingly, none of LNC, its Board of Directors, the dealer managers, the information agent, the exchange agent nor any other person is making any recommendation as to whether or not you should tender capital securities for exchange in the exchange offers or deliver a consent pursuant to the consent solicitations.

Risks Related to LNC’s Business

Risk relating to market conditions, legislative, regulatory and tax matters, liquidity and capital position, assumptions and estimates, operational matters, covenants and ratings, investments, competition and other factors that may affect LNC’s business operations are discussed in Item 1A. “Risk Factors” in the 2020 Form 10-K, and are incorporated herein by reference. See “Where You Can Find More Information.”

USE OF PROCEEDS

LNC will not receive any cash proceeds from the issuance of the subordinated notes in connection with the exchange offers. In exchange for issuing the subordinated notes, LNC will receive the tendered capital securities. The capital securities surrendered in connection with the exchange offers will be retired and cancelled and will not be reissued.

THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Purpose of the Exchange Offers and Consent Solicitations

LNC is conducting the exchange offers to give existing holders of capital securities the option to obtain higher ranking securities issued by LNC, which contain benchmark transition provisions to transition to a new reference rate for purposes of determining the interest payable on the subordinated notes in the event that LIBOR is unavailable. The replacement reference rate is expected to be the reference rate that would apply for derivatives transactions referencing the ISDA Definitions (as defined herein) effective upon the occurrence of an index cessation effective date with respect to 3-month LIBOR plus the associated adjustments as provided under the ISDA Definitions. LNC is conducting the consent solicitations to eliminate various terms and conditions and other provisions under the capital securities indentures. Completion of the exchange offers and consent solicitations is expected to ease administration of our indebtedness.

Terms of the Exchange Offers and Consent Solicitations

Subject Securities of the Exchange Offers

In the exchange offers, LNC is offering in exchange for a holder’s outstanding capital securities the following subordinated notes:

Capital Securities to be Exchanged	Aggregate Principal Amount Outstanding	Subordinated Notes to be Issued	Principal Amount of Subordinated Notes for each $1,000 of Capital Securities
7.00%(1) Capital Securities due 2066 (CUSIP 534187 AS8)	$722,527,000	Floating Rate(2) Subordinated Notes due 2066 (CUSIP 534187 BN8)	$1,000 (exchange ratio 1:1)
6.05%(1) Capital Securities due 2067 (CUSIP 534187 AU3)	$490,710,000	Floating Rate(2) Subordinated Notes due 2067 (CUSIP 534187 BP3)

(1)

Interest on the capital securities is currently payable until maturity on a quarterly basis at an annual rate based on 3-month LIBOR plus the associated margin, as set forth under “Comparison of Rights of Securityholders.” The capital securities do not contain provisions to transition to a new reference rate in the event that LIBOR is unavailable. See “Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations—The capital securities do not contain provisions providing for an alternative reference rate for determining the interest rate payable on the capital securities in the event that LIBOR is discontinued.”

(2)

Interest on the subordinated notes is initially payable until maturity on a quarterly basis at an annual rate based on 3 month-LIBOR plus the associated margin associated with the comparable series of capital securities, as set forth under “Description of the Subordinated Notes—Interest.” The interest rate will be determined by reference to a different reference rate than 3-month LIBOR if we or our designee determine that a benchmark transition event and its related benchmark replacement date (each as defined in “Description of the Subordinated Notes—Interest”) have occurred with respect to 3-month LIBOR. If a benchmark transition event and its related benchmark replacement date occur, interest shall be based on the benchmark replacement (as defined in “Description of the Subordinated Notes—Interest”), which will initially be the rate that would apply for derivatives transactions referencing the ISDA Definitions effective upon the occurrence of an index cessation effective date with respect to 3-month LIBOR plus the applicable benchmark replacement adjustment, as set forth under “Description of the Subordinated Notes—Interest”, in each case plus the applicable margin.

In exchange for each $1,000 principal amount of capital securities that is validly tendered before the expiration date and not validly withdrawn, holders will receive $1,000 principal amount of subordinated notes of the corresponding series.

The subordinated notes will be issued only in denominations of $2,000 and whole multiples of $1,000. See “Procedures for Tendering and Consenting.” In order to be eligible to receive subordinated notes pursuant to any exchange offer, a holder must validly offer for exchange a nominal amount of capital securities at least equal to such minimum denomination. Holders will not be eligible to receive cash consideration in respect of either exchange offer.

The subordinated notes issued in exchange for the capital securities will be the unsecured subordinated obligations of LNC, will rank senior to all of the capital securities, will rank pari passu, or equally, with all of LNC’s future unsecured subordinated debt the terms of which provide that such indebtedness ranks equally with the subordinated notes and certain other obligations and will rank junior to all of our existing and future senior indebtedness (as such term is defined in and subject to the provisions described under “Description of the Subordinated Notes—Subordination”). The subordinated notes will be structurally subordinated to all existing and future liabilities of LNC’s subsidiaries and will be effectively subordinated to LNC’s secured indebtedness to the extent of the value of the collateral securing such indebtedness. There will be no sinking fund for the subordinated notes. The subordinated notes will be obligations of LNC only and will not be obligations of, and will not be guaranteed by, any of its subsidiaries.

While the subordinated notes include several terms that are similar to those in the capital securities, there are numerous ways in which the terms of the subordinated notes materially differ from the capital securities, which you should carefully evaluate before deciding whether to participate in the exchange offers and consent solicitations. Each subordinated note will have a maturity date that is identical to the maturity date of the tendered capital security and will bear interest at an annual rate equal to the interest rate of the corresponding capital security, except that the interest rate will be determined by reference to a different reference rate than 3-month LIBOR if we or our designee determine that a benchmark transition event and its related benchmark replacement date (each as defined in “Description of the Subordinated Notes—Certain Defined Terms”) have occurred with respect to 3-month LIBOR, as set forth under “Description of the Subordinated Notes—Interest” herein. Upon the occurrence of a benchmark transition event and its related benchmark replacement date, interest will be based on the benchmark replacement (as defined in “Description of the Subordinated Notes—Certain Defined Terms”), which will initially be the ISDA fallback rate, which is the rate that would apply for derivatives transactions referencing the ISDA Definitions (as defined under “Description of the Subordinated Notes—Certain Defined Terms”) to be effective upon the occurrence of an index cessation effective date with respect to 3-month LIBOR, excluding the ISDA fallback adjustment (as defined in “Description of the Subordinated Notes—Certain Defined Terms”) plus the applicable benchmark replacement adjustment, as set forth under “Description of the Subordinated Notes—Interest”, in each case plus the margin currently applicable to each capital security (2.3575% in the case of the 2066 capital securities and 2.0400% in the case of the 2067 capital securities). The ISDA fallback rate and ISDA fallback adjustment are described in more detail under “ISDA Fallback Provisions.” Each subordinated note will have identical quarterly interest payment dates to the corresponding tendered capital security (which will be the first interest payment date falling after the settlement date in the case of any tendered capital security for which the corresponding record date falls before the expiration date), and will accrue interest from (and including) the most recent interest payment date of the tendered capital security. No accrued but unpaid interest will be paid in connection with the exchange offers.

The terms of the subordinated notes will also materially differ from the capital securities in other respects (including the circumstances upon which they may be redeemed and the applicable redemption prices) as set forth in “Comparison of Rights of Securityholders.”

Each series of subordinated notes is a new series of debt securities that will be issued under the Subordinated Indenture, to be dated as of the date the subordinated notes are initially issued, between LNC and The Bank of New York Mellon, as trustee (which we refer to as the “subordinated notes base indenture”), with certain terms being set forth in a supplemental indenture with respect to the subordinated notes due 2066 and a supplemental indenture with respect to the subordinated notes due 2067, each between LNC and The Bank of New York Mellon, as trustee (which we refer to as the “2066 subordinated notes supplemental indenture” and the “2067 subordinated notes supplemental indenture,” respectively, and collectively, as the “subordinated notes supplemental indentures”), and the subordinated notes themselves. We refer to the subordinated notes base indenture together with, as applicable, the subordinated notes supplemental indentures and such certain terms set forth in the forms of subordinated notes as the “subordinated notes indentures.” We refer to The Bank of New York Mellon in its capacity as trustee under the subordinated notes indentures as the “subordinated notes trustee.” The terms of the subordinated notes will include those expressly set forth in such notes and the subordinated notes indentures and those made part of the subordinated notes indentures by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

Subject Securities of the Consent Solicitations

Concurrently with the exchange offers, LNC is also soliciting consents from each holder of the capital securities upon the terms and conditions set forth in this prospectus, to certain amendments to each series of capital securities and the capital securities indentures (as defined below) governing it, which we refer to as the “proposed amendments.” The Bank of New York Mellon Trust Company, N.A. serves as trustee with respect to the capital securities indentures. We refer to The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee under each of the capital securities indentures, as the “capital securities trustee.” Consents may be revoked at any time on or prior to the expiration date. Consents may be revoked only by withdrawing the related capital securities and the withdrawal of any capital securities will automatically constitute a revocation of the related consents.

LNC issued the 2066 capital securities pursuant to the Third Supplemental Junior Subordinated Indenture, dated as of May 17, 2006, between LNC, as issuer, and the capital securities trustee (as successor in interest to J.P. Morgan Trust Company, National Association, Bank One Trust Company, National Association and The First National Bank of Chicago), as trustee, which we refer to as the “2066 capital securities supplemental indenture”, supplementing the Junior Subordinated Indenture, dated as of May 1, 1996, between LNC and the capital securities trustee, which we refer to as the “capital securities base indenture.” We refer to the capital securities base indenture, as amended and supplemented by the 2066 capital securities supplemental indenture as the “2066 capital securities indenture.”

LNC issued the 2067 capital securities pursuant to the Fifth Supplemental Junior Subordinated Indenture, dated as of March 13, 2007, between LNC, as issuer, and the capital securities trustee, which we refer to as the “2067 capital securities supplemental indenture,” supplementing the capital securities base indenture and the Fourth Supplemental Junior Subordinated Indenture, dated as of November 1, 2006, between LNC and the capital securities trustee (together with the 2066 capital securities indenture, the “capital securities indentures”).

You may not consent to the proposed amendments to the applicable capital securities indenture without tendering your capital securities in the applicable exchange offer, and you may not tender your capital securities into the applicable exchange offer without consenting to the applicable proposed amendments. By tendering your capital securities for exchange, you will be deemed to have validly delivered your consent with respect to such tendered capital securities to the proposed amendments to the applicable capital securities indenture under which such tendered capital securities were issued, as described in “The Proposed Amendments.” You may revoke your consent at any time on or before the expiration date, but you will not be able to revoke your consent after the expiration date as described in this prospectus.

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed in “Certain Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the receipt of the requisite consents with respect to the applicable series of capital securities subject to such exchange offer. LNC may, at its option and in its sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. For information about other conditions to LNC’s obligations to complete the exchange offers, see “Certain Conditions to the Exchange Offers and Consent Solicitations.” For a description of the proposed amendments, see “The Proposed Amendments.”

If the requisite consents are received and accepted, then LNC and the capital securities trustee will execute a supplemental indenture with respect to each relevant capital securities indenture setting forth the proposed amendments on the settlement date. Each non-consenting holder of a series of capital securities will be bound by the applicable supplemental indenture.

Expiration Date of the Exchange Offers and Consent Solicitations

Upon the terms and subject to the conditions of the exchange offers (including, if the exchange offers, or either of them, are extended or amended, the terms and conditions of any extension or amendment), LNC will accept for exchange all capital securities validly tendered and not properly withdrawn on or prior to the expiration date in accordance with the procedures set forth in “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations—Procedures for Tendering and Consenting” and “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations—Withdrawal Rights; Revocation of Consents.” The exchange offers and the consent solicitations will expire on the expiration date, unless LNC, in its sole discretion, elects to extend the initial period of time during which the exchange offers and consent solicitations, or any of them, are open, in which event the expiration date shall be the latest time and date at which such exchange offer and or consent solicitation, as extended, expires.

Extension of and Amendments to the Exchange Offers and Consent Solicitations; Material Changes and Announcements

Extension of the Exchange Offers and Consent Solicitations

Subject to applicable rules and regulations of the SEC, LNC expressly reserves the right to (but is not obligated to), at any time and from time to time in its sole discretion, extend the period during which the exchange offers and consent solicitations, or any of them, are open and thereby delay acceptance of any capital securities, by giving oral or written notice of such extension to the exchange agent and by making a public announcement of such extension in accordance with applicable rules and regulations of the SEC. There can be no assurance that LNC will extend the exchange offers and consent solicitations or any of them. During any extension of any of the exchange offers or the consent solicitations, all capital securities tendered and not withdrawn into the applicable extended exchange offer will remain subject to such exchange offer and subject to withdrawal rights.

Amendments to the Exchange Offers and Consent Solicitations

LNC expressly reserves the right to (but is not obligated to), at any time or from time to time in its sole discretion, modify or amend the terms and conditions of the exchange offers and consent solicitations (except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC), or any of them, in any respect and, subject to the applicable rules and regulations of the SEC, to terminate the exchange offers and consent solicitations, or any of them, and not accept for exchange any capital securities, by giving oral or written notice of such termination to the exchange agent and by making a public announcement of such termination in accordance with applicable rules and regulations of the SEC.

LNC reserves the right, subject to applicable rules and regulations of the SEC, to delay acceptance for exchange of, or exchange of subordinated notes for, capital securities in order to comply, in whole or in part, with any applicable law. This reservation of rights is subject to the provisions of Exchange Act Rule 14e-1(c) which requires LNC to pay the consideration offered or to return the capital securities deposited by or on behalf of tendering holders of capital securities promptly after the termination of the applicable exchange offer.

Material Changes

If LNC makes a material change to the terms of or the information concerning the exchange offers and consent solicitations, or any of them, or if LNC waives a material condition of the exchange offers and consent solicitations, or any of them, LNC will disseminate additional exchange offer materials and extend the applicable exchange offer as required under Exchange Act Rule 14e-1 or otherwise. The minimum period during which an exchange offer must remain open following material changes to the terms of or the information concerning such exchange offer, other than a change in the consideration offered, will depend upon the facts and circumstances of such change, including the relative materiality of the terms or information changes.

In accordance with Rule 14e-1 under the Exchange Act, if LNC elects to change the consideration offered or the percentage of capital securities sought, the relevant exchange offers and consent solicitations will remain open for a minimum ten-business-day period following the date that the notice of such change is first published or sent to holders of the capital securities.

Announcements

Any extension or amendment of the exchange offers and consent solicitations, or any of them, or any delay in acceptance for payment or payment or termination of the exchange offers and consent solicitations, or any of them, will be followed, promptly in accordance with Exchange Act Rule 13e-(4)(e)(3), by public announcement thereof in accordance with the public announcement requirements of Exchange Act Rules 14e-1(d). Any announcement of an extension will be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and will, in accordance with the regulations of the SEC, include the approximate number of capital securities tendered into the applicable extended exchange offer as of that date. Without limiting its obligations under applicable rules of the SEC, LNC currently intends to make announcements by making a timely press release to an appropriate news agency and making any appropriate filing with the SEC.

Acceptance for Exchange; Effectiveness of Proposed Amendments; Return of and Payment for Capital Securities

Assuming the conditions to the exchange offers are satisfied or waived, LNC will issue the subordinated notes in book-entry form in connection with the exchange offers promptly on the settlement date (in exchange for capital securities that are validly tendered (and not validly withdrawn) before the expiration date and accepted for exchange).

To be implemented, the proposed amendments require valid consents to be delivered on behalf of holders of at least a majority of the outstanding aggregate principal amount of the applicable series of capital securities. Assuming the requisite consents with respect to any series of capital securities have been received on or prior to the expiration date, the proposed amendments to the applicable capital securities indenture with respect to such series of capital securities will become effective on the settlement date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable.

LNC will be deemed to have accepted validly tendered capital securities (and will be deemed to have accepted validly delivered consents to the proposed amendments for the appropriate capital securities indenture) if and when LNC has given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offers, delivery of subordinated notes in connection with the exchange of capital securities accepted by LNC will be made by the exchange agent on the settlement date upon receipt of such notice. The exchange agent will act as agent for participating holders of the capital securities for the purpose of receiving consents and capital securities from, and transmitting subordinated notes to, such holders. If any tendered capital securities are not accepted for any reason set forth in the terms and conditions of the exchange offers or if capital securities are withdrawn on or prior to the expiration date of the exchange offers, such unaccepted or withdrawn capital securities will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers.

Procedures for Tendering and Consenting

If you hold capital securities and wish to have those capital securities exchanged for subordinated notes, you must validly tender (or cause the valid tender of) your capital securities using the procedures described in this prospectus. The proper tender of capital securities will constitute an automatic consent to the proposed amendments to the relevant capital securities indenture.

The procedures by which you may tender or cause to be tendered capital securities will depend upon the manner in which you hold the capital securities. Beneficial owners of capital securities that hold their capital securities in street name through a broker, dealer, commercial bank, trust company or other nominee, must contact the institution that holds their capital securities and follow such broker’s, dealer’s, commercial bank’s, trust company’s or other nominee’s procedures for instructing the tender of their capital securities. You should contact the institution that holds your capital securities for more details. No alternative, conditional or contingent tenders will be accepted.

Capital Securities Held with DTC

Pursuant to authority granted by DTC, if you are a DTC participant that has capital securities credited to your DTC account, you may directly tender your capital securities and deliver a consent as if you were the record holder. Accordingly, references in this prospectus to record holders include DTC participants with capital securities credited to their accounts. Within two business days after the date of this prospectus, the exchange agent will establish accounts with respect to the capital securities at DTC for purposes of the exchange offers.

Tenders of capital securities, and corresponding consents thereto, will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Notes must continue to hold Notes in at least the minimum denomination of $2,000 principal amount.

Any DTC participant may tender capital securities and thereby deliver a consent to the proposed amendments to the appropriate capital securities indenture by effecting a book-entry transfer of the capital securities to be tendered in the exchange offers into the account of the exchange agent at DTC and electronically transmitting its acceptance of the exchange offers through the procedures for tender of DTC’s Automated Tender Offer Program, which we refer to as “ATOP,” before the expiration date of the exchange offers.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering capital securities that the participant has received and agrees to be bound by the terms of the applicable exchange offer and that LNC may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the expiration date of the exchange offers.

Capital Securities Held Through a Nominee

Currently, all of the capital securities are held in book-entry form and can only be tendered by following the procedures described above in “—Capital Securities Held with DTC.” However, if you are a beneficial owner of capital securities that are subsequently issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee, and you wish to tender capital securities in the exchange offers, you should contact the record holder promptly and instruct the record holder to tender the capital securities and thereby deliver a consent on your behalf using one of the procedures described above.

No Guaranteed Delivery Procedures

No guaranteed delivery procedures are being offered in connection with the exchange offers and consent solicitations. You must tender your capital securities and deliver your consent by the expiration date in order to participate in the exchange offers.

Effect of Tendering

Subject to and effective upon the acceptance for exchange (and issuance) of the subordinated notes, as applicable, in exchange for the capital securities tendered in accordance with the terms and subject to the conditions set forth in this prospectus (provided such capital securities have not been validly withdrawn), a tendering holder of capital securities:

•

irrevocably sells, assigns and transfers to or upon the order of LNC all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, the capital securities tendered thereby, such that thereafter the holder shall have no contractual or other rights or claims in law or equity against LNC or any fiduciary, trustee, fiscal agent or other person connected with the tendered capital securities arising under, from or in connection with those capital securities;

•	waives any and all rights with respect to the capital securities (including any existing or past defaults and their consequences in respect of the capital securities);

•

releases and discharges LNC and the capital securities trustee from any and all claims such holder may have, now or in the future, arising out of or related to the capital securities, including any claims that such holder is entitled to receive additional principal or interest payments with respect to the capital securities (other than as expressly provided in this document) or to participate in any redemption or defeasance of the capital securities;

•	consents to the proposed amendments with respect to the series of capital securities tendered, as described below in “The Proposed Amendments”;

•

agrees that it will not sell, pledge, hypothecate or otherwise encumber or transfer capital securities tendered thereby from the date of such tender, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

•

acknowledges that none of LNC, the dealer managers, the capital securities trustee, the subordinated notes trustee, as applicable, the exchange agent, the information agent or any of their respective affiliates, has made any recommendation or given any advice, legal, financial or otherwise, in connection with the exchange offers or consent solicitations or given any assurance, guarantee or representation as to the projected success, profitability, return, performance, result, effect, consequence or benefit of the exchange offers and consent solicitations and it represents that it has made its own decision with regard to the exchange offers and consent solicitations; and

•

irrevocably constitutes and appoints the exchange agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered capital securities (with full knowledge that the exchange agent also acts as the agent of LNC), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the capital securities tendered to be assigned, transferred and exchanged in the exchange offers.

By tendering capital securities pursuant to an exchange offer and delivering consents pursuant to a consent solicitation, a holder will be deemed to have represented and warranted (1) that such holder has received and read a copy of this prospectus and understands and agrees to be bound by all of the terms and conditions of the applicable exchange offer and consent solicitation, (2) that such holder is the beneficial owner (as defined herein) of, or a duly authorized representative of one or more beneficial owners of, the capital securities tendered thereby, and has full power and authority to tender, sell, assign, and transfer the capital securities tendered thereby, and (3) that the capital securities being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and that when such capital securities are accepted by LNC, LNC will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. Such holder will also be deemed to have represented and warranted that either (a) such holder is not (i) an “employee benefit plan” that is subject to the Employee Retirement

Income Security Act of 1974, as amended (“ERISA”), (ii) a plan to which Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), applies, (iii) an entity the underlying assets of which are considered to include “plan assets” of such employee benefit plan or plan, (iv) a governmental plan (as defined in Section 3(32) of ERISA, a church plan (as defined in Section 3(33) of ERISA that has made an election under Section 410(d) of the Code), or a non-U.S. plan or (b) (i) such holder’s acquisition (including exchanging the capital securities for the subordinated notes) and holding of the subordinated notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“similar law”) and (ii) neither LNC nor any of its affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA or within the meaning of any similar laws) in connection with the acquisition (including the exchange of the capital securities for the subordinated notes) or holding of the subordinated notes and has not provided any advice concerning the acquisition (including the exchange of the capital securities for the subordinated notes) or holding of the subordinated notes. Such holder will also be deemed to have agreed to, upon request, execute and deliver any additional documents deemed by the exchange agent or by LNC to be necessary or desirable to complete the sale, assignment and transfer of the capital securities tendered thereby and the delivery of the related consents.

By tendering capital securities pursuant to an exchange offer, the holder will be deemed to have agreed that the delivery and surrender of the capital securities is not effective, and the risk of loss of the capital securities does not pass to LNC or the exchange agent, until receipt by the exchange agent of a properly transmitted agent’s message together with all accompanying evidence of authority and any other required documents in form satisfactory to LNC.

Holders may not transfer record or beneficial ownership of any capital securities validly tendered into an exchange offer and not validly withdrawn.

The agreement between LNC and a holder set forth in any agent’s message will be governed by, and construed in accordance with, the laws of the State of New York.

Proper Execution and Delivery Is Your Responsibility

If you wish to participate in the exchange offers and consent solicitations, delivery of your capital securities, signature guarantees and other required documents are your responsibility. Delivery is not complete until the required items are actually received by the exchange agent. If you mail these items, it is recommended that you (i) use registered mail properly insured with return receipt requested and (ii) mail the required items in sufficient time to ensure timely delivery.

Determination of Validity

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of capital securities in connection with the exchange offers will be determined by LNC, in its sole discretion, and its determination will be final and binding. LNC reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of LNC’s counsel, be unlawful. LNC also reserves the absolute right to waive any defect or irregularity in the tender of any capital securities in the exchange offers, and its interpretation of the terms and conditions of the exchange offers will be final and binding on all parties. None of LNC, its Board of Directors, the exchange agent, the information agent, the dealer managers or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of capital securities involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Capital securities received by the exchange agent in connection with any exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the DTC participant who delivered such capital securities by crediting an account maintained at DTC designated by such DTC participant, in either case promptly after the expiration date of the applicable exchange offer or the withdrawal or termination of the applicable exchange offer.

Withdrawal Rights; Revocation of Consents

Tenders of capital securities in connection with any of the exchange offers may be withdrawn at any time on or prior to the expiration date of the applicable exchange offer. A valid withdrawal of tendered capital securities on or prior to the expiration date for the applicable series of capital securities will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the appropriate capital securities indenture. Beneficial owners desiring to withdraw capital securities previously tendered through the ATOP procedures should contact the bank, brokerage, or other nominee through which they previously caused their capital securities to be tendered. In order to withdraw capital securities previously tendered, a DTC participant may, on or prior to the expiration date of the exchange offers, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the capital securities being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.

Withdrawals of tenders of capital securities and related revocations of consents may not be rescinded. Any capital securities withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offers and any consents validly revoked will thereafter be deemed not validly delivered for purposes of the consent solicitations. Properly withdrawn capital securities and properly revoked consents may, however, be re-tendered or re-delivered, as applicable, by following the procedures described above at any time on or prior to the expiration date of the applicable exchange offer.

Miscellaneous

LNC may also in the future seek to acquire untendered capital securities in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of these exchange offers.

Effect of Tendering

Any valid tender of a capital security by a securityholder that is not validly withdrawn on or prior to the expiration date will constitute a binding agreement between that holder and LNC and a consent to the proposed amendments, upon the terms and subject to the conditions of the relevant exchange offer. The acceptance of the exchange offers by a tendering holder of capital securities will constitute the agreement by that holder to deliver good and marketable title to the tendered capital securities, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

If the proposed amendments to the capital securities indentures have been adopted, the proposed amendments will apply to all capital securities that are not validly tendered and accepted in the exchange offers, even though the holders of those capital securities did not consent to the proposed amendments. As a result, if the proposed amendments are adopted and you continue to hold capital securities following the consummation of the applicable exchange offer, your capital securities will be governed by the relevant capital securities indenture as amended by the proposed amendments, which will have materially less restrictive terms and afford significantly reduced protections to the holders of those securities compared to those currently in the capital securities indentures. For example, holders of capital securities under the amended capital securities indentures will no longer be entitled to the benefits of various terms and conditions and other provisions, including provisions that relate to a mandatory deferral trigger. See “Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations—The proposed amendments to the capital securities indentures will afford reduced protection to remaining holders of capital securities.”

Financing of the Exchange Offers and Consent Solicitations

LNC does not currently expect to pay any cash consideration as part of the exchange offers. Consequently, the exchange offers are not subject to any financing conditions.

Absence of Dissenters’ Rights

Holders of the capital securities do not have any appraisal or dissenters’ rights under New York law, the law governing the capital securities indentures and the capital securities, Indiana law, the law of the jurisdiction under which LNC is incorporated, or under the terms of the capital securities indentures in connection with the exchange offers and consent solicitations.

Accounting Treatment

LNC will record the subordinated notes in its accounting records at the respective face values of the subordinated notes net of any related discount. Any exchanges will be considered modifications for accounting purposes, and the discount and related issuance costs from the capital securities will continue to amortize over the life of the subordinated notes. Certain issuance fees related to the subordinated notes will also be capitalized and amortized over the life of the subordinated notes. No gain or loss will be recognized in connection with the exchange offers.

Transfer Taxes

LNC will pay all transfer taxes, if any, applicable to the tender by holders of their capital securities for exchange in the exchange offers and consent solicitations, except that tendering holders who instruct LNC to register subordinated notes in the name of, or request that capital securities not tendered or not accepted in the exchange offers and consent solicitations be returned to, a person other than the registered tendering holders of capital securities, will be responsible for paying any applicable transfer taxes. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted to the exchange agent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the capital securities tendered by such holder.

Soliciting Broker Fee

LNC has agreed to pay a soliciting broker fee equal to $2.50 for each $1,000 principal amount of capital securities that are validly tendered and accepted for exchange pursuant to the exchange offer to retail brokers that are appropriately designated by their clients to receive this fee; provided that such fee will only be paid with respect to tenders by holders whose aggregate principal amount of capital securities is $500,000 or less. No soliciting broker fees will be paid if the exchange offer is not consummated. Soliciting broker fees will only be paid to retail brokers upon consummation of the exchange offer, and the soliciting broker fees will be payable thereafter upon request by the soliciting retail brokers and presentation of such supporting documentation as we may reasonably request, including the soliciting broker form, a copy of which may be obtained from Global Bondholder Services Corporation, which has been appointed as the information agent and the exchange agent.

CERTAIN CONDITIONS TO THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or waiver by LNC in its sole discretion (except as set forth below), of the following conditions: (a) the receipt of the requisite consents with respect to the series of capital securities that are the subject of the exchange offer, (b) the valid tender (without valid withdrawal) of a majority in aggregate principal amount of the capital securities of the applicable series outstanding; provided that capital securities owned by LNC or an affiliate of LNC shall be deemed not to be outstanding (an “affiliate” for purposes of this section means any person directly or indirectly controlling or controlled by or under direct or indirect common control with LNC), (c) the registration statement of which this prospectus forms a part has been declared effective by the SEC and (d) the following statements are true:

(1) No action or event has occurred, may occur or has been threatened (including a default under an agreement, indenture or other instrument or obligation to which LNC or one of its affiliates is a party or by which LNC or one of its affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the exchange offers, the exchange of capital securities under an exchange offer, the consent solicitations or the proposed amendments, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

•

in LNC’s reasonable judgment, challenges the making of the exchange offers, the exchange of capital securities under an exchange offer, the consent solicitations or the proposed amendments or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any manner, the exchange offers, the exchange of capital securities under an exchange offer, the consent solicitations or the proposed amendments; or

•

in LNC’s reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of LNC and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to LNC of the exchange offers, the exchange of capital securities under an exchange offer, the consent solicitations or the proposed amendments;

(2) None of the following has occurred:

•	any general suspension of or limitation on trading in securities on any United States national securities exchange or in the over-the-counter market (whether or not mandatory);

•	any material adverse change in the price of the capital securities;

•	a material impairment in the market for debt securities in the United States;

•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);

•

a commencement or material escalation of a war, armed hostilities, terrorist act or other national or international crisis directly or indirectly relating to the United States, if the effect of any such event, in LNC’s reasonable judgment, makes it impracticable or inadvisable to proceed with the exchange offers or consent solicitations;

•

any limitation (whether or not mandatory) by any governmental authority on, or other event, in LNC’s reasonable judgment, having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States;

•	any material adverse change in the securities or financial markets in the United States generally;

•	a suspension or limitation on trading of LNC’s existing securities on any exchange or over-the-counter market that persists or has not been lifted; or

•	in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof; and

(3) The capital securities trustee has not been directed by any holders of capital securities to object in any respect to, or take any action that could in LNC’s reasonable judgment adversely affect the consummation of, any of the exchange offers, the exchange of capital securities, as applicable, under an exchange offer, the consent solicitations or LNC’s ability to effect the proposed amendments, nor has the capital securities trustee taken any action that challenges the validity or effectiveness of the procedures used by LNC in making the exchange offers or the exchange of the capital securities under an exchange offer.

(4) The capital securities trustee shall have executed and delivered one or more supplemental indentures relating to the proposed amendments and not objected in any respect to, or taken any action that could in LNC’s reasonable judgment adversely affect the consent solicitations or our ability to effect the proposed amendments, nor shall such trustee have taken any action that challenges the validity or effectiveness of the procedures used to solicit consents (including the form thereof).

All of these conditions are for LNC’s sole benefit and, except for the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC, may be waived by LNC, in whole or in part in LNC’s sole discretion. Any determination made by LNC concerning these events, developments or circumstances shall be conclusive and binding, subject to the rights of the holders of the capital securities to challenge such determination in a court of competent jurisdiction. All conditions to the exchange offers must be satisfied, or, where permitted, waived, at or by the expiration date.

If any of the foregoing conditions are not satisfied, LNC may, in its sole discretion and with respect to any or all of the exchange offers, at any time prior to, or on, as applicable, the expiration date:

•	terminate the exchange offers and return all tendered capital securities to the respective tendering holders;

•	modify, extend or otherwise amend the exchange offers and retain all tendered capital securities until the expiration date, as extended, subject, however, to any withdrawal rights of holders;

•

accept all capital securities tendered and not previously validly withdrawn, but not waive the unsatisfied conditions with respect to the exchange offers, which would automatically waive such conditions with respect to the consent solicitations, or adopt the proposed amendments; or

•	waive the unsatisfied conditions with respect to the exchange offers and accept all capital securities tendered and not previously validly withdrawn.

In addition, LNC may amend the terms of any exchange offer without amending the terms of any other exchange offer. LNC may complete any exchange offer even if valid consents sufficient to effect the proposed amendments to the corresponding capital security indenture are not received. Any such amendment, termination, modification, extension or waiver with respect to any and all of the exchange offers by LNC will automatically amend, terminate, modify, extend or waive conditions precedent to the corresponding consent solicitation, as applicable.

In addition, subject to applicable law, LNC may in its absolute discretion terminate any or all of the exchange offers for any other reason or for no reason.

ADDITIONAL INFORMATION ABOUT THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Costs of the Exchange Offers and Consent Solicitations

Exchange Agent

Global Bondholder Services Corporation has been appointed the exchange agent for the exchange offers and consent solicitations. All correspondence in connection with the exchange offers should be sent or delivered by each holder of capital securities, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the exchange agent at the address and telephone numbers set forth on the back cover page of this prospectus. LNC will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith. In connection with the exchange offers and consent solicitations, LNC will also pay soliciting retail brokers a soliciting broker fee and will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to holders of capital securities and in handling or forwarding tenders of capital securities by their customers. See the section entitled “The Exchange Offers and Consent Solicitations—Soliciting Broker Fees.”

Information Agent

Global Bondholder Services Corporation has been appointed as the information agent for the exchange offers and the consent solicitations, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this prospectus. Holders of any capital securities issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee may also contact such record holder for assistance concerning the exchange offers.

Dealer Managers

LNC has retained Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Siebert Williams Shank & Co., LLC to act as the dealer managers and solicitation agents in connection with the exchange offers and consent solicitations. The dealer managers may use affiliates or other appropriately licensed entities for soliciting tenders in the exchange offers and consent solicitations in jurisdictions in which the dealer managers are not otherwise permitted. LNC may appoint additional dealer managers. LNC will pay the dealer managers a customary fee as compensation for their services. LNC will also reimburse the dealer managers for certain expenses. The obligations of the dealer managers to perform this function are subject to certain conditions. LNC has agreed to indemnify the dealer managers against certain liabilities, including liabilities under the federal securities laws under certain circumstances. Questions regarding the terms of the exchange offers or the consent solicitations may be directed to the dealer managers at its address and telephone numbers set forth on the back cover page of this prospectus.

The dealer managers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time, in the ordinary course of their business, certain of the dealer managers and their affiliates have provided, and may in the future provide, various financial advisory, investment banking, commercial banking or investment management services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. Certain of the dealer managers or their affiliates may also hold our outstanding capital securities and, as a result, may participate in the exchange offers. As part of our ordinary course of business, we enter into bilateral open derivative transactions with certain of the dealer managers. In addition, the dealer managers and their affiliates may, from time to time, engage in transactions with or perform services for us in the ordinary course of business, including acting as distributors of various life, annuity, defined contribution and investment products of our subsidiaries. From time to time, certain of the dealer managers and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

In the ordinary course of their various business activities, the dealer managers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The dealer managers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Certain of the dealer managers or their affiliates that have a lending relationship with us routinely hedge, and certain other of the dealer managers or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such dealer managers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the subordinated notes. Any such credit default swaps or short positions could adversely affect future trading prices of the capital securities or the subordinated notes.

Other Fees and Expenses

The expenses of soliciting tenders and consents with respect to the capital securities will be borne by LNC. The principal solicitations are being made by mail as well as electronically. Additional solicitations may be made by telephone or in person by the dealer managers and the information agent, as well as by officers and other employees of LNC and its affiliates.

Tendering holders of capital securities will not be required to pay any fee or commission to the dealer managers. If a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

COMPARISON OF RIGHTS OF SECURITYHOLDERS

The following is a summary of certain material differences between (i) the terms of the capital securities, and the rights of holders of such securities, and (ii) the terms of the subordinated notes, and the rights of holders of such notes. If consummation of the exchange offers (or either of them) occurs, the rights of holders of capital securities under such capital securities who exchange their capital securities for subordinated notes will continue to be governed by the laws of the State of New York but will also then be governed by the terms of the applicable subordinated notes and the subordinated notes indentures under which the subordinated notes are issued. The following description of the capital securities reflects the capital securities as currently constituted and does not reflect any changes to certain terms and conditions and other terms of the capital securities or the capital securities indentures that may be effected following the consent solicitations as described in “The Proposed Amendments.” Provisions that would be removed from the capital securities as a result of the proposed amendments are indicated as bolded, underlined and italicized (such as: [deletion example]) in the capital securities column below.

The following is a summary and therefore neither a complete statement of the rights of holders of capital securities and subordinated notes nor a complete description of the specific provisions of the capital securities and capital securities indentures and the subordinated notes and subordinated notes indentures referred to below. The summary is only provided for convenience, does not purport to be complete and is qualified in its entirety by reference to the capital securities and capital securities indentures and the subordinated notes and subordinated notes indenture, as applicable, which are filed as exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10 and 4.11, respectively, to the registration statement of which this prospectus forms a part. Holders of capital securities are encouraged to read the capital securities indentures and subordinated notes indentures carefully and in their entirety because they contain information not included in the summary.

LNC, the issuer of the capital securities and subordinated notes, is referred to as “LNC,” the “Company,” “we,” and “us” below. Other terms used in the comparison of the subordinated notes and capital securities below and not otherwise defined in this prospectus have the meanings given to those terms in the subordinated notes indenture or the capital securities indenture, as applicable.

	Capital Securities	Subordinated Notes
Interest, Interest Rate and Maturity Date

Form of Capital Security:

Subject to certain requirements during any Optional Deferral Period or following a Trigger Event, as described below.

Interest on the 2066 capital securities accrues an annual rate of 3-month LIBOR plus a margin equal to 2.3575%, payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year.

Interest on the 2067 capital securities accrues at an annual rate of 3-month LIBOR plus a margin equal to 2.0400%, payable quarterly in arrears on January 20, April 20, July 20 and October 20 of each year.

Form of Subordinated Note:

The subordinated notes due 2066 will bear interest at the per annum rate of 3-month LIBOR plus a margin equal to 2.3575%, payable quarterly on each Interest Payment Date in respect of an Interest Payment Period, subject to the provisions set forth below under “Benchmark Transition Provisions”.

The subordinated notes due 2067 will bear interest at the per annum rate of 3-month LIBOR plus a margin equal to 2.0400%, payable quarterly on each Interest Payment Date in respect of an Interest Payment Period, subject to the provisions set forth below under “Benchmark Transition Provisions”.

Capital Securities	Subordinated Notes

“Maturity Date” means the

date on which the respective capital securities mature:

•  May 17, 2066, in the case of the 2066 capital securities, and

•  April 20, 2067, in the case of the 2067 capital securities,

and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest. Notwithstanding the preceding sentence, in the event that the Maturity Date is not a Business Day, then the Maturity Date will be the next succeeding day which is a Business Day, except that if such Business Day is in the next succeeding calendar month, then the Maturity Date will be the immediately preceding day which is a Business Day.

“Business Day” means any day which is not a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies located in New York City are authorized or obligated by law to close.

“Optional Deferral Period” has the meaning provided in Section 4.1 of the capital securities indentures, which is set forth under “—Optional Deferral” below.

“Trigger Event” has the meaning provided in Section 4.3 of the capital securities indentures, which is set forth under “—Trigger Event” below.

“Maturity Date” means the date on which the respective subordinated notes mature:

•  May 17, 2066, in the case of the subordinated notes due 2066, and

•  April 20, 2067, in the case of the subordinated notes due 2067,

and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including compounded interest. Notwithstanding the preceding sentence, in the event that the Maturity Date is not a Business Day, then the Maturity Date will be the next succeeding day which is a Business Day, except that if such Business Day is in the next succeeding calendar month, then the Maturity Date will be the immediately preceding day which is a Business Day.

“Business Day” means any day which is not a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies located in New York City are authorized or obligated by law or executive order to close.

“Interest Payment Date” means each February 17, May 17, August 17 and November 17, commencing August 17, 2021 (assuming the expiration date occurs on August 9, 2021 and the subordinated notes due 2066 are issued on August 11, 2021) in the case of the subordinated notes due 2066 and each January 20, April 20, July 20 and October 20, commencing on October 20 (assuming the expiration date occurs on August 9, 2021 and the subordinated notes due 2067 are issued on August 11, 2021) in the case of the subordinated notes due 2067; provided that if any such day from and after the first Interest Payment Date is not a Business Day, then the Interest Payment Date shall be the next succeeding day that is a Business Day,

	Capital Securities	Subordinated Notes

except that if such Business Day is in the next succeeding calendar month, then such Interest Payment Date will be the immediately preceding Business Day.

“Interest Payment Period” means the quarterly period from and including an Interest Payment Date to but not including the next succeeding Interest Payment Date, except for the first Interest Payment Period which shall be determined from and including (i) May 17, 2021 with respect to the subordinated notes due 2066 and (ii) July 20, 2021 with respect to the subordinated notes due 2067 (in each case assuming the expiration date occurs on August 9, 2021 and both series of the subordinated notes are issued on August 11, 2021) (in each case subject to Section 2.1(b) of the 2066 subordinated notes supplemental indenture and the 2067 subordinated notes supplemental indenture, respectively).

Benchmark Transition Provisions	Not applicable.

Section 2.5 of the 2066 subordinated notes supplemental indenture Section 2.5 of the 2067 subordinated notes supplemental indenture

(a) Benchmark Replacement. If the Company or its designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the subordinated notes in respect of such determination on such date and all determinations on all subsequent dates.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the

Capital Securities	Subordinated Notes

right to make Benchmark Replacement Conforming Changes from time to time without the consent of the Holders of the subordinated notes or the Trustee.

(c) Decisions and Determinations. Any determination, decision or election that may be made by the Company or our designee pursuant to the Benchmark Transition provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(i) will be conclusive and binding absent manifest error;

(ii) if made by the Company, will be made in the Company’s sole discretion;

(iii) if made by the Company’s designee, will be made after consultation with the Company, and such designee will not make any such determination, decision or election to which the Company objects; and

(iv) notwithstanding anything to the contrary herein or in the subordinated notes, shall become effective without consent from the holders of the subordinated notes or any other party.

(d) Any determination, decision or election pursuant to the Benchmark Replacement provisions set forth in this Section 2.5 shall be made by the Company or its designee (which may be the Company’s Affiliate) on the basis described above, and in no event shall the Trustee, the Paying Agent or the Calculation Agent be responsible for making any such determination, decision or election. The Company may, in its sole discretion, designate any Affiliate of the Company or any other person to make one or more determinations, decisions or elections

Capital Securities	Subordinated Notes

on a temporary or permanent basis, and the Company may, in its sole discretion, revoke any such designation. Any person so designated in accordance with the immediately preceding sentence will be a “designee” for purposes of these provisions addressing the effect of a Benchmark Transition Event for so long as such designation remains in effect.

“Benchmark” means, initially, 3-Month LIBOR; provided, that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to 3-Month LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by Company or its designee as of the Benchmark Replacement Date:

(i) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(ii) the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by Company or its designee as of the Benchmark Replacement Date:

(i) if the applicable Unadjusted Benchmark Replacement is equivalent

Capital Securities	Subordinated Notes

to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(ii) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest payment period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Company or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determines that no market practice for use of the benchmark replacement exists, in such other manner as the Company or its designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(i) in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of

Capital Securities	Subordinated Notes

information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(ii) in the case of clause (iii) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(i) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(ii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a

Capital Securities	Subordinated Notes

resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(iii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the

International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the

	Capital Securities	Subordinated Notes

applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is 3-Month LIBOR, 11:00 a.m. (London time) on the particular Interest Determination Date, and (ii) if the Benchmark is not 3-Month LIBOR, the time determined by the Company or its designee in accordance with the Benchmark Replacement Conforming Changes.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Redemption

Section 3.1 of the 2066 capital securities supplemental indenture; Section 3.1 of the 2067 capital securities supplemental indenture

The Company shall have the right, at its option, to redeem the capital securities for cash, in whole or in part at a cash redemption price equal to the Par Redemption Amount; provided that if the capital securities are not redeemed in whole, at least $50,000,000 aggregate principal amount of the capital securities (excluding any capital securities held by the Company or any of its Affiliates) remains outstanding after giving effect to such redemption.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Company shall not be deemed to include any Lincoln Trust to which Securities have been issued. For the purposes of this definition, “control” when used with respect to any specified Person means the power to

Section 3.1 of the 2066 subordinated notes supplemental indenture; Section 3.1 of the 2067 subordinated notes supplemental indenture

The subordinated notes shall be redeemable in accordance with the procedures set forth in Article XI of the subordinated notes base indenture:

(a) The Company shall have the right, at its option, to redeem the subordinated notes for cash,

(i) in whole at any time or in part, from time to time, on or after [●], 2026[4] at a redemption price equal to the principal amount of the Subordinated Notes being redeemed plus accrued and unpaid interest to but excluding the Redemption Date; provided that if the subordinated notes are not redeemed in whole, at least $25 million aggregate principal amount of the subordinated notes, excluding any subordinated notes held by us or any of our Affiliates, must remain Outstanding after giving effect to such redemption;

(ii) in whole, but not in part, at any time prior to [●], 2026,[5] within 90 days

[4]	The date that is five years after the issuance date of the Subordinated Notes.
[5]	The date that is five years after the issuance date of the Subordinated Notes.

Capital Securities	Subordinated Notes

direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Lincoln Trust” refers to one or more business trusts of preferred trust interests in such Trusts and common interests in such Trusts.

“Par Redemption Amount” means a cash redemption price of 100% of the principal amount of the capital securities to be redeemed, plus accrued and unpaid interest, together with any Compounded Interest, on such capital securities to the date of redemption.

after the occurrence of a Tax Event or a Regulatory Capital Event at a redemption price equal to the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to but excluding the Redemption Date; or

(iii) in whole, but not in part, at any time prior to [●], 2026,[6] within 90 days after the occurrence of a Rating Agency Event at a redemption price equal to 102% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to but excluding the Redemption Date;

provided, in each case, that all accrued and unpaid interest, including deferred interest (and compounded interest thereon) shall have been paid in full on all Outstanding subordinated notes for all Interest Payment Periods ending on or before the Redemption Date. In the event the subordinated notes are treated as “Tier 2 Capital” (or a substantially similar concept) under the capital rules of any Capital Regulator applicable to the Company, any redemption of the subordinated notes shall be subject to the Company’s receipt of any required prior approval from such Capital Regulator and to the satisfaction of any conditions set forth in those capital rules and any other applicable regulations of any other Capital Regulator that are applicable to the Company’s redemption of the subordinated notes.

(b) In no event, shall the Trustee be responsible for monitoring the ratings of the subordinated notes or an occurrence of a Rating Agency Event.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by

[6]	The date that is five years after the issuance date of the Subordinated Notes.

Capital Securities	Subordinated Notes

or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Capital Regulator” means the governmental agency or instrumentality, if any, that has group-wide oversight of the Company’s regulatory capital.

“Defeasance” has the meaning specified in Section 14.02 of the subordinated notes base indenture.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Holder” or “holder” means a Person in whose name at the time a particular Security is registered in the Security Register.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 of the subordinated notes base indenture.

“Outstanding” or “outstanding”, when used with respect to Securities, means,

Capital Securities	Subordinated Notes

as of the date of determination, all Securities theretofore authenticated and delivered under the subordinated notes indentures, except:

(i) Securities theretofore cancelled by the Trustee or delivered or deemed delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount and in the required currency or currency unit has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to the subordinated notes indentures or provision therefor satisfactory to the Trustee has been made;

(iii) Securities as to which Defeasance has been effected pursuant to Section 14.02 of the subordinates notes base indenture; and

(iv) Securities which have been paid pursuant to Section 3.07 of the subordinated notes base indenture or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to the subordinated notes indentures, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action

Capital Securities	Subordinated Notes

hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.02, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.02, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the Dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.02, of the principal amount of such Security (or, in the case of a Security described in clause (A) or (B) above, of the amount determined as provided in such clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Trust Officer actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities

Capital Securities	Subordinated Notes

or any Affiliate of the Company or of such other obligor.

“Paying Agent” means the Trustee or any other Person authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Securities on behalf of the Company.

“Person” or “person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act that then publishes a rating for the Company (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the subordinated notes, which amendment, clarification or change results in:

(i) the shortening of the length of time the subordinated notes are assigned a particular level of equity credit by that rating agency compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the date of the subordinated notes supplemental indentures, or

(ii) the lowering of the equity credit (including up to a lesser amount) assigned to the subordinated notes by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the date of the subordinated notes supplemental indentures.

“Record Date” has the meaning provided in Section 2.4(f) of the subordinated notes supplemental indentures.

Capital Securities	Subordinated Notes

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to the subordinated notes indenture.

“Regulatory Capital Event” means the Company’s good faith determination that, as a result of:

(i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States or any other governmental agency or instrumentality as may then have group-wide oversight of the Company’s regulatory capital that is enacted or becomes effective after the date of the subordinated notes supplemental indentures;

(ii) any proposed amendment to, or change in, those laws, rules or regulations that is announced or becomes effective after the date of the subordinated notes supplemental indentures; or

(iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations that is announced after the date of the subordinated notes supplemental indentures, there is more than an insubstantial risk that the Company would not be entitled to treat an amount equal to the full principal amount of the subordinated notes outstanding from time to time as “Tier 2 Capital” (or a substantially similar concept) for purposes of the capital adequacy rules of any Capital Regulator to which the Company is or will be subject; provided that the proposal or adoption of any criterion:

(i) that is substantially the same as the corresponding criterion in the capital adequacy rules of the Board of

Capital Securities	Subordinated Notes

Governors of the Federal Reserve System applicable to bank holding companies as of the date of the subordinated notes supplemental indentures, or

(ii) that would result in the full principal amount of the subordinated notes outstanding from time to time not qualifying as “Tier 2 Capital” (or a substantially similar concept) for purposes of the capital adequacy rules of the Capital Regulator solely because the Company may redeem the subordinated notes at its option upon the occurrence of a Rating Agency Event will not constitute a Regulatory Capital Event.

“Responsible Trust Officer”, when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee having direct responsibility for the administration of the subordinated notes indentures and any other officer to whom a particular matter is referred because of his knowledge of and familiarity with the particular subject.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Security Register” has the meaning specified in Section 3.06(a) of the subordinated notes base indenture.

“Tax Event” means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any:

(i) amendment to or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or effective on or

	Capital Securities	Subordinated Notes

after the date of the subordinated notes supplemental indentures;

(ii) official administrative decision or judicial decision or administrative action or other official pronouncement (including a private letter ruling, technical advice memorandum or other similar pronouncement) by any court, government agency or regulatory authority interpreting or applying those laws or regulations that is announced on or after the date of the subordinated notes supplemental indentures; or

(iii) threatened challenge asserted in connection with an audit of the Company or any of its Subsidiaries, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the subordinated notes, which challenge is asserted against the Company or becomes publicly known on or after the date of the subordinated notes supplemental indentures, there is more than an insubstantial increase in the risk that interest accruing or payable by the Company on the subordinated notes is not, at any time subsequent to the Company’s receipt of such opinion will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes.

“Trustee” means The Bank of New York Mellon.

“Calculation Agent” means, initially, the Trustee.

Optional Deferral

Section 4.1 of the 2066 capital securities supplemental indenture; Section 4.1 of the 2067 capital securities supplemental indenture

So long as no Event of Default or Trigger Event has occurred and is continuing under the capital securities indentures, the Company may elect at any time during the term of the capital

Section 4.1 of the 2066 subordinated notes supplemental indenture; Section 4.1 of the 2067 subordinated notes supplemental indenture

(a) So long as no Event of Default with respect to the subordinated notes has occurred or is continuing, the Company shall have the right to elect, at any time and from time to time, to defer the

Capital Securities	Subordinated Notes

securities , and from time to time, to defer one or more payments of interest on such capital securities (an “Optional Deferral” and any such deferred interest, “Optionally Deferred Interest”) for up to five years (excluding any time an Optional Deferral is suspended pursuant to Section 4.3 thereof). During any Optional Deferral (an “Optional Deferral Period”), the Company may pay Optionally Deferred Interest out of any source of funds. Optionally Deferred Interest will continue to accrue and compound semi-annually or quarterly, as applicable, on each interest payment date, to the extent permitted by applicable law, at the applicable Coupon Rate. If Optional Deferral has continued beyond the Fifth Deferral Anniversary (as defined in Section 6.3), then the provisions of Section 6.3 thereof will apply, and the Company must (except upon an Event of Default with respect to the capital securities) make Commercially Reasonable Efforts to sell certain Qualifying Securities pursuant to Section 6.3 thereof. If such efforts are successful, the Company must pay Optionally Deferred Interest out of the net proceeds from the sale of such Qualifying Securities on the next succeeding interest payment date following the Fifth Deferral Anniversary, but if the provisions of Section 6.3 thereof apply, the Company cannot pay such Optionally Deferred Interest from sources other than the net proceeds from the sale of stock pursuant to Section 6.2 thereof will apply. There is no limit on the number of Optional Deferral Periods that the Company may begin.

“Coupon Rate” means the Fixed Rate during the Fixed Rate Period and the Floating Rate during the Floating Rate Period.

“Events of Default” is defined under “—Events of Default” below.

payment of interest on the subordinated notes for one or more consecutive Interest Payment Periods that do not exceed five years for any single Deferral Period, provided that no Deferral Period shall extend beyond the Maturity Date, any earlier accelerated maturity date arising from an Event of Default or any other earlier redemption of the subordinated notes. If the Company has paid all deferred interest (including compounded interest thereon) on the subordinated notes, the Company shall have the right to elect to begin a new Deferral Period pursuant to Section 4.1 of the subordinated notes supplemental indentures.

(b) At the end of any Deferral Period, the Company shall pay all accrued and unpaid deferred interest (including compounded interest thereon) on the subordinated notes to the Persons in whose names the subordinated notes are registered in the Securities Register at the close of business on the Record Date with respect to the Interest Payment Date at the end of such Deferral Period.

“Deferral Period” means the period commencing on an Interest Payment Date with respect to which the Company defers interest pursuant to Section 4.1 and ending on the earlier of (i) the fifth anniversary of that Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all deferred and unpaid amounts (including compounded interest on such deferred amounts) and all other accrued interest on the subordinated notes.

“Events of Default” is defined under “—Events of Default” below.

“Maturity Date” is defined under “—Interest, Interest Rate and Maturity Date” above.

Capital Securities	Subordinated Notes

“Extension Period” refers to such period or periods that the Company defers the payment of interest on certain Securities, as may be contemplated by Section 3.1 of the capital securities base indenture.

“Fixed Rate” refers to a per

annum rate of 7%, in the case of the 2066 capital securities, and 6.05%, in the case of the 2067 capital securities.

“Fixed Rate Period” means the period from the date of initial issuance of the capital securities up to but not including May 17, 2016, in the case of the 2066 capital securities, and April 20, 2017, in the case of the 2067 capital securities.

“Floating Rate” means the rate of interest on the capital securities during the Floating Rate Period.

“Floating Rate Period” means the period from May 17, 2016, in the case of the 2066 capital securities, and April 20, 2017, in the case of the 2067 capital securities, up to but not including the Maturity Date or earlier redemption.

“Holder” means a Person in whose name a Security is registered in the Securities Register.

“Maturity” when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Outstanding” means, when used in reference to any Securities, as of the date of determination, all Securities theretofore authenticated and delivered under the capital securities base indenture, except: (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation; (ii) Securities for whose payment money in the necessary

	Capital Securities	Subordinated Notes

amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; and (iii) Securities in substitution for or in lieu of which other Securities have been authenticated and delivered or which have been paid pursuant to Section 3.6 of the capital securities base indenture, unless proof satisfactory to the Trustee is presented that any such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Company.

“Paying Agent” means the Trustee or any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

“Qualifying Securities” means the Company’s Common Stock, including treasury shares and shares of Common Stock sold pursuant to any dividend reinvestment plan or employee benefit plan of the Company and, in the case of the 2067 capital securities, Qualifying Warrants.

Trigger Event

Section 4.3 of the 2066 capital securities supplemental indenture; Section 4.3 of the 2067 capital securities supplemental indenture

(a) If and to the extent that a Trigger Event has occurred and is continuing, and regardless of any notice of Optional Deferral that has been previously delivered, the Company may pay interest on the capital securities (other than any interest that had accrued during an Optional Deferral Period prior to the Fifth Deferral Anniversary and prior to the occurrence of a Trigger Event, which may remain unpaid or be paid out of any source of funds) only to the extent that such interest is paid in accordance with the Alternative Coupon Satisfaction Mechanism. Any interest that is accrued and unpaid

Not applicable.

Capital Securities	Subordinated Notes

during a period when a Trigger Event has occurred and is continuing (a “Trigger Period”) will continue to accrue and compound semi-annually or quarterly, as applicable, to the extent permitted by applicable law, at the applicable Coupon Rate. Non-payment of interest may not continue for more than ten consecutive years or extend beyond the Maturity Date of, or the redemption date for, the capital securities, provided that, in the case of the 2067 capital securities, upon any redemption prior to the Maturity Date, that deferred interest must be paid only with proceeds of the Qualifying Securities pursuant to Section 6.3 of the 2067 capital securities indenture. If a Trigger Event occurs after commencement of an Optional Deferral, the Optional Deferral will be deemed suspended during the Trigger Period. After the Trigger Period is no longer continuing, the Optional Deferral will resume and any accrued time during the Optional Deferral Period prior to such suspension will be counted toward the five year limitation set forth in Section 4.1 thereto.

(b) In the event that a Trigger Period is no longer continuing and at the termination of the Trigger Period there is no unpaid interest from an Optional Deferral Period that had continued beyond the Fifth Deferral Anniversary, the Company may pay subsequent interest in cash from any source of funds. Notwithstanding the foregoing, any unpaid interest, together with any Compounded Interest, that accrued during the continuance of a Trigger Period may only be satisfied in accordance with the provisions of the Alternative Coupon Satisfaction Mechanism, except upon an Event of Default with respect to the capital securities; provided, however, that any accrued

Capital Securities	Subordinated Notes

and unpaid interest will in all events be due and payable upon maturity or redemption of the capital securities, except for Foregone Interest (if any).

(c) During such Trigger Period, the restrictions on interest payments from sources other than the Alternative Coupon Satisfaction Mechanism will continue until neither of the conditions in clauses (i) and (ii) of the definition of “Trigger Event” exists as of the thirtieth day prior to an interest payment date. In addition, in the case of a restriction arising under clause (ii) of the definition of “Trigger Event,” such restrictions will continue until neither of the conditions in clauses (i) and (ii) of the definition of “Trigger Event” exists as of the thirtieth day prior to an interest payment date and the Company’s Adjusted Shareholders’ Equity Amount has increased or has declined by less than 10%, in either case as compared to the Adjusted Shareholders’ Equity Amount at the end of the Benchmark Quarter for each interest payment date as to which interest payment restrictions were imposed under clause (ii) of the definition of “Trigger Event” and Section 4.3(a) thereof.

“Adjusted Shareholders’ Equity Amount” means, as of any quarter end, subject to the provisos to the definition of “Trigger Event,” the shareholders’ equity of the Company as reflected on the Company’s consolidated GAAP balance sheet as of such quarter end, minus (i) accumulated other comprehensive income as reflected on such consolidated balance sheet, and (ii) any increase in shareholders’ equity resulting from the issuance of preferred stock during such quarter.

“Benchmark Quarter” means, with respect to any completed quarter, the

	Capital Securities	Subordinated Notes

quarter that is ten fiscal quarters prior to such completed quarter.

“Compounded Interest” means accrued and unpaid interest on the capital securities, together with interest thereon, to the extent permitted by applicable law, compounded semi-annually or quarterly, as applicable, at the Coupon Rate.

“Foregone Interest” has the meaning provided in Section 11.1 of the capital securities indentures.

“GAAP” means, at any date or for any period, U.S. generally accepted accounting principles as in effect on such date or for such period.

Alternative Coupon Satisfaction Mechanism

Section 6.3 of the 2066 capital securities supplemental indenture; Section 6.3 of the 2067 capital securities supplemental indenture

(a) Commencing with the first to occur of:

(i) if any Optionally Deferred Interest is outstanding due to an Optional Deferral, the date that is five years after the first interest payment date as of which the Company deferred payment of interest on the capital securities (excluding any time an Option [sic] Deferral is suspended pursuant to Section 4.3 thereof), and for which Optionally Deferred Interest remains outstanding (the “Fifth Deferral Anniversary”), or

(ii) if a Trigger Event has occurred and is continuing as of the thirtieth day prior to an interest payment date (regardless of whether a notice of an Optional Deferral has been delivered) (the “Trigger Determination Date”), the Company shall make Commercially Reasonable Efforts to effect sales of Qualifying Securities in an amount that will generate sufficient net proceeds to enable the Company to pay interest in full on the capital securities (the “Alternative

Not applicable.

Capital Securities	Subordinated Notes

Coupon Satisfaction Mechanism”), which obligation will continue until all unpaid interest has been paid in full; provided that the Company’s obligation to make Commercially Reasonable Efforts to sell its Qualifying Securities to satisfy its obligation to pay interest is subject to Market Disruption Events, does not apply to interest that has accrued during an Optional Deferral Period prior to the Fifth Deferral Anniversary, and does not apply if an Event of Default with respect to the capital securities has occurred and is continuing.

The net proceeds received by the Company from the issuance of Qualifying Securities (i) during the 180 days prior to any interest payment date on which the Company is required to use the Alternative Coupon Satisfaction Mechanism and (ii) designated by the Company at or before the time of such issuance as available to pay interest on the capital securities will, at the time such proceeds are delivered to the Trustee to satisfy the relevant interest payment, be deemed to satisfy the Company’s obligations to pay interest on the capital securities pursuant to the Alternative Coupon Satisfaction Mechanism.

The following two paragraphs apply only in the case of the 2067 capital securities:

When the Alternative Coupon Satisfaction Method applies, the Company shall not be permitted, subject to the provisions of the next paragraph, to sell shares of its Common Stock or Qualifying Warrants such that the Common Stock to be issued (or which would be issuable upon exercise or conversion thereof) would be in excess of 20 million shares of the Company’s Common Stock (the “Share Cap

Capital Securities	Subordinated Notes

Amount”). If the issued and outstanding shares of the Company’s Common Stock are changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, the Share Cap Amount shall be correspondingly adjusted. The Share Cap Amount limitation will apply so long as the capital securities remain outstanding, but the Company shall agree to use Commercially Reasonable Efforts when the Alternative Coupon Satisfaction Mechanism applies to increase the Share Cap Amount from time to time to a number of shares that would allow the Company to satisfy its obligations with respect to the Alternative Coupon Settlement Mechanism.

If the Share Cap Amount has been reached and it is not sufficient to allow the Company to raise sufficient proceeds to pay deferred interest in full or satisfy its obligations as a consequence of a Trigger Event, it shall use Commercially Reasonable Efforts to increase the Share Cap Amount only to the extent that it can do so and (i) simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of the Company’s Common Stock or (ii) if the Company cannot increase the Share Cap Amount as contemplated in the preceding clause, by requesting its Board of Directors to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of shares of its authorized Common Stock for purposes of satisfying its obligations to pay deferred interest or

Capital Securities	Subordinated Notes

satisfy its obligations as a consequence of a Trigger Event.

As used in Section 6.3, the term “Commercially Reasonable Efforts” means commercially reasonable efforts on the part of the Company to complete the offer and sale of shares of its Qualifying Securities to third parties that are not subsidiaries of the Company in public offerings or private placements, provided that the Company will be deemed to have made such commercially reasonable efforts during a Market Disruption Event regardless of whether the Company makes any offers or sales during such Market Disruption Event. For the avoidance of doubt, the Company will not be considered to have made such Commercially Reasonable Efforts to effect a sale of the stock (in the case of the 2067 capital securities, the Qualifying Securities) if it determines to not pursue or complete such sale solely due to pricing (in the case of the 2067 capital securities, or dilution) considerations.

(b) Following the Fifth Deferral Anniversary or the Trigger Determination Date, the Company shall apply the net proceeds received by it from sales of shares of its Qualifying Securities to the payment of interest, with net proceeds to be paid promptly after receipt until all interest amounts owing have been paid in full.

(c) In the event that net proceeds received by the Company from one or more sales of shares of its Qualifying Securities following such Fifth Deferral Anniversary or the Trigger Determination Date are not sufficient to satisfy the full interest amount, such net proceeds will be paid to the Holders of the capital securities on a pro rata basis.

Capital Securities	Subordinated Notes

(d) Any interest payment made pursuant to the provisions of Section 6.3 will first be allocated to payment of the interest due on the next interest payment date. Any payment of interest in excess of the amount of the interest due on that interest payment date will be applied first against any then existing accrued and unpaid interest, in chronological order beginning with the earliest unpaid interest payment date, and then against any accrued and unpaid Compounded Interest. If the Company has outstanding at such time any debt securities ranking pari passu with the capital securities under the terms of which the Company is obligated to sell Qualifying Securities and apply the net proceeds to payment of deferred interest on such pari passu securities and the Company at such time is required to apply such proceeds to pay deferred interest on such pari passu securities, then on any date and for any period the amount of net proceeds received by the Company from such sales and available for payment of such deferred interest shall be applied to the capital securities and such pari passu securities on a pro rata basis. Notwithstanding the foregoing, a partial payment will be applied (i) to Optionally Deferred Interest but only to the extent that the source of such partial payment is other than the sale of Qualifying Securities, and (ii) first to interest that is unpaid during a

Trigger Period and second to Optionally Deferred Interest, to the extent that the source of such partial payment is the sale of Qualifying Securities.

“Common Stock” means the common stock, without par value, of the Company.

Capital Securities	Subordinated Notes

“Market Disruption Event” means the occurrence or existence of any of the following events or circumstances:

(i) trading in securities generally on the principal exchange on which the Company’s securities are then listed and traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Securities and Exchange Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, and, in the case of the 2067 capital securities, such that trading has been materially disrupted;

(ii) a material disruption or banking moratorium occurs or has been declared in commercial banking or securities settlement or clearance services in the United States, and, in the case of the 2067 capital securities, such that market trading in any of the Qualifying Securities has been disrupted or ceased;

(iii) there is such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States is, in the case of the 2066 capital securities, in the Company’s judgment impracticable to proceed with the offer and sale of its common stock, or in the case of the 2067 capital securities, such that trading in any of the Qualifying Securities has been materially disrupted; or

(iv) an event occurs and is continuing as a result of which the offering document for such offer and sale of the securities (in the case of the 2067 capital securities, the Qualifying

Capital Securities	Subordinated Notes

Securities) would (in the case of the 2067 capital securities), in the reasonable judgment of the Company, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (1) the disclosure of that event at such time, in the judgment of the Company, would have a material adverse effect on the Company’s business or (2) the disclosure relates to a previously undisclosed proposed or pending material development or business transaction, and the Company has a bona fide business reason for keeping the same confidential or the disclosure of which would impede the Company’s ability to consummate such transaction, provided that no single suspension period contemplated by this paragraph (iv) may exceed ninety consecutive days and multiple suspension periods contemplated by this paragraph (iv) may not exceed an aggregate of 180 days in any 360-day period.

In the case of the 2067 capital securities, “Current Stock Market Price” means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on the last trading day immediately preceding the date of issuance as reported in composite transactions by the New York Stock Exchange or, if the Company’s Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Company’s Common Stock is traded or quoted. If the Company’s Common Stock is not listed on any U.S. securities exchange on the relevant date, the Current Stock

	Capital Securities	Subordinated Notes

Market Price shall be the last quoted bid price for the Company’s Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Company’s Common Stock is not so quoted, the Current Stock Market Price shall be the average of the mid-point of the last bid and ask prices for the Company’s Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

In the case of the 2067 capital securities, “Qualifying Warrants” means any net share settled warrants to purchase the Company’s Common Stock that (1) have an exercise price greater than the Current Stock Market Price of the Company’s Common Stock, and (2) the Company is not entitled to redeem for cash and the holders of which are not entitled to require the Company to purchase for cash in any circumstances.

“Trustee” refers to The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association).

Payment Restrictions

Section 6.2 of the 2066 capital securities supplemental indenture; Section 6.2 of the 2067 capital securities supplemental indenture

On any date on which accrued interest through the most recent interest payment date has not been paid in full, whether because of an Optional Deferral, the consequences of a Trigger Event or otherwise, we will not, and will not permit any Subsidiary to, declare or pay any dividends or any distributions on, or make any payments of interest, principal or premium, or any guarantee payments on, or redeem, purchase, acquire or make a liquidation payment on, any of

Section 6.1 of the 2066 subordinated notes indenture;

Section 6.1 of the 2067 subordinated notes indenture

So long as any Subordinated Notes remain outstanding, (a) if the Company has given notice of its election to defer interest payments on the Subordinated Notes but the related Deferral Period has not yet commenced, or (b) a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary to:

(i) declare or pay any dividends or other distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to,

Capital Securities	Subordinated Notes

our capital stock, debt securities that rank equal or junior to the capital securities or guarantees that rank equal or junior to the capital securities, other than pro rata payments on debt securities that rank equally with the capital securities and except for certain exceptions detailed in the capital securities indentures.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

any shares of Capital Stock of the Company;

(ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s debt securities that rank upon the Company’s liquidation on a parity with or junior to the subordinated notes; or

(iii) make any guarantee payments regarding any guarantee issued by the Company of securities of any Subsidiary if the guarantee ranks upon the Company’s liquidation on a parity with or junior to the subordinated notes;

provided, however, the restrictions in clauses (i), (ii) and (iii) above do not apply to:

(A) any purchase, redemption or other acquisition of shares of the Company’s Capital Stock by the Company in connection with:

(1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of its employees, officers, directors, consultants or independent contractors;

(2) the satisfaction of the Company’s obligations pursuant to any contract entered into prior to the beginning of the applicable Deferral Period;

(3) a dividend reinvestment or shareholder purchase plan; or

(4) the issuance of shares of the Company’s Capital Stock, or securities convertible into or exercisable for such Capital Stock, as consideration in an acquisition transaction, the definitive agreement for which is entered into prior to the applicable Deferral Period;

(B) any exchange, redemption or conversion of any class or series of the Company’s Capital Stock, or shares of

Capital Securities	Subordinated Notes

the Capital Stock of one of its Subsidiaries, for any other class or series of the Company’s Capital Stock, or of any class or series of the Company’s Indebtedness for any class or series of the Company’s Capital Stock;

(C) any purchase of fractional interests in shares of the Company’s Capital Stock pursuant to the conversion or exchange provisions of such shares or the securities being converted or exchanged;

(D) any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

(E) any dividend in the form of stock, warrants, options or other rights where the dividend stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; or

(F) (i) any payment of current or deferred interest on Parity Securities that is made pro rata to the amounts due on such Parity Securities (including the subordinated notes) and (ii) any payments of principal or current or deferred interest on Parity Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Securities.

For the avoidance of doubt, notwithstanding anything herein to the contrary, no terms of the subordinated notes will restrict in any manner the ability of any of the Subsidiaries to pay dividends to the Company or any other Subsidiaries or make any distributions to the Company or to any other Subsidiaries.

Capital Securities	Subordinated Notes

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock.

“Corporation” includes corporations, associations, companies (including limited liability companies) and business trusts.

“Deferral Period” is defined above under the section “Optional Deferral”.

“Indebtedness” of any Person means the principal of (and premium, if any) and interest, if any, due on indebtedness of such Person, whether outstanding on the date of the subordinated notes indentures or thereafter created, incurred or assumed, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, which is (a) indebtedness for money borrowed, and (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For the purposes of this definition, “indebtedness for money borrowed” means (i) any obligation of, or any obligation guaranteed by, such Person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any obligation of, or any such obligation guaranteed by, such Person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any property, assets or business shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created), and (iii) any obligations of such Person as lessee under leases required to be capitalized on the balance sheet of the

	Capital Securities	Subordinated Notes

lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such Person is a party. Indebtedness does not include trade accounts payable or accrued liability arising in the ordinary course of business.

“Parity Securities” means indebtedness of the Company that by its terms ranks in right of payment upon liquidation of the Company on a parity with the subordinated notes, and includes the subordinated notes.

“Subsidiary” means any entity of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock.

“Voting Stock” means stock of a Corporation of the class or classes having general voting power under ordinary circumstances in the election of directors, managers or trustees of such Corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Subordination

Section 13.1 of the capital securities base indenture

The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in Article XIII, the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt.

Section 13.01 of the subordinated notes base indenture

The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in Article XIII of the subordinated notes base indenture, the payment of the principal of (and premium, if any) and interest, if any, on each and all of the Securities are hereby expressly made subordinate and subject in right of payment and upon liquidation to the prior payment in full of all amounts then due and payable in respect of all Senior Indebtedness.

Capital Securities	Subordinated Notes

Section 13.2 of the capital securities base indenture

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company (each such event, if any, herein sometimes referred to as a “Proceeding”), then the holders of Senior Debt shall be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Securities are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company (including any series of the Securities) subordinated to the payment of the Securities, such payment or distribution being hereinafter referred to as a “Junior Subordinated Payment”), on account of principal of (or premium, if any) or interest (including any Additional Interest) on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Securities in any such Proceeding.

In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any

The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in Article XIII of the subordinated notes base indenture (subject to Article IX thereof), the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment and upon liquidation to the prior payment in full in cash of all Senior Indebtedness.

This Article XIII shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders of Senior Indebtedness need not prove reliance on the subordination provisions thereof.

Section 13.02 of the subordinated notes base indenture

(a) Upon any payment or distribution of assets of the Company to creditors upon (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event specified in (i), (ii) or (iii) above (each such event, if any, herein sometimes referred to as a “Proceeding”);

Capital Securities	Subordinated Notes

payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all Senior Debt is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

For purposes of this Article only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its

(i) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due on or to become due on or in respect of all Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character whether in cash, property or securities (including any payment or distribution which may be payable or deliverable to Holders of the Securities made in respect of any other indebtedness of the Company subordinated to the payment of the Securities, such payment or distribution being hereinafter referred to as a “Junior Subordinated Payment”), on account of the principal of or interest on the Securities or on account of any purchase, redemption or other acquisition of Securities by the Company, any Subsidiary of the Company, the Trustee or any Paying Agent (all such payments, distributions, purchases, redemptions and acquisitions, whether or not in connection with a Proceeding, herein referred to, individually and collectively, as a “Securities Payment”); and

(ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders of the Securities or the Trustee would be entitled but for the provisions of Article XIII of the subordinated notes base indenture (including, without limitation, any Junior Subordinated Payment) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior

Capital Securities	Subordinated Notes

properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in Article Eight.

Section 13.3 of the capital securities base indenture

In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of the Senior Debt outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Debt (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) by the Company on account of the principal of (or premium, if any) or interest (including any Additional Interest) on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with the capital securities base indenture or as otherwise specified as contemplated by Section 3.1 for the Securities of any series by delivering and crediting pursuant to Section 12.2 or as otherwise specified as contemplated by

Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment to the holders of such Senior Indebtedness.

(b) In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received in connection with any Proceeding any Securities Payment before all Senior Indebtedness is paid in full or payment thereof provided for in cash, then and in such event such Securities Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

(c) For purposes of this Article only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent, or to a

Capital Securities	Subordinated Notes

Section 3.1 for the Securities of any series Securities which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

The provisions of this Section shall not apply to any payment with respect to which Section 13.2 would be applicable.

Section 13.4 of the capital securities base indenture

(a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or

(b) in the event any judicial proceeding shall be pending with respect to any such default in payment or such event or default, then no payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) shall be made by the Company on account of greater extent than, the Securities are so subordinated as provided in Article XIII of the subordinated notes base indenture. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article VIII.

Section 13.03 of the subordinated notes base indenture

(a) (i) In the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, (ii) in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing, permitting the direct holders of that Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate maturity of that Senior Indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either subclause (i) or (ii) of this clause (a), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (iii) in the event that any judicial proceeding shall be pending with respect to a payment default or event of default described in subclause (i) or (ii) of this clause (a), no payment or

Capital Securities	Subordinated Notes

principal of (or premium, if any) or interest (including any Additional Interest), if any, on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with the capital securities base indenture or as otherwise specified as contemplated by Section 3.1 for the Securities of any series by delivering and crediting pursuant to Section 12.2 or as otherwise specified as contemplated by Section 3.1 for the Securities of any series Securities which have been acquired (upon redemption or otherwise) prior to such default in payment or event of default.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

The provisions of this Section shall not apply to any payment with respect to which Section 13.2 would be applicable.

Section 13.5 of the capital securities base indenture

Nothing contained in this Article or elsewhere in the capital securities base indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 13.2 or under the conditions described in Sections 13.3 and 13.4, from making payments at any time of principal of (and premium, if any) or interest on the Securities, or (b) the distribution of any kind or character, whether in cash, securities or other property, shall be made by the Company on account of the principal of or interest on the Securities (or on account of any purchase, redemption or other acquisition of Securities by the Company, any Subsidiary of the Company, the Trustee or any Paying Agent unless and until all amounts then due and payable in respect of such Senior Indebtedness, including any interest accrued after such event occurs, shall have been paid in full.

(b) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if written notice thereof shall, at least three Business Days prior to the time of such payment, have been received by the Responsible Trust Officer or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

(c) The provisions of this Section shall not apply to any Securities Payment with respect to which Section 13.02 would be applicable.

Section 13.04 of the subordinated notes base indenture

Nothing contained in Article XIII of the subordinated notes base indenture or elsewhere in the subordinated notes indentures or in any of the Securities shall prevent the Company, at any time except during the pendency of any Proceeding referred to in Section 13.02 or under the conditions described in Section 13.03, from making Securities Payments.

Section 13.05 of the subordinated notes base indenture

Subject to the payment in full in cash of all Senior Indebtedness, the Holders of the Securities shall be subrogated

Capital Securities	Subordinated Notes

application by the Trustee of any money or Government Obligations deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest (including any Additional Interest) on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

Section 13.6 of the capital securities base indenture

Subject to the payment in full of all Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of Article XIII (equally and ratably with the holders of all Debt of the Company which by its express terms is subordinated to Senior Debt of the Company to substantially the same extent as the Securities are subordinated to the Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation or assignment, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of Article XIII, and no payments over pursuant to the provisions of Article

(equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of Article XIII of the subordinated notes base indenture, and no payments over pursuant to the provisions of Article XIII to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

“Corporation” includes corporations, associations, companies (including limited liability companies) and business trusts.

“Indebtedness” is defined under “—Payment Restrictions” above.

“Senior Indebtedness” means the principal of, premium, if any, and interest on and any other payment due pursuant to any of the following, whether incurred on or prior to the date of the subordinated notes indentures or thereafter incurred:

(i) all obligations of the Company (other than obligations pursuant to the

Capital Securities	Subordinated Notes

XIII to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

“Additional Interest” means the interest, if any, that shall accrue on any interest on the Securities of any series the payment of which has not been made on the applicable interest payment date and which shall accrue at the rate per annum specified or determined as specified in such Security.

“Debt” means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

subordinated notes indentures, including the Securities) for money borrowed;

(ii) all obligations of the Company evidenced by securities, notes, debentures, bonds or other similar instruments (other than securities issued under the subordinated notes indenture, including the Securities), including obligations incurred in connection with the acquisition of property, assets or businesses;

(iii) all capital lease obligations of the Company;

(iv) all reimbursement obligations of the Company with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Company;

(v) all obligations of the Company issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which the Company or any of its subsidiaries have agreed to be treated as owner of the subject property for U.S. federal income tax purposes;

(vi) all payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations incurred by the Company solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of the Company; and

(vii) all obligations of the type referred to in clauses (i) through (vi) above of another Person and all dividends of another Person the payment of which, in either case, the Company has assumed or guaranteed or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or

Capital Securities	Subordinated Notes

“Government Obligations” means, with respect to the Securities of any series, securities which are (i) direct obligations of the United States of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed by the United States of America and which, in either case, are full faith and credit obligations of the United States of America and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Person” means any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Securities” or “Security” means any debt securities or debt security, as the case may be, authenticated and delivered under the capital securities base indenture.

“Senior Debt” means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in otherwise; provided, however, that “Senior Indebtedness” shall not include: (1) obligations to trade creditors created or assumed by the Company in the ordinary course of business, (2) Indebtedness that is by its terms subordinate, or not superior, in right of payment to the Securities or (3) Indebtedness which is pari passu with, or ranks equally to, the Securities.

“Subsidiary” means any entity of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock.

“Voting Stock” means stock of a Corporation of the class or classes having general voting power under ordinary circumstances in the election of directors, managers or trustees of such Corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

	Capital Securities	Subordinated Notes

bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the capital securities base indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities or to other Debt which is pari passu with, or subordinated to, the Securities, provided, however, that Senior Debt shall not be deemed to include (a) any Debt of the Company which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to the Company, (b) any Debt of the Company to any of its Subsidiaries, (c) Debt to any employee of the Company, (d) any liability for taxes, (e) Debt or other monetary obligations to trade creditors created or assumed by the Company or any of these Subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services and (f) the Securities.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon means the date specified pursuant to the terms of such Security as the date on which the principal of such Security or such installment of interest is due and payable.

Limitations on Issue or Disposition of Stock of Restricted Subsidiaries	Not applicable.

Section 10.05 of the subordinated notes base indenture

The Company will not, and will not permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the Capital Stock (other than nonvoting preferred stock) of any

	Capital Securities	Subordinated Notes

Restricted Subsidiary (except to the Company or to one or more Restricted Subsidiaries or for the purpose of qualifying directors); provided, however, that this covenant shall not apply if:

(i) all or any part of such Capital Stock is sold, assigned, transferred or otherwise disposed of in a transaction for consideration which is at least equal to the fair value of such Capital Stock, as determined by the Board of Directors (acting in good faith); or

(ii) the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or of one of its Restricted Subsidiaries.

“Board of Directors” means the board of directors of the Company, any duly authorized committee of that board or any officer of the Company delegated the power of either the board of directors of the Company or any duly authorized committee of that board.

“Capital Stock” is defined under “—Payment Restrictions” above.

“Restricted Subsidiary” means The Lincoln National Life Insurance Company so long as it remains a Subsidiary, and any successor to all or a principal part of its assets and any other Subsidiary which the Board of Directors designates as a Restricted Subsidiary.

Limitation on Claims in the Event of our Bankruptcy, Insolvency or Receivership

Section 11.1 of the 2066 capital securities supplemental indenture; Section 11.1 of the 2067 capital securities supplemental indenture

Each Holder of a Capital Security, by such Holder’s acceptance thereof, agrees that upon any payment or distribution of assets to creditors of the Company upon any liquidation, dissolution, winding up,

Not applicable.

	Capital Securities	Subordinated Notes

reorganization, or in connection with any bankruptcy (in the case of the 2067 capital securities), insolvency, receivership or proceeding with respect to the Company, and as specified in the 2067 capital securities supplemental indenture, whether voluntary or not, prior to the maturity or redemption of any capital securities, such Holder shall not have a claim for, and thus no right to receive, interest that is unpaid due to certain consequences of a Trigger Event (including Compounded Interest) and has not been settled through the application of the Alternative Coupon Satisfaction Mechanism, to the extent that the aggregate amount of such interest (including Compounded Interest) exceeds 25% of:

•  the original principal amount, in the case of the 2066 capital securities, or

•  the then outstanding principal amount, in the case of the 2067 capital securities,

of each Holder’s Capital Security in respect of which such interest was deferred. Amounts to which the Holders of the capital securities would have been entitled to receive hereunder, but for operation of Section 11.1 are referred to as “Foregone Interest.”

Events of Default

Section 5.1 of the capital securities base indenture

“Event of Default”, wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) [deleted by Section 5.1 of the 2066 capital securities supplemental

Section 5.01 of the subordinated notes base indenture

“Event of Default” with respect to any series of Securities means each one of the events specified below in this Section 5.01, unless it is either inapplicable to a particular series, or is specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution establishing such series of Securities:

(i) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or

Capital Securities	Subordinated Notes

indenture and Section 5.1 of the 2067 capital securities supplemental indenture with respect to the 2066 capital securities and the 2067 capital securities, respectively]

(2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(3) [deleted by Section 5.1 of the 2066 capital securities supplemental indenture and Section 5.1 of the 2067 capital securities supplemental indenture with respect to the 2066 capital securities and the 2067 capital securities, respectively]

(4) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(5) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(ii) commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it or a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of its property, or any general assignment by the Company for the benefit of creditors, or the admission by it in writing of its inability generally to pay its debts as they become due, or the taking by the

Capital Securities	Subordinated Notes

sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit for creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by the Company in furtherance of any such action; or

(6) any other Event of Default with respect to Securities of that series.

Section 5.1 of the 2066 capital securities supplemental indenture; Section 5.1 of the 2067 capital securities supplemental indenture

(a) Section 5.1 of the capital securities base indenture is hereby amended and supplemented with respect to the Capital Securities by deleting clauses (1) and (3) thereof and adding the following additional Events of Default:

In the case of the 2066 capital securities:

(i) default for thirty calendar days in the payment of any interest on the Capital Securities when it becomes due and payable (whether or not such payment is prohibited by the subordination provisions); however, a default under this provision will not arise if the Company has properly deferred the interest in connection with an Optional Deferral Period or when the provisions of Section 6.3 hereof apply, or the Company has not paid the interest on an Interest Payment Date that occurs during a Trigger Period;

(ii) any non-payment of interest, whether due to an Optional Deferral, during a Trigger Period or otherwise, that continues for ten consecutive years or extends beyond the Maturity Date of, or the redemption date for, the Capital Securities, without all accrued

Company of any corporate action in furtherance of any of the foregoing; or

(iii) any other Event of Default provided with respect to Securities of that series.

There may be other “defaults” which shall not constitute an Event of Default hereunder with respect to Securities of such series as provided in an Officer’s Certificate or supplemental indenture applicable to the Securities of such series.

Section 5.1 of the 2066 subordinated notes indenture;

Section 5.1 of the 2067 subordinated notes indenture

(a) Section 5.01 of the subordinated notes base indenture shall apply to the Subordinated Notes.

(b) The Trustee shall provide to the Holders of the Subordinated Notes notice of any Event of Default or default with respect to the Subordinated Notes within 90 days after the actual knowledge of a Responsible Trust Officer of the Trustee of such Event of Default or default. However, except in the case of a default in payment on the Subordinated Notes, the Trustee will be protected in withholding the notice if its Responsible Trust Officers determine that withholding of the notice is in the interest of such Holders.

(c) The Trustee shall have no right or obligation under the Indenture or otherwise to exercise any remedies on behalf of any Holders of the Subordinated Notes pursuant to the Indenture in connection with any default, unless such remedies are available under the Indenture and the Trustee is directed to exercise such remedies pursuant to and subject to the conditions of Section 5.12 of the subordinated notes base indenture, provided, however, that this provision shall not affect the rights of

Capital Securities	Subordinated Notes

and unpaid interest (including Compounded Interest) having been paid in full.

In the case of the 2067 capital securities:

(a) any non-payment of interest, whether due to an Optional Deferral, during a Trigger Period or otherwise, that continues for ten consecutive years, without all accrued and unpaid interest (including Compounded Interest) having been paid in full.

(b) For the avoidance of doubt, Events of Default with respect to the Capital Securities do not include failure to comply with or breach of the Company’s other covenants set forth in Article VI hereof with respect to the Capital Securities (an “Other Covenant Default”), including the covenant to sell Qualifying Securities through the Alternative Coupon Satisfaction Mechanism to meet certain interest payment obligations.

(c) Holders of the Capital Securities may not themselves institute a proceeding against the Company on account of an Other Covenant Default unless the Trustee fails to institute such a proceeding. However, the Holders of a majority in principal amount of the Capital Securities may direct the Trustee to bring such a proceeding if an Other Covenant Default continues for a period of ninety days after delivery of written notice to the Company from the Trustee or to the Company and the Trustee from the Holders of a majority in principal amount of the Capital Securities (“Other Covenant Default Notice”), subject to the terms hereof. Except with respect to the covenants contained in Article X of the capital securities base indenture, the Trustee shall not be required to take any action in case of an Other Covenant Default (other than to give notice of such default to the Holders of the Capital the Trustee with respect to any Events of Default as set forth in Section 5.01 of the subordinated notes base indenture that may occur with respect to the Subordinated Notes. In connection with any such exercise of remedies the Trustee shall be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such default were an Event of Default.

(d) For purposes of this Section 5.1, the term “default” means any of the following events:

(i) the failure to pay interest, including compounded interest, in full on any Subordinated Notes for a period of 30 days after the conclusion of a five-year period following the commencement of any Deferral Period if such Deferral Period has not ended prior to the conclusion of such five-year period;

(ii) the failure to pay principal of, or premium, if any, on the Subordinated Notes when due; or

(iii) failure to comply with any covenant contained in the subordinated notes indenture or the Subordinated Notes.

Capital Securities	Subordinated Notes

Securities) unless so directed by the Holders. In the case of an Other Covenant Default resulting from the Company’s breach of its covenants contained in Article X of the capital securities base indenture, such Other Covenant Default, after its continuance for ninety days after delivery of the Other Covenant Default Notice, will be treated as an Event of Default with respect to the Capital Securities, and the Trustee will have all of the rights, duties and obligations, and the Holders of the Capital Securities will have all of the rights, in respect of such Other Covenant Default as if such Other Covenant Default were such an Event of Default, except that there will be no right to accelerate the payment of the Capital Securities.

(d) Subject to the provisions of Section 5.1(c) hereof, as to Other Covenant Defaults, the provisions of Section 5.7 of the capital securities base indenture shall apply with respect to limitations on suits, proceedings and remedies.

(e) Within ninety days after an Event of Default, the Trustee must give to the Holders of the Capital Securities notice of all uncured and unwaived defaults by the Company known to it. However, except in the case of default in payment of interest, the Trustee may withhold such notice if it determines that such withholding is in the interest of such Holders

DESCRIPTION OF THE SUBORDINATED NOTES

The following summary of the terms and provisions of the subordinated notes and the subordinated indenture does not describe every aspect of the subordinated notes and the subordinated indenture and is subject to, and qualified in its entirety by, all the provisions of the subordinated indenture and the subordinated notes, including definitions of certain terms used in the subordinated indenture and the subordinated notes. You should read the subordinated indenture and the subordinated notes because they, and not this description, define your rights as a holder of the subordinated notes.

We will issue the subordinated notes under a subordinated indenture, to be dated as of the settlement date, between us and The Bank of New York Mellon, as trustee (the “subordinated notes base indenture”), as supplemented by a supplemental indenture establishing the terms of the subordinated notes due 2066 and a supplemental indenture establishing the terms of the subordinated notes due 2067, each to be dated as of the settlement date (the subordinated notes base indenture, as so supplemented, the “subordinated notes indentures”). The subordinated notes are subordinated debt securities issued by us under the subordinated indenture.

Unless otherwise specified, when we refer to “LNC,” “we,” “us,” or “our” in the following description, we mean only LNC and not its subsidiaries.

General

We will initially issue up to $722,527,000 aggregate principal amount of the subordinated notes due 2066 and $490,710,000 aggregate principal amount of the subordinated notes due 2067.

We may, without the consent of any then-existing holders of a series of subordinated notes, “reopen” a series of subordinated notes and issue an unlimited principal amount of additional subordinated notes in the future. Provided that such additional subordinated notes of a series are fungible for U.S. federal income tax purposes with any then-existing notes of the same series, these additional notes will be deemed part of the same series as the existing series of subordinated notes.

The subordinated notes will be issued in fully registered book-entry form only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. The subordinated notes will be issued in the form of global securities. The global securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee, as further described below.

The subordinated notes will not be subject to a sinking fund provision. The entire principal amount of the subordinated notes due 2066 will mature and become due and payable, together with any accrued and unpaid interest thereon, including compounded interest (as described under “—Optional Deferral of Interest”), if any, on May 17, 2066. The entire principal amount of the subordinated notes due 2067 will mature and become due and payable, together with any accrued and unpaid interest thereon, including compounded interest, if any, on April 20, 2067. In the event that the maturity date for either series of subordinated notes is not a business day then the maturity date will be the next succeeding day which is a business day, except that if such business day is in the next succeeding calendar month, then the maturity date will be the immediately preceding day which is a business day.

Capital Replacement

We intend that, to the extent that the subordinated notes provide us with equity credit at the time of repayment at maturity or earlier redemption, we will repay the principal amount of the subordinated notes at maturity or upon such redemption with amounts that include net proceeds received by us from the sale or issuance, during the 180-day period prior to the date of maturity or redemption, as the case may be, by us or our subsidiaries to third-party purchasers, other than a subsidiary, of securities, for which we will receive equity credit, at the time of sale or issuance, that is equal to or greater than the equity credit attributed to the subordinated notes at the time of such repayment or redemption. However, we assume no legal obligation with respect to the repayment or redemption of the subordinated notes and the related issuance of other securities and we cannot provide any assurances that our intentions regarding the repayment or redemption of the subordinated securities will not change over time.

Interest

Subject to certain requirements during any optional deferral period, as described below, interest on the subordinated notes due 2066 will accrue at an annual rate of the benchmark, which will initially be 3-month LIBOR, plus a margin equal to 2.3575%, payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year.

Subject to certain requirements during any optional deferral period, as described below, interest on the subordinated notes due 2067 will accrue at an annual rate of the benchmark, which will initially be 3-month LIBOR, plus a margin equal to 2.0400%, payable quarterly in arrears on January 20, April 20, July 20 and October 20 of each year.

Interest payments for the subordinated notes will include accrued interest from and including the last date in respect of which interest has been paid or duly provided for (including, if applicable, interest for the capital securities as provided below) to, but not including, the next succeeding interest payment date, the date of redemption or their respective maturity dates, as the case may be. If a scheduled interest payment date for the subordinated notes is not a business day, then such interest payment date will be postponed to the next succeeding day that is a business day, except that if such business day is in the next succeeding calendar month, then such interest payment date will be the immediately preceding business day. Interest will accrue to the date that interest is actually paid.

The subordinated notes received in exchange for the tendered capital securities will accrue interest from and including the most recent date to which interest has been paid on those capital securities. In the event that the record date for an interest payment on a series of capital securities occurs on or prior to the expiration date and the related interest payment date would occur thereafter, interest will be paid in full for the entire interest period and on the scheduled date for such payment (even if occurring after the settlement date), as if such capital securities had not been exchanged in the applicable exchange offer, to the holders of such capital securities as of the close of business on such record date, and the corresponding subordinated notes will accrue interest from and including the date to which such interest is paid. Interest will only accrue with respect to the aggregate principal amount of subordinated notes you receive.

Interest not paid on any payment date for the subordinated notes as a result of any optional deferral will accrue and compound quarterly at a rate per year equal to the then applicable rate of interest on the subordinated notes until paid on the basis of a 360-day year and the actual number of days elapsed in each quarterly interest payment period. All percentages resulting from any interest rate calculation will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point.

“3-month LIBOR,” with respect to an interest payment period, means the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period that appears on Bloomberg screen HP US0003M as of 11:00 a.m. (London time) on the second London banking day (as defined below) immediately preceding the first day of the relevant interest payment period (the “interest determination date”). The term “Bloomberg screen HP US0003M” means the display on Bloomberg screen HP US0003M or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.

If 3-month LIBOR cannot be determined as described above, we will select four major banks in the London interbank market. We will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the interest determination date for such interest payment period. These quotations will be for deposits in U.S. dollars for a three-month period. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

If two or more quotations are provided, 3-month LIBOR for the interest payment period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, we will select three offered rates quoted by three major banks in New York City on the interest determination date for that interest payment period. The rates quoted will be for loans in U.S. dollars for a three-month period. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time. Subject to the immediately following paragraphs, if fewer than three New York City banks selected by us are quoting rates, 3-month LIBOR for the applicable interest payment period will be the same as for the immediately preceding interest payment period.

Notwithstanding anything to the contrary in the documentation relating to the subordinated notes, if we or our designee determines on or prior to the relevant reference time (as defined below) that a benchmark transition event and its related benchmark replacement date (each, as defined herein) have occurred with respect to determining 3-month LIBOR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the subordinated notes.

On March 5, 2021, the United Kingdom’s Financial Conduct Authority (“FCA”), which regulates LIBOR, announced that all LIBOR settings will either cease to be provided by any benchmark administrator, or no longer be representative (a) immediately after December 31, 2021, in the case of the 1-week and 2-month U.S. dollar settings; and (b) immediately after June 30, 2023, in the case of the remaining U.S. dollar settings. As a result, the FCA expects that, immediately after June 30, 2023, 3-month U.S. dollar LIBOR settings will no longer be representative of the underlying market and economic reality that such setting is intended to measure and that representativeness will not be restored.

On March 8, 2021, the Federal Reserve Bank of New York’s Alternative Reference Rate Committee (“ARRC”) announced that based on the FCA’s announcement of March 5, 2021, in its opinion a “benchmark transition event” has occurred with respect to all LIBOR settings and that the “benchmark replacement date” is expected to be on or immediately after June 30, 2023 for 3-month LIBOR. On March 5, 2021 the International Swaps and Derivatives Association, Inc. (“ISDA”) published a statement that the FCA’s announcement of March 5, 2021 constitutes an index cessation event for all LIBOR settings under the ISDA 2020 IBOR Fallback Protocol and the IBOR Fallbacks Supplement. ISDA’s March 5, 2021 statement provides that the fallback spread adjustment for all U.S. dollar LIBOR settings published by Bloomberg is fixed as of the date of the FCA’s announcement, meaning that the spread adjustment for U.S. dollar LIBOR with a tenor of three months is equal to 0.26161%. The ISDA fallback rate and ISDA fallback adjustment are defined below under “Effect of Benchmark Transition Event” and are described in more detail under “ISDA Fallback Provisions.” As a result of the foregoing events, we expect that following the issuance of the subordinated notes, we or our designee will determine that a benchmark transition event has occurred with respect to 3-month LIBOR and it is highly likely that the related benchmark replacement date will have occurred by June 30, 2023.

For the avoidance of doubt, in accordance with the benchmark transition provisions, after a benchmark transition event and its related benchmark replacement date have occurred, the interest rate for each interest payment period will be an annual rate equal to the sum of the benchmark replacement (as defined below) and the applicable margin of 2.3575% with respect to subordinated notes due 2066 and 2.0400% with respect to the subordinated notes due 2067.

Effect of Benchmark Transition Event

(1) Benchmark Replacement. If we or our designee determines that a benchmark transition event and its related benchmark replacement date have occurred prior to the reference time in respect of any determination of the benchmark on any date, the benchmark replacement will replace the then-current benchmark for all purposes relating to the subordinated notes in respect of such determination on such date and all determinations on all subsequent dates.

(2) Benchmark Replacement Conforming Changes. In connection with the implementation of a benchmark replacement, we or our designee will have the right to make benchmark replacement conforming changes from time to time without the consent of holders or the subordinated notes trustee.

(3) Decisions and Determinations. Any determination, decision or election that may be made by us or our designee pursuant to the benchmark transition provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(i)	will be conclusive and binding absent manifest error;

(ii)	if made by us, will be made in our sole discretion;

(iii)	if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and

(iv)	notwithstanding anything to the contrary in the documentation relating to the subordinated notes, shall become effective without consent from the holders of the subordinated notes or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by us or our designee (which may be our affiliate) on the basis described above, and in no event shall the subordinated notes trustee, the paying agent or the calculation agent be responsible for making any such determination, decision or election. We may, in our sole discretion, designate any affiliate of ours or any other person to make one or more determinations, decisions or elections on a temporary or permanent basis, and we may, in our sole discretion, revoke any such designation. Any person so designated in accordance with the immediately preceding sentence will be a “designee” for purposes of these provisions addressing the effect of a benchmark transition event for so long as such designation remains in effect.

Certain Defined Terms

As used herein:

“Benchmark” means, initially, 3-month LIBOR, as such term is defined above; provided, that if a benchmark transition event and its related benchmark replacement date have occurred with respect to 3-month LIBOR or the then-current benchmark, then “benchmark” means the applicable benchmark replacement.

“Benchmark replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the benchmark replacement date:

(i)	the sum of: (a) the ISDA fallback rate and (b) the benchmark replacement adjustment; or

(ii)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current benchmark for U.S. dollar denominated floating rate notes at such time and (b) the benchmark replacement adjustment.

“Benchmark replacement adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the benchmark replacement date:

(i)	if the applicable unadjusted benchmark replacement is equivalent to the ISDA fallback rate, the ISDA fallback adjustment; or

(ii)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current benchmark with the applicable unadjusted benchmark replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark replacement conforming changes” means, with respect to any benchmark replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest payment period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that we or our designee decides may be appropriate to reflect the adoption of such benchmark replacement in a manner substantially consistent with market practice (or, if we or our designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our designee determines that no market practice for use of the benchmark replacement exists, in such other manner as we or our designee determines is reasonably practicable).

“Benchmark replacement date” means the earliest to occur of the following events with respect to the then-current benchmark (including any daily published component used in the calculation thereof):

(i)

in the case of clause (i) or (ii) of the definition of “benchmark transition event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the benchmark permanently or indefinitely ceases to provide the benchmark (or such component); or

(ii)	in the case of clause (iii) of the definition of “benchmark transition event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the benchmark replacement date occurs on the same day as, but earlier than, the reference time in respect of any determination, the benchmark replacement date will be deemed to have occurred prior to the reference time for such determination.

“Benchmark transition event” means the occurrence of one or more of the following events with respect to the then-current benchmark (including the daily published component used in the calculation thereof):

(i)

a public statement or publication of information by or on behalf of the administrator of the benchmark (or such component) announcing that such administrator has ceased or will cease to provide the benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark (or such component);

(ii)

a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark (or such component), the central bank for the currency of the benchmark (or such component), an insolvency official with jurisdiction over the administrator for the benchmark (or such component), a resolution authority with jurisdiction over the administrator for the benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the benchmark (or such component), which states that the administrator of the benchmark (or such component) has ceased or will cease to provide the benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark (or such component); or

(iii)	a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative.

“Business day” means any day which is not a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies located in New York City are authorized or obligated by law or executive order to close.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA fallback adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the benchmark for the applicable tenor.

“ISDA fallback rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation effective date with respect to the benchmark for the applicable tenor excluding the applicable ISDA fallback adjustment.

“London banking day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Reference time” with respect to any determination of the benchmark means (i) if the benchmark is 3-month LIBOR, 11:00 a.m. (London time) on the particular interest determination date, and (ii) if the benchmark is not 3-month LIBOR, the time determined by us or our designee in accordance with the benchmark replacement conforming changes.

“Unadjusted benchmark replacement” means the benchmark replacement excluding the benchmark replacement adjustment.

The calculation agent will calculate the interest rate for each series of the subordinated notes and the amount of interest payable on each quarterly interest payment date. Promptly upon such determination, the calculation agent will notify us and, if the subordinated notes trustee is not then serving as the calculation agent, the subordinated notes trustee, of the floating rate for the subordinated notes for the applicable new quarterly interest payment period. The floating rate for each series of the subordinated notes determined by the calculation agent, absent manifest error, will be binding and conclusive on us and the holders of the subordinated notes and the subordinated notes trustee. The Bank of New York Mellon will initially act as the calculation agent. In the event that any acting calculation agent shall be unable or unwilling to act, or that such calculation agent shall fail to duly calculate the interest rate for any interest payment period, or we propose to remove such calculation agent, we shall appoint a successor calculation agent (which may be us or one of our affiliates).

None of the subordinated notes trustee, the paying agent or the calculation agent shall be under any obligation to (i) monitor, determine or verify the unavailability or cessation of 3-month LIBOR, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any benchmark transition event or related benchmark replacement date, (ii) select, determine or designate any benchmark replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) select, determine or designate any benchmark replacement adjustment, or other modifier to any replacement index, or (iv) determine whether or what benchmark replacement conforming changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the subordinated notes trustee, paying agent and calculation agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at our direction in connection therewith.

None of the subordinated notes trustee, the paying agent or the calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus as a result of the unavailability of 3-month LIBOR or other applicable benchmark, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus and reasonably required for the performance of such duties. None of the subordinated notes trustee, paying agent or calculation agent shall be responsible or liable for our actions or omissions or for those of our designee, or for any failure or delay in the performance by us or our designee, nor shall any of the subordinated notes trustee, paying agent or calculation agent be under any obligation to oversee or monitor our performance or that of our designee.

Record Dates

Interest is payable on each interest payment date for the subordinated notes to the person in whose name the subordinated notes (or any corresponding capital securities) are registered at the close of business on the day next preceding the applicable interest payment date (whether or not a business day). In the event the subordinated notes will not continue to remain in book-entry only form or are not in the form of global certificates, the record date for each interest payment date for the subordinated notes shall be the first day of the month in which such interest payment date occurs.

Optional Deferral of Interest

So long as no event of default with respect to the subordinated notes has occurred and is continuing, we may elect at one or more times to defer payment of interest on a series of the subordinated notes for one or more consecutive interest periods that do not exceed five years for a single deferral period. We may not defer interest beyond the applicable maturity date of the subordinated notes, any earlier accelerated maturity date arising from an event of default (which, under the subordinated notes indentures, is limited to certain events of bankruptcy, insolvency or receivership involving us) or any other earlier redemption of the subordinated notes.

During a deferral period, interest will continue to accrue on the subordinated notes, and deferred interest on the subordinated notes will bear additional interest at the then-applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus, a “deferral period” for a series of subordinated notes refers to the period beginning on an interest payment date with respect to which we defer interest and ending on the earlier of (i) the fifth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid all deferred and unpaid amounts (including compounded interest on such deferred amounts) and all other accrued interest on such series of subordinated notes. When we use the term “interest” in this prospectus, we are referring not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date.

At the end of five years following the commencement of a deferral period, we must pay all accrued and unpaid deferred interest, including compounded interest. If we have paid all deferred interest (including compounded interest thereon) on a series of subordinated notes, we can again defer interest payments on that series of subordinated notes as described above.

We will give the holders of the subordinated notes and the subordinated notes trustee written notice of our election to commence or continue a deferral period at least five days, in the case of the subordinated notes holders, and at least fifteen days, in the case of the subordinated notes trustee, and, in each case, not more than 60 business days before the next interest payment date. Such notice of deferral, once given, will be irrevocable and the deferral of payments on the related interest payment date will be considered a deferral subject to the above requirements.

We have no present intention to defer interest payments.

Certain Restrictions during Optional Deferral Periods

We will agree in the subordinated notes indentures that, so long as any subordinated notes remain outstanding, if:

(i)	we have given notice of our election to defer interest payments on a series of subordinated notes but the related deferral period has not yet commenced, or

(ii)	a deferral period is continuing;

then we will not, nor will we permit our subsidiaries to:

(i)	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

(ii)

make any payment of principal, interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities (including other subordinated debt securities) that rank upon our liquidation on a parity with or junior to the subordinated notes; or

(iii)

make any guarantee payments regarding any guarantee issued by us of securities of any of our subsidiaries if that guarantee ranks upon our liquidation on a parity with or junior to the subordinated notes;

The restrictions listed above do not apply to:

(i)	any purchase, redemption or other acquisition of shares of our capital stock in connection with:

(a)	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

(b)	the satisfaction of our obligations pursuant to any contract entered into prior to the beginning of the applicable deferral period;

(c)	a dividend reinvestment or shareholder purchase plan; or

(d)

the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction, the definitive agreement for which is entered into prior to the applicable deferral period;

(ii)

any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

(iii)	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

(iv)

any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

(v)

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; or

(vi)

(a) any payment of current or deferred interest on our indebtedness that ranks on a parity with the subordinated notes upon our liquidation (“parity securities”) that is made pro rata to the amounts due on such parity securities (including the subordinated notes) and (b) any payment of principal or current or deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

For the avoidance of doubt, no terms of the subordinated notes will restrict in any manner the ability of any of our subsidiaries to pay dividends to us or any of our subsidiaries or make any distributions to us or any of our subsidiaries.

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

We will covenant in the subordinated notes indentures that we will not consolidate with or merge into any other person or convey or transfer our assets substantially as an entirety to any person, unless:

(i)

the person formed by such consolidation or into which we merge or the person which acquires by conveyance or transfer our assets substantially as an entirety expressly assumes our obligations relating to the subordinated notes;

(ii)

immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time, or both, would become an event of default; and

(iii)	other conditions described in the subordinated notes indentures are met.

This covenant would not apply to the direct or indirect conveyance or transfer of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries.

Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries

We covenant in the subordinated notes indentures that we will not, and will not permit any restricted subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any capital stock, other than nonvoting preferred stock, of any restricted subsidiary, except for:

(i)	the purpose of qualifying directors;

(ii)	sales or other dispositions to us or one or more restricted subsidiaries;

(iii)

the disposition of all or any part of the capital stock of any restricted subsidiary for consideration which is at least equal to the fair value of that capital stock as determined by our Board of Directors acting in good faith; or

(iv)

an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any restricted subsidiary.

“Capital stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock.

Subordination

The payment of the principal of and interest (including compounded interest) on the subordinated notes is expressly subordinated, to the extent and in the manner set forth in the subordinated notes indentures, in right of payment and upon liquidation to the prior payment in full in cash of all of our senior indebtedness.

Subject to the qualifications described below, the term “senior indebtedness” is defined in the subordinated notes indentures to include principal of, premium (if any) and interest on and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of this prospectus:

(i)	all of our obligations (other than obligations pursuant to the subordinated notes indentures, including the subordinated notes) for money borrowed;

(ii)

all of our obligations evidenced by securities, notes (other than securities issued under the subordinated notes indentures, including the subordinated notes), debentures, bonds or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

(iii)	all of our capital lease obligations;

(iv)	all of our reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

(v)

all of our obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for U.S. federal income tax purposes;

(vi)

all of our payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours; and

(vii)

all obligations of the types referred to in clauses (i)-(vi) above of another person and all dividends of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise.

The subordinated notes will rank senior in right of payment to all of our equity securities, equal in right of payment with indebtedness which ranks on a parity with the subordinated notes as to distributions upon liquidation, dissolution or winding-up, and senior to the capital securities and other indebtedness which by its terms ranks junior in right of payment to the subordinated notes as to distributions upon liquidation, dissolution or winding-up.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include:

(i)	obligations to trade creditors created or assumed by us in the ordinary course of business;

(ii)	indebtedness that is by its terms is subordinate, or not superior, in right of payment to the subordinated notes (including the capital securities); or

(iii)	indebtedness that ranks pari passu, or equally, with the subordinated notes.

As of March 31, 2021, our short- and long-term debt owed to third parties ranking senior to the subordinated notes upon liquidation, on an unconsolidated basis, totaled approximately $5.4 billion. In addition, as of March 31, 2021, our short- and long-term debt owed to subsidiaries ranking senior to the subordinated notes upon liquidation totaled approximately $1.1 billion. All liabilities of our subsidiaries are effectively senior to the subordinated notes to the extent of the assets of such subsidiaries. As of March 31, 2021, our subsidiaries had total liabilities of approximately $338.8 billion (including policyholders’ account balance liability and reserves for future policy benefits and claims of approximately $146.6 billion).

If either of the following circumstances exist, we will first pay all senior indebtedness, including any interest accrued after such events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated notes (or on account of any purchase, redemption or acquisition by us of subordinated notes):

(i)

in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

(ii)

(a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period, (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b).

In such events, we will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full.

If such events of insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets as described in clause (i) above occur, we will pay or deliver directly to the holders of senior indebtedness any payment or distribution otherwise payable or deliverable to holders of the subordinated notes and after we have paid in full all amounts owed on senior indebtedness, the holders of subordinated notes together with the holders of any of our other securities ranking on a parity with the subordinated notes will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated notes and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the subordinated notes (including the capital securities).

If we violate the subordinated notes indentures by making a payment or distribution to holders of the subordinated notes before we have paid all the senior indebtedness in full, then such holders of the subordinated notes will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior indebtedness.

Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the subordinated notes may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the subordinated notes indentures in connection with the subordinated notes.

The subordinated notes indentures places no limitation on the amount of senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior indebtedness.

Redemption

Each series of the subordinated notes is redeemable (i) on or after the date that is five years after the settlement date or (ii) within 90 days after the occurrence of certain events, in each case at the applicable redemption price set forth below.

We may redeem either series of subordinated notes:

(i)

in whole at any time or in part from time to time or on after the date that is five years after the settlement date at a redemption price equal to the principal amount to be redeemed plus accrued and unpaid interest to but excluding the date of redemption; provided that if such series of subordinated notes is not redeemed in whole, at least $25 million aggregate principal amount of such series of subordinated notes, excluding any such subordinated notes held by us or any of our affiliates, must remain outstanding after giving effect to such redemption; or

(ii)

in whole, but not in part, at any time, within 90 days after the occurrence of a “tax event”, a “rating agency event” or a “regulatory capital event” at a redemption price equal to (i) in the case of a “tax event” or a “regulatory capital event”, the principal amount to be redeemed plus accrued and unpaid interest to but excluding the date of redemption or (ii) in the case of a “rating agency event”, 102% of the principal amount to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.

We may not redeem a series of subordinated notes unless all accrued and unpaid interest, including deferred interest (and compounded interest), has been paid in full on all outstanding subordinated notes of such series for all interest periods ending on or before the redemption date.

“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the subordinated notes, which amendment, clarification or change results in:

(i)

the shortening of the length of time the notes are assigned a particular level of equity credit by that rating agency compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the subordinated notes; or

(ii)

the lowering of the equity credit (including up to a lesser amount) assigned to each series of the subordinated notes by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the subordinated notes.

“Regulatory capital event” means our good faith determination that, as a result of:

(i)

any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States or any other governmental agency or instrumentality as may then have group-wide oversight of LNC’s regulatory capital that is enacted or becomes effective after the initial issuance of the subordinated notes;

(ii)	any proposed amendment to, or change in, those laws, rules or regulations that is announced or becomes effective after the initial issuance of the subordinated notes; or

(iii)

any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations that is announced after the initial issuance of the subordinated notes;

there is more than an insubstantial risk that LNC would not be entitled to treat an amount equal to the full principal amount of each series of the subordinated notes outstanding from time to time as “Tier 2 Capital” (or a substantially similar concept) for purposes of the capital adequacy rules of any capital regulator to which we are or will be subject; provided that the proposal or adoption of any criterion:

(i)

that is substantially the same as the corresponding criterion in the capital adequacy rules of the Board of Governors of the Federal Reserve System applicable to bank holding companies as of the initial issuance of the subordinated notes; or

(ii)

that would result in the full principal amount of each series of the notes outstanding from time to time not qualifying as “Tier 2 Capital” (or a substantially similar concept) for purposes of the capital adequacy rules of the capital regulator solely because we may redeem the subordinated notes at our option upon the occurrence of a rating agency event will not constitute a regulatory capital event.

“Tax event” means the receipt by us of an opinion of counsel, rendered by a law firm with experience in such matters, to the effect that, as a result of any:

(i)

amendment to or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or effective on or after the date of issuance of the subordinated notes;

(ii)

official administrative decision or judicial decision or administrative action or other official pronouncement (including a private letter ruling, technical advice memorandum or other similar pronouncement) by any court, government agency or regulatory authority interpreting or applying those laws or regulations that is announced on or after the date of issuance of the subordinated notes; or

(iii)

threatened challenge asserted in connection with an audit of us or any of our subsidiaries, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the subordinated notes, which challenge is asserted against us or becomes publicly known on or after the date of issuance of the subordinated notes;

there is more than an insubstantial increase in the risk that interest accruing or payable by us on the subordinated notes is not, or at any time subsequent to our receipt of such opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes.

We will prepare and send a notice of redemption to each holder of the applicable series of subordinated notes to be redeemed at least 15 but not more than 60 days prior to the date fixed for redemption. On and after a redemption date, interest will cease to accrue on the subordinated notes called for redemption (unless we default in the payment of the redemption price and accrued interest (including any compounded interest)). On or before a redemption date, we will deposit with a paying agent (or the subordinated notes trustee) money sufficient to pay the redemption price of and accrued interest (including any compounded interest) on the subordinated notes to be redeemed on that date. If less than all of the subordinated notes of any series are to be redeemed, the subordinated notes of such series to be redeemed shall be selected by the subordinated notes trustee by lot, provided that, to the extent the subordinated notes to be redeemed are represented by a global certificate, such subordinated notes shall be selected in accordance with the procedures of DTC.

In the event the subordinated notes are treated as “Tier 2 Capital” (or a substantially similar concept) under the capital rules of any “capital regulator” of LNC, any redemption of subordinated notes will be subject to our receipt of any required prior approval from such capital regulator and to the satisfaction of any conditions set forth in those capital rules and any other regulations of any other capital regulator that are applicable to our redemption of the subordinated notes. “Capital regulator” means the governmental agency or instrumentality, if any, that has group-wide oversight of LNC’s regulatory capital.

Subordinated Notes Indentures Events of Default

An “event of default” with respect to the subordinated notes shall occur only upon certain events of bankruptcy, insolvency or receivership involving us.

The subordinated notes indentures refers to breaches that are not “events of default” as “defaults”. They include, among other things:

(i)

the failure to pay interest, including compounded interest, in full on any subordinated notes for a period of 30 days after the conclusion of a five-year period following the commencement of any deferral period if such deferral period has not ended prior to the conclusion of such five-year period;

(ii)	the failure to pay principal of or premium, if any, on the subordinated notes when due; or

(iii)	the failure to comply with our covenants under the subordinated notes indentures.

A “default” also includes, for example, a failure to pay interest when due if we do not give a timely written notice of our election to commence or continue a deferral period. If we do not give a timely written notice of our election to commence or continue a deferral period and fail to pay interest when due, any holder of the subordinated notes may seek to enforce our obligation to make the missed interest payment, including through legal process. However, there is no right of acceleration except upon the occurrence of an event of default as described above.

If we do give a timely written notice of our election to commence or continue a deferral period on any interest payment date (and, if such notice continues a deferral period, the deferral period has not continued for five years), then no “default” arises from our non-payment of interest on such interest payment date.

The subordinated notes indentures provide that the subordinated notes trustee must give holders notice of all defaults or events of default within 90 days after it becomes actually known to a responsible officer of the subordinated notes trustee. However, except in the case of a default in payment on the subordinated notes, the trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If an event of default under the subordinated notes indentures occurs with respect to a series of subordinated notes, the entire principal amount of the applicable series of subordinated notes will automatically become due and payable without any declaration or other action on the part of the subordinated notes trustee or any holder of such subordinated notes. There is no right of acceleration in the case of any payment default or other breaches of covenants under the subordinated notes indentures or the subordinated notes. Notwithstanding the foregoing, in the case of a default in the payment of principal of or interest on any series of the subordinated notes including any compounded interest (and, in the case of payment of deferred interest, such failure to pay shall have continued for 30 calendar days after the conclusion of the deferral period), the holder of a subordinated note of such series may, or if directed by the holders of a majority in principal amount of such series of subordinated notes the subordinated notes trustee shall, subject to the conditions set forth in the subordinated notes indentures, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

The holders of a majority in principal amount of any series of the subordinated notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated notes trustee, subject to the provisions of the subordinated notes indentures.

We are required to file an officers’ certificate with the subordinated notes trustee each year that states, to the knowledge of the certifying officers, whether we have complied with all conditions and covenants under the terms of the subordinated notes indentures.

The subordinated notes trustee shall have no right or obligation under the subordinated indenture or otherwise to exercise any remedies on behalf of any holders of a series of subordinated notes pursuant to the subordinated notes indentures in connection with any “default” with respect to such series of subordinated notes, unless such remedies are available under the subordinated notes indentures and the subordinated notes trustee is directed to exercise such remedies by the holders of a majority in principal amount of the subordinated notes of such series of subordinated notes pursuant to and subject to the conditions of the subordinated notes indentures. In connection with any such exercise of remedies the subordinated notes trustee shall be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such “default” were an “event of default.”

Satisfaction, Discharge and Defeasance

The defeasance, satisfaction and discharge provisions of the subordinated notes indentures will apply to the subordinated notes.

Satisfaction and Discharge

The subordinated notes indentures will provide that when, among other things, all subordinated notes with respect to a series of subordinated notes not previously delivered to the subordinated notes trustee for cancellation:

(i)	have become due and payable;

(ii)	will become due and payable at their stated maturity within one year; or

(iii)

are to be called for redemption within one year under arrangements satisfactory to the subordinated notes trustee for the giving of notice of redemption by the subordinated notes trustee in our name and at our expense, and

(iv)

we deposit or cause to be deposited with the subordinated notes trustee, money or U.S. government obligations or a combination thereof, as trust funds, in an amount to be sufficient to pay and discharge the entire indebtedness on such series of subordinated notes not previously delivered to the subordinated notes trustee for cancellation, for the principal and interest (including compounded interest), if any, to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the subordinated notes indentures will cease to be of further effect with respect to such series of subordinated notes and we will be deemed to have satisfied and discharged the subordinated notes indentures with respect to such series of subordinated notes. However, we will continue to be obligated to pay all other sums due under the subordinated notes indentures and to provide the officer’s certificate and opinion of counsel described in the subordinated notes indentures.

Defeasance of Certain Covenants

The subordinated notes indentures will provide that (i) we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the subordinated notes at any time, and (ii) we may also be released from our obligations described above under “—Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” and “—Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries” and from certain other obligations, as applicable, and elect not to comply with those sections and obligations without creating a default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

(i)

we irrevocably deposit with the subordinated notes trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the stated maturity of the applicable series of the subordinated notes or the applicable redemption date, the principal of and any premium and interest (including any compounded interest) on, such subordinated notes along with an opinion of a nationally recognized firm of independent accountants expressed in a written certification as to the sufficiency of the deposit;

(ii)	we deliver to the subordinated notes trustee an opinion of counsel to the effect that:

(a)

the holders of such series of subordinated notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance; and

(b)

the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of payments on the subordinated notes (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of execution of the subordinated notes indentures);

(iii)	no default or event of default under the subordinated notes indentures has occurred and is continuing;

(iv)

no default in the payment of principal of, premium, if any, or interest if any, on any senior indebtedness has occurred and is continuing or an event of default on the senior indebtedness then exists and has resulted in such senior indebtedness becoming or declared due and payable prior to the date it otherwise would have become due and payable;

(v)

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound;

(vi)

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust will be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

(vii)

we deliver to the subordinated notes trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with; and

(viii)	other conditions specified in subordinated notes indentures are met.

Modification, Waiver, Meetings and Voting

Modification of Subordinated Notes Indentures

The subordinated notes indentures will provide that we and the subordinated notes trustee may modify and amend the subordinated notes indentures by entering into a supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of subordinated notes affected by such supplemental indenture. However, no modification or amendment may, without the consent of the holder of each outstanding subordinated note affected:

(i)	change the stated maturity of the principal of, or any installment of principal of or interest payable on, any subordinated notes;

(ii)

reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of such subordinated note;

(iii)	change any place of payment where, or the currency, currencies or currency unit(s) in which any subordinated note or any premium or the interest on any subordinated note is payable;

(iv)	impair the right of holders of a subordinated note to institute suit for the enforcement of any payment on such subordinated note on or after the stated maturity or redemption date;

(v)

reduce the percentage in aggregate principal amount of outstanding subordinated notes, the consent of whose holders is necessary to modify or amend the subordinated notes indentures, to waive compliance with certain provisions of the subordinated notes indentures or certain defaults and consequences of such defaults set forth in the subordinated notes indentures;

(vi)	change any of our obligations to maintain an office or agency as set forth in the subordinated notes indentures;

(vii)

modify any of these provisions or any of the provisions relating to the waiver of certain past defaults, except to increase the required percentage to effect such action or to provide, with respect to the subordinated notes, the right to condition the effectiveness of any applicable supplemental indenture as to the subordinated notes on the consent of holders of a specified percentage of the aggregate principal amount of the outstanding subordinated notes, or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the subordinated notes; or

(viii)	modify the provisions with respect to subordination of outstanding subordinated notes in a manner materially adverse to the holders of such outstanding subordinated notes.

We and the subordinated notes trustee may execute, without the consent of any holder of subordinated notes, any supplemental indenture to the subordinated notes indentures for any of the following purposes:

(i)	to evidence the succession of another person to us, and the assumption by any such successor of our covenants contained in the subordinated notes indentures and the subordinated notes;

(ii)

to add covenants of us for the benefit of holders of all or any series of subordinated notes (and if such covenants are to be for the benefit of less than all series of securities under the subordinated notes indentures, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred under the indenture upon us (including our surrendering of any redemption right, including our right to redeem the subordinated notes upon the occurrence of a tax event, rating agency event, or regulatory capital event); provided that no such amendment or modification may add events of default or acceleration events with respect to a series of the subordinated notes;

(iii)

to add to or change any of the provisions of the subordinated notes indentures to such extent as shall be necessary to facilitate the issuance of securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(iv)

to add to, change or eliminate any of the provisions of the subordinated notes indentures; provided that any such addition, change or elimination shall become effective only when there is no series of subordinated notes created prior to the execution of such supplemental indenture which is adversely affected by such change in or elimination of such provision;

(v)	to establish the form or terms of any series of securities under the subordinated notes indentures;

(vi)

to evidence and provide for the acceptance of appointment under the subordinated notes indentures by a successor subordinated notes trustee with respect to one or more series of subordinated notes and to add to or change any of the provisions of the subordinated notes indentures as shall be necessary to provide for or facilitate the administration of any trusts under the subordinated notes indentures by more than one subordinated notes trustee;

(vii)	to provide for the issuance of uncertificated securities of one or more series of subordinated notes in addition to or in place of certificated securities;

(viii)	to conform any provision of the subordinated notes indentures to the requirements of the Trust Indenture Act or otherwise as necessary to comply with applicable law;

(ix)

to cure any ambiguity or to correct or supplement any provision in the subordinated notes indentures which may be defective or inconsistent with any other provision in the subordinated notes indentures;

(x)	to conform the subordinated notes indentures or the subordinated notes to the description thereof in this prospectus; or

(xi)

to make any other provisions with respect to matters or questions arising under the subordinated notes indentures; provided such other provisions as may be made shall not adversely affect the interests of the holders of any series of subordinated notes in any material respect.

Waiver of Default

The holders of at least a majority in aggregate principal amount of all outstanding debt securities under the subordinated notes indentures and the holders of at least a majority in aggregate principal amount of each series of the subordinated notes affected may waive compliance by us with certain restrictive covenants of the subordinated notes indentures.

The holders of not less than a majority in aggregate principal amount of a series of subordinated notes then outstanding may, on behalf of the holders of all subordinated notes of such series, waive any past default under the subordinated notes indentures relating to such series except a default in the payment of principal, premium, if any, or any interest on the subordinated notes and a default in respect of a covenant or provision of the subordinated notes indentures which cannot be modified or amended without the consent of each holder of the subordinated notes then outstanding.

Meetings and Voting

A meeting with respect to a series of the subordinated notes or all subordinated notes may be called at any time by the subordinated notes trustee, and will be called upon request, by us, pursuant to a resolution of our Board of Directors or the holders of at least 20% in aggregate principal amount of a series of subordinated notes then outstanding or of all subordinated notes then outstanding, as the case may be. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the subordinated notes indentures to be given or taken by holders of the subordinated notes may be embodied in one or more instruments of substantially similar tenor signed by such holders in person or by an agent or proxy duly appointed in writing; and, except as otherwise will be expressly provided in the subordinated notes indentures, such action will become effective when such instrument or instruments (or record of holders voting as described below) are delivered to the subordinated notes trustee and, where expressly required, to us. Whenever holders of a specified percentage in aggregate principal amount of a series of the subordinated notes may take any act, such act may be evidenced by:

(i)	instruments executed by such holders of the subordinated notes;

(ii)	the record of holders voting in favor thereof at any meeting of such holders of the subordinated notes; or

(iii)	a combination of such instruments and any such record of such a meeting of holders of the subordinated notes.

Governing Law

The subordinated notes indentures and the subordinated notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry System

Upon issuance, each series of subordinated notes will be represented by fully registered global certificates, each of which we refer to as a “global security.” Each such global security will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for subordinated notes in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Beneficial interests in the subordinated notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the subordinated notes held by DTC through Clearstream Bank, société anonyme, referred to as “Clearstream, Luxembourg,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, referred to as the “Euroclear operator,” if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear operator’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

So long as DTC, or its nominee, is a registered owner of a subordinated note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the subordinated notes represented by such subordinated note for all purposes under the subordinated notes indentures or other governing documents. Except as provided below, the actual owners of the subordinated notes represented by a subordinated note, referred to as the “beneficial owners,” will not be entitled to have the subordinated notes represented by such subordinated note registered in their names, will not receive or be entitled to receive physical delivery of the subordinated notes in definitive form and will not be considered the registered owners or holders thereof under the subordinated notes indentures.

Accordingly, each person owning a beneficial interest in a subordinated note must rely on the procedures of DTC and, if such person is not a participant of DTC, referred to as a “participant,” on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the subordinated notes indentures. We understand that under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest that a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, as defined below, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The following is based on information furnished by DTC:

DTC will act as securities depository for the subordinated notes. Offered securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Global securities will be issued for the subordinated notes, in the aggregate principal amount of the subordinated notes, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC, referred to as “direct participants,” include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, referred to as “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks and trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as “indirect participants.” The rules applicable to DTC and its participants are on file with the SEC.

Purchases of the subordinated notes under DTC’s system must be made by or through direct participants, which will receive a credit for the subordinated notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the subordinated notes are to be accomplished by entries made on the books of direct participants and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the subordinated notes, except in the event that the use of the book-entry system for the subordinated notes is discontinued or other limited circumstances that may be provided in the subordinated notes indentures.

To facilitate subsequent transfers, all subordinated notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the subordinated notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the subordinated notes. DTC’s records reflect only the identity of the direct participants to whose accounts such subordinated notes are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the subordinated notes. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy). Payments on the subordinated notes will be made in immediately available funds to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the applicable agent, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the applicable agent or LNC, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable agent, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

DTC may discontinue providing its services as securities depository with respect to the subordinated notes at any time by giving reasonable notice to us or the applicable agent. Under such circumstances, in the event that a successor securities depository is not obtained, offered security certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, offered security certificates will be printed and delivered.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations, referred to as “Clearstream participants,” and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.

Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Distributions with respect to the subordinated notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for its participants, referred to as “Euroclear participants,” and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by the Euroclear operator.

Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or agents for the subordinated notes. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law, collectively referred to as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to the subordinated notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. If and to the extent this prospectus with respect to any of the subordinated notes indicates that investors may elect to hold interests in the subordinated notes through Clearstream, Luxembourg or Euroclear, secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the subordinated notes.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the subordinated notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of the subordinated notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions in the subordinated notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the subordinated notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the subordinated notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

About the Trustee

The Bank of New York Mellon will be the subordinated notes trustee and will be the principal paying agent and registrar for the subordinated notes. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon, including as trustee with respect to the Company’s senior notes, or the affiliates of The Bank of New York Mellon, including The Bank of New York Mellon Trust Company, N.A., as capital securities trustee. The trustee is also a lender in our $2.5 billion credit facility.

The subordinated notes trustee may resign or be removed with respect to one or more series of debt securities under the subordinated notes indentures, and a successor subordinated notes trustee may be appointed to act with respect to such series.

Miscellaneous

We will have the right at all times to assign any of our respective rights or obligations under the subordinated notes indentures to our direct or indirect wholly owned subsidiary; provided that, in the event of any such assignment, we will remain liable for all of our respective obligations. Subject to the foregoing, the subordinated notes indentures will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The subordinated notes indentures provide that they may not otherwise be assigned by the parties thereto.

ISDA FALLBACK PROVISIONS

On October 23, 2020, ISDA published its 2020 IBOR Fallbacks Protocol and the ISDA supplement to the 2006 ISDA Definitions (collectively, the “ISDA fallback provisions”), which became effective on January 25, 2021 and provide for a series of fallback reference rates in the event that an “index cessation event” and the related “index cessation effective date” (each as defined below) have occurred in respect of U.S. dollar LIBOR.

On March 5, 2021, ISDA issued a statement that the announcement by the United Kingdom’s Financial Conduct Authority (“FCA”) on March 5, 2021 on the future cessation and loss of representativeness of the LIBOR benchmarks constitutes an index cessation event under the ISDA fallback provisions for all 35 LIBOR settings. Accordingly, the fallback rates provided in the ISDA fallback provisions will go into effect for outstanding derivative contracts that incorporate or are subject to adherence of the ISDA fallback provisions after June 30, 2023 for outstanding derivatives referenced to all U.S. dollar LIBOR settings (the rate for the 1-week and 2-month U.S. dollar LIBOR settings will be calculated using linear interpolation between the end of 2021 and June 30, 2023, as the FCA announced that publication of 1-week and 2-month U.S. dollar LIBOR settings will cease after December 31, 2021).

If an index cessation event and the related index cessation effective date have occurred with respect to U.S. dollar LIBOR, then the so-called ISDA fallback “waterfall” provides as follows (each of such rates, an “applicable fallback rate”):

First, all references to U.S. dollar LIBOR are replaced by references to “fallback rate (SOFR)” as published by Bloomberg Index Services Limited (“Bloomberg”) or a successor provider. The term “fallback rate (SOFR)” means the term adjusted SOFR plus a spread relating to U.S. dollar LIBOR to account and adjust for the differences between U.S. dollar LIBOR and fallback rate (SOFR). Bloomberg provides that the term adjusted SOFR is a compounded setting in arrears for SOFR for the relevant term (for example, in the case of 3-month LIBOR, three months), based on a daily compounding of publicly available SOFR. This calculation is separate and distinct from any compounded (term) indices calculated and published by a central bank or administrator of SOFR (including the Federal Reserve Bank of New York (or any successor) (the “New York Fed”)). ISDA’s March 5, 2021 statement provided that the fallback spread adjustment of all U.S. dollar LIBOR settings published by Bloomberg would be fixed as of March 5, 2021, the date of the FCA’s announcement on the future cessation and loss of representativeness of the LIBOR benchmarks. Accordingly, Bloomberg has set the spread adjustment relating to U.S. dollar LIBOR with a tenor of three months at 0.26161%. If neither Bloomberg (or a successor provider) provides, nor authorized distributors publish, fallback rate (SOFR) for the relevant “Original IBOR Rate Record Day” (as defined in the ISDA fallback provisions) at or prior to 10:30 am New York City time on the related fallback observation day (as defined in the ISDA fallback provisions) and a fallback index cessation effective date with respect to fallback rate (SOFR) has not occurred, then the rate for the reset date (as defined in the ISDA fallback provisions) will be fallback rate (SOFR) as of the most recently provided or published record date.

Second, if a fallback index cessation event and the related fallback index cessation effective date have occurred with respect to fallback rate (SOFR), then the replacement rate that will be used is SOFR as administered by the New York Fed with a spread applied (as is done with respect to fallback rate (SOFR)) after adjusting SOFR as necessary to account for any difference in the term structure or tenor of SOFR as compared to fallback rate (SOFR). If neither the administrator nor authorized distributors provide or publish SOFR but a fallback index cessation effective date with respect to SOFR has not occurred, then in respect of any day for which SOFR is required, references to SOFR will be deemed to be references to the last provided or published SOFR.

Third, if a fallback index cessation event and the related fallback index cessation effective date have occurred with respect to SOFR, then the replacement rate that will be used is the “Fed recommended rate” with a spread applied (as is done with respect to fallback rate (SOFR)) after adjusting the Fed recommended rate as necessary to account for any difference in the term structure or tenor of the Fed recommended rate as compared to fallback rate (SOFR). The Fed recommended rate is the rate (including any spreads or adjustments) recommended as the replacement for SOFR by the Federal Reserve Board or the New York Fed (or a committee thereof that is endorsed or convened for this purpose). If there is a Fed recommended rate before the end of the first U.S. government securities business day (as defined in the ISDA fallback provisions) following the fallback index cessation effective date with respect to fallback rate (SOFR) (or, if later, the end of the first U.S. government securities business day following the fallback index cessation effective date with respect to SOFR) but neither the administrator nor authorized distributors provide or publish the Fed recommended rate and a fallback index cessation effective date with respect to it has not occurred, then, in respect of any day for which the Fed recommended rate is required, references to the Fed recommended rate will be deemed to be references to the last provided or published Fed recommended rate.

Fourth, if there is no Fed recommended rate, or a fallback index cessation event and the related fallback index cessation effective date have occurred with respect to the Fed recommended rate, then the replacement rate that will be used is the overnight bank funding rate (“OBFR”) as provided by the New York Fed (or, if not provided by the New York Fed, then as provided by an authorized distributor) with a spread applied (as is done with respect to fallback rate (SOFR)) after adjusting OBFR as necessary to account for any difference in the term structure or tenor of OBFR as compared to fallback rate (SOFR). If neither the administrator nor authorized distributors provide or publish OBFR but a fallback index cessation effective date with respect to OBFR has not occurred, then, in respect of any day for which OBFR is required, references to OBFR will be deemed to be references to the last provided or published OBFR.

Fifth, if (i) there is no Fed recommended rate, or there is a Fed recommended rate and a fallback index cessation effective date subsequently occurs with respect to it, and (ii) a fallback index cessation event and the related fallback index cessation effective date have occurred with respect to OBFR, then the replacement rate that will be used is the short-term interest rate target set by the Federal Open Market Committee (“FOMC”) or, if the FOMC does not target a single rate, then the mid-point of the short-term interest rate target set by the FOMC (in each case, the “FOMC target rate”), with a spread applied (as is done with respect to fallback rate (SOFR)) after adjusting the FOMC target rate as necessary to account for any difference in the term structure or tenor of the FOMC target rate as compared to fallback rate (SOFR). If neither the administrator nor authorized distributors provide or publish the FOMC target rate but a fallback index cessation effective date with respect to the FOMC target rate has not occurred, then, in respect of any day for which the FOMC target rate is required, references to the FOMC target rate will be deemed to be references to the last provided or published FOMC target rate.

Under the ISDA fallback provisions, an “index cessation event” means, with respect to a U.S. dollar LIBOR setting:

(i)

a public statement or publication of information by or on behalf of the administrator of the relevant U.S. dollar LIBOR setting announcing that it has ceased or will cease to provide the relevant U.S. dollar LIBOR setting permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide the relevant U.S. dollar LIBOR setting;

(ii)

a public statement or publication of information by the regulatory supervisor for the administrator of the relevant U.S. dollar LIBOR setting, the central bank for the currency of the relevant U.S. dollar LIBOR setting, an insolvency official with jurisdiction over the administrator for the relevant U.S. dollar LIBOR setting, a resolution authority with jurisdiction over the administrator for the relevant U.S. dollar LIBOR setting or a court or an entity with similar insolvency or resolution authority over the administrator for the relevant U.S. dollar LIBOR setting, which states that the administrator of the relevant U.S. dollar LIBOR setting has ceased or will cease to provide the relevant U.S. dollar LIBOR setting permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide the relevant U.S. dollar LIBOR setting; or

(iii)

a public statement or publication of information by the regulatory supervisor for the administrator of the relevant U.S. dollar LIBOR setting announcing that (x) the regulatory supervisor has determined that the relevant U.S. dollar LIBOR setting is no longer, or as of a specified future date will no longer be, representative of the underlying market and economic reality that the relevant U.S. dollar LIBOR setting is intended to measure and that representativeness will not be restored and (y) it is being made in the awareness that the statement or publication will engage certain contractual triggers for fallbacks activated by pre-cessation announcements by such supervisor (howsoever described) in contracts.

An “index cessation effective date” means, with respect to the relevant U.S. dollar LIBOR setting and one or more index cessation events, the first date on which the relevant U.S. dollar LIBOR setting is either (a) in respect of the relevant U.S. dollar LIBOR setting, non-representative by reference to the most recent statement or publication contemplated in subparagraph (iii) of the definition of “index cessation event” and even if such rate continues to be provided on such date or (b) no longer provided. If the relevant U.S. dollar LIBOR setting ceases to be provided on the relevant original fixing date but it was provided (and, in respect of the relevant U.S. dollar LIBOR setting, is not non-representative) at the time at which it is ordinarily observed, then the index cessation effective date will be the next day on which the rate would ordinarily have been published.

“Fallback index cessation effective date” means, in respect of a fallback index cessation event, the first date on which the applicable fallback rate is no longer provided. If the applicable fallback rate ceases to be provided on the same day that it is required to determine the rate for a relevant reset date pursuant to the terms of the relevant rate option but it was provided at the time at which it is to be observed pursuant to the terms of the relevant rate option (or, if no such time is specified in the relevant rate option, at the time at which it is ordinarily published), then the fallback index cessation effective date will be the next day on which the rate would ordinarily have been published.

A “fallback index cessation event” means, in respect of an applicable fallback rate:

(i)

a public statement or publication of information by or on behalf of the administrator or provider of the applicable fallback rate announcing that it has ceased or will cease to provide the applicable fallback rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide the applicable fallback rate; or

(ii)	if the applicable fallback rate is:

1.

fallback rate (SOFR), a public statement or publication of information by the regulatory supervisor for the administrator of the underlying rate, the central bank for the currency of the underlying rate, an insolvency official with jurisdiction over the administrator for the underlying rate, a resolution authority with jurisdiction over the administrator for the underlying rate or a court or an entity with similar insolvency or resolution authority over the administrator for the underlying rate, which states that the administrator of the underlying rate has ceased or will cease to provide the underlying rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide the underlying rate; or

2.

SOFR, the Fed recommended rate, OBFR, the FOMC target rate, a public statement or publication of information by the regulatory supervisor for the administrator or provider of the applicable fallback rate, the central bank for the currency of the applicable fallback rate, an insolvency official with jurisdiction over the administrator or provider for the applicable fallback rate, a resolution authority with jurisdiction over the administrator or provider for the applicable fallback rate or a court or an entity with similar insolvency or resolution authority over the administrator or provider for the applicable fallback rate, which states that the administrator or provider of the applicable fallback rate has ceased or will cease to provide the applicable fallback rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide the applicable fallback rate.

“Relevant original fixing date” means, in respect of U.S. dollar LIBOR, the day that is two London Banking Days (as defined in the ISDA fallback provisions) preceding the applicable interest Reset Date (as defined in the ISDA fallback Provisions).

The above description of the ISDA fallback provisions does not purport to be a complete description of the ISDA fallback provisions. The 2020 IBOR Fallbacks Protocol and the ISDA supplement to the 2006 ISDA Definitions are available at https://www.isda.org/protocol/isda-2020-ibor-fallbacks-protocol/. This website address is provided as an inactive textual reference only and the information provided on this website is not a part of this prospectus and, therefore, is not incorporated herein by reference. The ISDA fallback provisions may be modified from time to time in the future without the consent of, or notice to, LNC, any holder of the subordinated notes or the subordinated notes trustee or calculation agent. Accordingly, there can be no assurances that the ISDA fallback provisions as described above will not be modified or that they will reflect the ISDA fallback provisions in the future, including at any time at which a benchmark transition event and its related benchmark replacement date have occurred with respect to the subordinated notes.

THE PROPOSED AMENDMENTS

LNC is soliciting the consent of the holders of capital securities to eliminate various terms and conditions and other provisions under the capital securities indentures and capital securities. If the proposed amendments described below are adopted with respect to any series of capital securities, the amendments will apply to all capital securities of that series not validly tendered and accepted in the applicable exchange offer. Thereafter, all such capital securities will be governed by the relevant capital securities indenture as amended by the proposed amendments, which will have materially less restrictive terms and afford significantly reduced protections to the holders of those securities compared to those currently in the capital securities indentures. See “Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations—The proposed amendments to the capital securities indentures will afford reduced protection to remaining holders of capital securities.”

The descriptions below of the provisions of the capital securities indentures and capital securities to be eliminated or modified do not purport to be complete and are qualified in their entirety by reference to the capital securities indentures and the form of supplemental indenture that contains the proposed amendments in respect of the affected series of capital securities. For each series of capital securities, a copy of the form of supplemental indenture to the applicable capital securities indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. Holders of capital securities are encouraged to read the applicable supplemental indenture carefully and in its entirety as it contains information not included in this summary.

The proposed amendments constitute a single proposal with respect to the applicable series of capital securities, and a consenting holder must consent to the proposed amendments with respect to such series of capital securities in their entirety and may not consent selectively with respect to certain of the proposed amendments.

Pursuant to the capital securities indenture for each series of capital securities, the proposed amendments require the consent of the holders of not less than a majority in aggregate principal amount of the outstanding capital securities of such series affected by the supplemental indenture. Any capital securities held by LNC or any person directly or indirectly controlling or controlled or under direct or indirect common control with LNC are not considered to be “outstanding” for this purpose.

As of the date of this prospectus, the aggregate principal amount outstanding with respect to each series of capital securities is:

Series of Capital Securities	Principal Amount Outstanding
7.00% Capital Securities due 2066	$722,527,000
6.05% Capital Securities due 2067	$490,710,000

The valid tender of a holder’s capital securities will constitute the consent of the tendering holder to the proposed amendments in their entirety.

If the requisite consents from the holders of the outstanding capital securities with respect to any series of capital securities have been received on or prior to the expiration date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable, with respect to such series of capital securities, all of the sections or provisions listed below under the capital securities indenture for that series of capital securities will be deleted (or modified as indicated):

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Section 4.3 (“Trigger Events”) of each of the 2066 capital securities supplemental indenture and the 2067 capital securities supplemental indenture to delete the section in its entirety. The proposed amendments would remove “trigger events” from the terms of the capital securities. Trigger Events currently occur if LNC fails to meet certain capital adequacy or net income and shareholders’ equity levels. If a trigger event has occurred and is continuing as of the 30th day prior to an interest payment date, then the alternative coupon satisfaction mechanism described below would apply and LNC would not be permitted to pay interest on the capital securities from any other sources. Any interest that is accrued and unpaid during a period when a trigger event has occurred will continue to accrue and compound interest. While a trigger event is continuing, restrictions on payment by LNC of dividends, distributions, redemptions or repurchases of capital stock or debt securities ranking equally or junior to the capital securities will apply. The proposed amendments would eliminate the forgoing mechanics related to trigger events.

•

Section 6.3 (“Obligation to Effect Certain Sales of Qualifying Securities; Alternative Coupon Satisfaction Mechanism”) of each of the 2066 capital securities supplemental indenture and the 2067 capital securities supplemental indenture to delete the section in its entirety. The proposed amendments would remove the provisions of the capital securities indenture requiring LNC to use commercially reasonable efforts to effect sales of Qualifying Securities (as defined in “Comparison of Rights of Securityholders”) to satisfy its obligations to pay interest in full on the capital securities, which is referred to in the capital securities indenture as the “alternative coupon satisfaction mechanism”. The alternative coupon satisfaction mechanism would apply under the capital securities indenture if (i) LNC has optionally deferred interest payments otherwise due for a period of more than five consecutive years or (ii) a trigger event has occurred and is continuing as of the thirtieth day prior to an interest payment date.

•

Article XI (“Limitation on Claims”) of each of the 2066 capital securities supplemental indenture and the 2067 capital securities supplemental indenture to delete this article in its entirety. The proposed amendments would remove a limitation on holders of the capital securities in bankruptcy or during certain other insolvency events on certain claims for interest that is unpaid due to a Trigger Event and has not been settled through the application of the Alternative Coupon Satisfaction Mechanism (as defined in “Comparison of Rights of Securityholders”) to the extent that such interest exceeds 25% of the then outstanding principal amount of each holder’s capital securities in respect of which such interest was deferred.

•

Sections 4.1 (“Optional Deferral of Interest”), 4.2 (“Notices of Deferral and Trigger Period”), 5.1 (“Events of Default”) and 6.2 (“Certain Restrictions During Optional Deferral Periods or Following a Trigger Event”) of each of the 2066 capital securities supplemental indenture and the 2067 capital securities supplemental indenture to delete references to “trigger event” and “trigger period” and provisions related to the “alternative coupon satisfaction mechanism”.

Conforming Changes, etc. The proposed amendments would amend the capital securities indentures and capital securities to make certain conforming or other changes to the capital securities indentures and capital securities, including, but not limited to, modification or deletion of certain definitions and cross-references. By consenting to the proposed amendments to the applicable capital securities indenture, you will be deemed to have waived any default, event of default or other consequence under such indenture for failure to comply with the terms of the provisions identified above (whether before or after the date of the supplemental indenture effecting the amendments described above).

Effectiveness of Proposed Amendments

Assuming the requisite consents with respect to any series of capital securities have been received on or prior to the expiration date, the proposed amendments to the applicable capital securities indenture with respect to such series of capital securities will become effective on the settlement date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain material U.S. federal income tax consequences that may be relevant to U.S. holders and non-U.S. holders (each as defined below and collectively referred to as “holders”) with respect to the exchange of capital securities by such holders for subordinated notes pursuant to the exchange offers and consent solicitations and the adoption of the proposed amendments, but does not purport to be a complete analysis of all the potential tax considerations. This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” U.S. Treasury Regulations promulgated thereunder, which we refer to as “Treasury Regulations,” judicial opinions, published positions of the Internal Revenue Service, which we refer to as the “IRS,” and other applicable authorities, each as in effect as of the date hereof. These authorities are subject to differing interpretations and may change (possibly with retroactive effect), and any such change could affect the accuracy of the statements and conclusions set forth herein. We have not sought and will not seek any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion applies only to beneficial owners who hold capital securities after the settlement of the exchange offers or who acquire subordinated notes pursuant to the exchange offers and consent solicitations and hold or will hold any such capital securities and subordinated notes, in each case as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address tax consequences applicable to subsequent purchasers of the subordinated notes. In addition, this discussion does not address any tax consequences of the ownership or disposition of the subordinated notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or the Foreign Account Tax Compliance Act (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), and does not address any U.S. federal tax laws other than those pertaining to the income tax, nor does it address any foreign, state, or local tax consequences. This discussion assumes that all assumptions made, and positions described, in the offering documents (such as prospectus supplements) pursuant to which the capital securities were originally issued (as amended through the date hereof) and public filings discussing such capital securities are true, that there have been no modifications to the terms of any of the capital securities since their original issuance, that none of the capital securities or subordinated notes are or will be subject to the rules relating to contingent payment debt instruments and that the capital securities and subordinated notes are and will be treated as debt for U.S. federal income tax purposes.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their individual circumstances or status or the U.S. federal income tax consequences that may be relevant to holders subject to special rules under the U.S. federal income tax laws, such as banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, retirement plans, dealers or traders in securities or currencies, traders in securities that elect the mark-to-market method of accounting for their securities holdings, holders subject to the alternative minimum tax, U.S. holders whose “functional currency” is not the U.S. dollar, non-U.S. holders engaged in a U.S. trade or business to which income on capital securities or subordinated notes is effectively connected, holders required to accelerate the recognition of any item of gross income with respect to capital securities or subordinated notes as a result of such income being recognized on an “applicable financial statement,” entities treated as partnerships for U.S. federal income tax purposes or partners or members therein, controlled foreign corporations, passive foreign investment companies, U.S. holders holding capital securities or subordinated notes through non-U.S. brokers or other intermediaries, non-U.S. trusts and estates that have U.S. beneficiaries, individual retirement and other tax-deferred accounts, real estate investment trusts, pass-through entities, certain former citizens or long-term residents of the United States subject to U.S. federal income tax as expatriates, persons holding capital securities or subordinated notes through a “hybrid entity,” persons holding capital securities or subordinated notes as a hedge against currency risks, as a position in a “straddle” or as part of a “wash sale,” “hedging,” “conversion,” “constructive sale,” or other “integrated” transaction for tax purposes, holders directly or indirectly related to LNC, holders that actually or constructively own 10% or more of the total combined voting power of all classes of LNC’s voting stock within the meaning of the Code and the Treasury Regulations, or U.S. holders that elect to treat all interest as original issue discount (“OID”) for U.S. federal income tax purposes.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of capital securities or subordinated notes, the U.S. federal income tax treatment of a partner in the partnership or an equity interest owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership. Thus, persons who for U.S. federal income tax purposes are treated as partners in a partnership or equity interest owners of another entity treated as a partnership holding any capital securities or subordinated notes should consult their tax own advisors.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSIDERATIONS RELEVANT TO U.S. AND NON-U.S. HOLDERS RELATING TO THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS, THE OWNERSHIP AND DISPOSITION OF SUBORDINATED NOTES, AND THE PROPOSED AMENDMENTS. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS, THE OWNERSHIP AND DISPOSITION OF SUBORDINATED NOTES, AND THE PROPOSED AMENDMENTS, INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, AND FOREIGN INCOME, ESTATE AND OTHER TAX LAWS.

U.S. Holders

As used in this discussion, the term “U.S. holder” means a beneficial owner of capital securities or subordinated notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia (and certain non-U.S. entities taxed as U.S. corporations under specialized sections of the Code);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Treatment of the Exchange of Capital Securities for Subordinated Notes Pursuant to the Exchange Offers

The U.S. federal income tax treatment of the exchange by a U.S. holder of capital securities for subordinated notes pursuant to the exchange offers (the “exchange”) will generally depend on whether the exchange results in a “modification” of the terms of the capital securities that is “significant” within the meaning of applicable Treasury Regulations. For these purposes, a modification of the terms of a debt instrument generally is “significant ” if, based on all the facts and circumstances (and, subject to certain exceptions, taking into account all modifications collectively), the legal rights or obligations that are altered and the degree to which they are altered are economically significant.

A change in the priority of a debt instrument is a “significant modification” if it results in a change in payment expectations. A change in payment expectations occurs if there is a substantial enhancement of the obligor’s capacity to meet the payment obligation under a debt instrument and that capacity was primarily speculative prior to the modification and is adequate after the modification, or there is a substantial impairment of the obligor’s capacity to meet the payment obligations under a debt instrument and that capacity was adequate prior to the modification and is primarily speculative after the modification. It is anticipated that the change in priority of the subordinated notes relative to the capital securities will result in a “modification” of the terms of the capital securities, but not a modification that is, taken alone, “significant” within the meaning of applicable Treasury Regulations.

The Treasury Regulations also provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Treasury Regulations do not, however, define “customary accounting or financial covenants.” Accordingly, to the extent any modification to the capital securities resulting from the exchange is treated as a mere deletion or alteration of a customary accounting or financing covenant, or is not so treated, but the legal rights and obligations that are altered by such modification and the degree to which they are altered are not viewed as economically significant, such modification to the capital securities resulting from the exchange would not constitute a significant modification.

It is unclear whether, collectively, the modifications to the capital securities resulting from the exchange will result in a “significant modification.” Although the matter is not free from doubt, LNC intends to take the position that the exchange of capital securities for subordinated notes pursuant to the exchange offers will not constitute a “significant modification” of the capital securities for U.S. federal income tax purposes and, therefore, will not constitute a realization event for U.S. federal income tax purposes. The following discussion assumes that such treatment will be respected. If the exchange does not constitute a realization event for U.S. federal income tax purposes, a U.S. holder should not recognize any income, gain or loss solely as a result of the exchange, and such U.S. holder should continue to have the same tax basis and holding period with respect to the subordinated notes as such U.S. holder had in the capital securities immediately prior to the exchange.

There can be no assurance, however, that the IRS will not successfully challenge this position. If the IRS were to take the position that the exchange constitutes a “significant modification” of the capital securities for U.S. federal income tax purposes, and such position were sustained, the exchange would constitute a realization event for U.S. federal income tax purposes and, if the subordinated notes were treated as having OID, U.S. holders may be required to include amounts in income prior to their receipt of cash.

If the exchange were to constitute a realization event for U.S. federal income tax purposes, such exchange would be a taxable exchange for U.S. federal income tax purposes unless the exchange were to qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. In order for the exchange of capital securities for subordinated notes pursuant to the exchange offers to constitute a recapitalization for U.S. federal income tax purposes, the capital securities and the subordinated notes must both constitute “securities” for U.S. federal income tax purposes.

The term “securities” is not defined in the Code or in applicable Treasury Regulations and has not been clearly defined by judicial decisions. The classification of a debt instrument as a security is a determination based on all facts and circumstances, including, but not limited to, (i) the term of the debt instrument, (ii) whether or not the instrument is secured, (iii) the degree of subordination of the debt instrument, (iv) the ratio of debt to equity of the issuer, and (v) the riskiness of the business of the issuer. Most authorities have held that the term to maturity of a debt instrument is one of the most significant factors in determining whether it qualifies as a security. In this regard, debt instruments with a term of more than ten years generally have been treated as securities while debt instruments with a term of five years or less generally have not been treated as securities. Both prior to and after the exchange, the capital securities and the subordinated notes have a term of more than ten years. Although the matter is not free from doubt, if the exchange were to constitute a realization event for U.S. federal income tax purposes, LNC would expect to treat the capital securities and the subordinated notes as securities and to treat the exchange as a recapitalization for U.S. federal income tax purposes. However, no assurance can be given that the IRS would not challenge such treatment or that a court would not sustain such a challenge.

U.S. holders should consult their own tax advisors regarding the possibility that the exchange may result in a realization event for U.S. federal income tax purposes and any tax consequences resulting therefrom, including whether, in such event, the exchange would qualify as a recapitalization and whether the subordinated notes received in the exchange could have OID, market discount, or premium.

LNC has not obtained, nor does it intend to obtain, a ruling from the IRS with respect to any tax consequences of the exchange. U.S. holders are urged to consult their own tax advisors as to the treatment of the exchange in light of their own particular circumstances and as to the amount and character of any income, gain or loss that would be recognized by such U.S. holder in the event the exchange were to be a realization event for U.S. federal income tax purposes.

Treatment of Non-Participating U.S. Holders

If the proposed amendments become effective, the U.S. federal income tax treatment of a U.S. holder of capital securities that does not participate in the exchange offers (a “non-participating U.S. holder”) will depend upon whether the adoption of the proposed amendments results in a deemed exchange of such non-participating U.S. holder’s capital securities for “new” capital securities for U.S. federal income tax purposes. Generally, the modification of a debt instrument will result in a deemed exchange of the original debt instrument for a modified debt instrument if such modification is “significant” within the meaning of applicable Treasury Regulations. For these purposes, a modification of the terms of a debt instrument generally is significant if, based on all the facts and circumstances (and, subject to certain exceptions, taking into account all modifications collectively), the legal rights or obligations that are altered and the degree to which they are altered are economically significant.

The Treasury Regulations also provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Treasury Regulations do not, however, define “customary accounting or financial covenants.” Accordingly, if the proposed amendments are treated as mere deletions or alterations of customary accounting or financing covenants, or are not so treated, but the legal rights and obligations that are altered by the proposed amendments and the degree to which they are altered are not viewed as economically significant, adoption of the proposed amendments would not constitute a significant modification, and there would be no U.S. federal income tax consequences to non-participating U.S. holders. Although the issue is not free from doubt and LNC has not requested a ruling from the IRS, LNC intends to take the position that the effectiveness of the proposed amendments does not constitute a “significant modification” of the capital securities for U.S. federal income tax purposes. The IRS might take the position, however, that, with respect to non-participating U.S. holders, the effectiveness of the proposed amendments results in a deemed exchange of the non-tendered capital securities for “new” capital securities. If such a position were to be taken and sustained, the deemed exchange would be taxable to non-participating U.S. holders unless it were to qualify as a “recapitalization” for U.S. federal income tax purposes, and, if the “new” capital securities were treated as having OID, non-participating U.S. holders may be required to include amounts in income prior to their receipt of cash. Non-participating U.S. holders should consult their own tax advisors regarding the potential U.S. federal income tax consequences of a deemed exchange, including whether such deemed exchange would constitute a recapitalization.

Non-U.S. Holders

As used in this discussion, the term “non-U.S. holder” means a beneficial owner of capital securities or subordinated notes that is not, for U.S. federal income tax purposes, a U.S. holder as defined above, other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes.

Treatment of the Exchange of Capital Securities for Subordinated Notes Pursuant to the Exchange Offers

As discussed above under “—U.S. Holders—Treatment of the Exchange of Capital Securities for Subordinated Notes Pursuant to the Exchange Offers,” the U.S. federal income tax treatment of the exchange will generally depend on whether the exchange results in a “modification” of the terms of the capital securities that is “significant” within the meaning of applicable Treasury Regulations. Although the matter is not free from doubt, LNC intends to take the position that the exchange will not constitute a “significant modification” of the capital securities for U.S. federal income tax purposes and, therefore, will not constitute a realization event for U.S. federal income tax purposes. If the exchange does not constitute a realization event for U.S. federal income tax purposes, a non-U.S. holder should not recognize any income, gain or loss for U.S. federal income tax purposes solely as a result of the exchange, and such non-U.S. holder should continue to have the same tax basis and holding period with respect to the subordinated notes as such non-U.S. holders had in the capital securities immediately prior to the exchange.

There can be no assurance, however, that the IRS will not successfully challenge this position. If the IRS were to take the position that the exchange constitutes a “significant modification” of the capital securities for U.S. federal income tax purposes, and such position were sustained, the exchange would constitute a realization event for U.S. federal income tax purposes, and such exchange would be a taxable exchange for U.S. federal income tax purposes unless the exchange were to qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Non-U.S. holders should consult their own tax advisors regarding the possibility that the exchange may result in a realization event for U.S. federal income tax purposes and any tax consequences resulting therefrom, including whether, in such event, the exchange may qualify as a recapitalization.

Treatment of Non-Participating Non-U.S. Holders

If the proposed amendments become effective, the U.S. federal income tax treatment of a non-U.S. holder of capital securities that does not participate in the exchange offers (a “non-participating non-U.S. holder”) will depend on whether the effectiveness of the proposed amendments results in a deemed exchange of the capital securities for “new” capital securities. As described above under “U.S. Holders—Treatment of Non-Participating U.S. Holders,” LNC intends to take the position that the effectiveness of the proposed amendments does not result in a significant modification of the capital securities for U.S. federal income tax purposes. If the IRS were to successfully assert that a deemed exchange has occurred as a result of the effectiveness of the proposed amendments, a non-participating non-U.S. holder would not be subject to tax on any gain in respect of the deemed exchange unless (1) the non-participating non-U.S. holder were an individual who was present in the United States for a period or periods aggregating 183 days or more during the taxable year of the deemed exchange and certain other conditions were met or (2) such gain were effectively connected with such non-participating non-U.S. holder’s conduct of a trade or business within the United States (and, if required under an applicable income tax treaty, were attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by such non-participating non-U.S. holder in the United States). Furthermore, even if one of those exceptions applies, a non-participating non-U.S. holder would not recognize gain in respect of the deemed exchange if, as discussed above under “U.S. Holders—Treatment of Non-Participating U.S. Holders,” the deemed exchange constitutes a tax-free recapitalization for U.S. federal income tax purposes. Non-participating non-U.S. holders should consult their tax advisors regarding the tax treatment of the consequences of the effectiveness of the proposed amendments.

Benchmark Transition Event

The subordinated notes will accrue interest based on a benchmark. The benchmark will initially be the relevant 3-month LIBOR interest rate, although it may be changed following the occurrence of a benchmark transition event. It is anticipated that any such replacement of the benchmark following the occurrence of a benchmark transition event will not be a taxable event for holders of subordinated notes under applicable Treasury Regulations because the benchmark replacement (as defined in “Description of the Subordinated Notes—Interest”) will replace the then-current benchmark by operation of the terms of the subordinated notes, and all requisite decisions will be made unilaterally by LNC. Recently issued proposed Treasury Regulations (REG-118784-18) and Revenue Procedure 2020-44 provide additional guidance on the tax treatment of a replacement of the benchmark to facilitate the market’s transition from LIBOR rates. This guidance clarifies the treatment of certain debt instruments modified to replace LIBOR-based terms. Pursuant to the proposed Treasury Regulations, an alteration of the terms of the subordinated notes to replace the then-current benchmark with a “qualified rate” would not be treated as a modification and therefore would not result in a taxable exchange for holders of the subordinated notes. The benchmark replacement process for the subordinated notes is likely to result in a benchmark replacement that will constitute a “qualified rate.” Therefore, based on IRS guidance and the proposed Treasury Regulations, it is anticipated that the replacement of the relevant 3-month LIBOR interest rate in each subordinated note with the benchmark replacement, plus the margin applicable to each subordinated note, will not result in a “modification” of the terms of the subordinated notes within the meaning of applicable Treasury Regulations and therefore will not be a taxable event for holders of the subordinated notes. However, there can be no assurance that the benchmark replacement will be a “qualified rate” under the proposed Treasury Regulations or that the IRS or a court will agree with this position.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, Keogh plan or other retirement plan, account or arrangement, or a “plan,” to acquire (including the exchange of the capital securities for the subordinated notes) or to hold the subordinated notes should consider whether an investment in the subordinated notes would be consistent with the documents and instruments governing the plan and with its fiduciary duties, including satisfaction of applicable prudence and diversification requirements, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code, or under any other applicable federal, state, local or non-U.S. or other laws, rules or regulations that are similar to the provisions of ERISA or Section 4975 of the Code (“similar laws”).

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code, including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans (collectively, “plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan. Such parties in interest or disqualified persons could include, without limitation, LNC, or any of its affiliates. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA, loss of tax-exempt status and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to similar provisions under similar laws. The acquisition (including the exchange the capital securities for the subordinated notes) or the holding of the subordinated notes by or on behalf of a plan with respect to which LNC or any of its respective affiliates is or becomes a party in interest or a disqualified person may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless such transactions are exempted pursuant to an applicable exemption. Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the acquisition (including the exchange of the capital securities for subordinated notes) and holding of the subordinated notes. Those class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). There can be no assurance that any of these exemptions will be available with respect to transactions involving the subordinated notes.

Accordingly, the subordinated notes may not be acquired or held by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity or any person investing “plan assets” of any plan, unless such acquisition (including the exchange of the capital securities for the subordinated notes) and holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or there is some other basis on which the acquisition (including the exchange of the capital securities for the subordinated notes) and holding of the subordinated notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

Each acquiror or holder of the subordinated notes or any interest therein, and each person making the decision to acquire or hold the subordinated notes on behalf of any such acquiror or holder, will be deemed by its acquisition of the subordinated notes to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the acquiror or holder acquires its interest in the subordinated notes until the date of the disposition of its interest in the subordinated notes, either (i) such acquiror and holder is not acquiring (including exchanging the capital securities for the subordinated notes) or holding the subordinated notes with “plan assets” of any plan or the assets of any governmental plan, church plan or non-U.S. plan, or (ii) (A) its acquisition (including the exchange of the capital securities for the subordinated notes) and holding of the subordinated notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any similar laws, and (B) neither LNC nor any of its affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA or within the meaning of any similar laws) in connection with the acquisition (including the exchange of the capital securities for the subordinated notes) or holding of the subordinated notes and has not provided any advice concerning the acquisition (including the exchange of the capital securities for the subordinated notes) or holding of the subordinated notes.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering acquiring the subordinated notes on behalf of or with “plan assets” of any plan consult with their counsel regarding the relevant provisions of ERISA, the Code and any similar laws and the availability of exemptive relief under any of the PTCEs listed above or other applicable exemption or basis on which the acquisition or holding will not constitute a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or a violation of any applicable similar laws.

Each acquiror or holder of the subordinated notes has exclusive responsibility for ensuring that its acquisition (including the exchange of the capital securities for the subordinated notes), holding and subsequent disposition of the subordinated notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable similar laws. The offer to exchange capital securities for subordinated notes made to any plan is in no respect a representation by us or any of our affiliates or representatives that such an exchange and investment meets all relevant legal requirements with respect to transactions or investments by plans generally or any particular plan, or that such an exchange or investment is appropriate for plans generally or any particular plan.

NOTICES TO CERTAIN NON-U.S. HOLDERS

General

No action has been or will be taken in any non-U.S. jurisdiction that would permit a public offering of the subordinated notes or the possession, circulation or distribution of this prospectus or any material relating to us, the capital securities or the subordinated notes in any jurisdiction where action for that purpose is required. Accordingly, the subordinated notes offered in the exchange offers may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the exchange offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

This prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell either capital securities or subordinated notes in any jurisdiction in which, or to or from any person to or from whom it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus in certain jurisdictions (including, but not limited to, the European Economic Area, the United Kingdom, Japan and Switzerland) may be restricted by law. Persons into whose possession this prospectus comes are required by us, the dealer managers and the exchange agent to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the exchange offers to be made by a licensed broker or dealer and the dealer managers or any of their affiliates is a licensed broker or dealer in any such jurisdiction, such exchange offers shall be deemed to be made by such dealer manager or such affiliate (as the case may be) on our behalf in such jurisdiction.

Each holder of capital securities participating in the exchange offers will be deemed to give certain representations as set out in “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations—Procedures for Tendering and Consenting.” Any offer of capital securities for exchange pursuant to the exchange offers from a holder of capital securities that is unable to make these representations will not be accepted. Each of LNC and the exchange agent reserve the right, in their absolute discretion, to investigate, in relation to any offer of capital securities for exchange pursuant to the exchange offers, whether any such representation given by a holder of capital securities is correct and, if such investigation is undertaken and as a result LNC determines (for any reason) that such representation is not correct, such offer shall not be accepted.

Prohibition of Offers to EEA Retail Investors

No subordinated notes which are the subject of the offering contemplated by this prospectus may be offered or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of MiFID II;

(ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in the Prospectus Regulation; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes.

United Kingdom

No subordinated notes which are the subject of the offering contemplated by this prospectus may be offered or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA;

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA; and

(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the subordinated notes to be offered so as to enable an investor to decide to purchase or subscribe to the subordinated notes.

The communication of this prospectus and any other documents or materials relating to the subordinated notes has not been approved by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed onto, persons in the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply. The communication of this prospectus is only being made to those persons in the United Kingdom (i) falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Promotion Order), (ii) falling within Article 43 of the Financial Promotion Order (non-real time communication by or on behalf of a body corporate to creditors of that body corporate), (iii) who are high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order or (iv) to whom it may otherwise lawfully be communicated by virtue of an exemption to section 21(1) of the FSMA or otherwise in circumstances where it does not apply (all such persons together being referred to as “relevant persons”). The subordinated notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such subordinated notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Japan

The subordinated notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “financial instruments and exchange law”) and each dealer manager has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the financial instruments and exchange law and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the subordinated notes. The subordinated notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the subordinated notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the prospectus constitutes a prospectus or key information document (Basisinformationsblatt) pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the prospectus may be publicly distributed or otherwise made publicly available in Switzerland.

VALIDITY OF THE SUBORDINATED NOTES

Eric B. Wilmer, Esq., Assistant Vice President and Senior Counsel of LNC, will issue an opinion about certain matters relating to the law of the State of Indiana in connection with the exchange offers. The validity of the subordinated notes offered hereby will be passed upon for LNC by Wachtell, Lipton, Rosen & Katz and for the dealer managers by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of LNC appearing in the 2020 Form 10-K (including schedules appearing therein), and the effectiveness of LNC’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Offers to Exchange

Any and All Outstanding Capital Securities Specified Below

For an Equivalent Principal Amount of Subordinated Notes

and

Solicitation of Consents to Amend the Related Capital Securities Indentures

Capital Securities to be Exchanged	Aggregate Principal Amount Outstanding	Subordinated Notes to be Issued
7.00% Capital Securities due 2066	$722,527,000	Floating Rate Subordinated Notes due 2066
6.05% Capital Securities due 2067	$490,710,000	Floating Rate Subordinated Notes due 2067

PROSPECTUS

The Exchange Agent for the Exchange Offers and the Consent Solicitations is:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only): (212) 430-3775/3779 For Information or Confirmation by Telephone: (212) 430-3774	By Mail or Hand: 65 Broadway, Suite 404 New York, New York 10006 Attn: Corporate Actions

Any questions or requests for assistance may be directed to the dealer managers at the address and telephone numbers set forth below. Requests for additional copies of this prospectus may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offers and the consent solicitations.

The information agent for the exchange offers and the consent solicitations is:

Global Bondholder Services Corporation

65 Broadway, Suite 404

New York, New York 10006

Attn: Corporate Actions

Bank and Brokers Call Collect: (212) 430-3774

All Others, Please Call Toll-Free: (866) 924-2200

Email: contact@gbsc-usa.com

The Joint Lead Dealer Managers for the exchange offers and the consent solicitations are:

Credit Suisse Structuring Advisor 11 Madison Avenue New York, New York 10010 Attn: Liability Management Group Toll Free: (800) 820-1653 Collect: (212) 538-2147 E-mail: americas.lm@credit-suisse.com	HSBC 452 Fifth Avenue New York, New York 10018 Attn: Global Liability Management Group Toll Free: (888) HSBC-4LM Collect: (212) 525-5552 E-mail: lmamericas@us.hsbc.com
The Co-Dealer Managers for the exchange offers and the consent solicitations are:
J.P. Morgan	US Bancorp
Siebert Williams Shank